Exhibit 10.2

CREDIT AND SECURITY AGREEMENT

among

ULTRALIFE CORPORATION

SOUTHWEST ELECTRONIC ENERGY CORPORATION - AN ULTRALIFE COMPANY

CLB, INC.

EXCELL BATTERY CORPORATION USA

ELECTROCHEM SOLUTIONS, INC.

as Borrowers

THE LENDERS NAMED HEREIN

as Lenders

and

KEYBANK NATIONAL ASSOCIATION

as Administrative Agent, Swing Line Lender and Issuing Lender

KEYBANC CAPITAL MARKETS INC.

as Lead Arranger and Sole Book Runner

M&T BANK

as Joint Lead Arranger and Syndication Agent

dated as of

October 31, 2024

CREDIT AND SECURITY AGREEMENT

This CREDIT AND SECURITY AGREEMENT (as the same may from time to time be amended, restated, supplemented or otherwise modified, this “Agreement”) is made effective as of October 31, 2024, among ULTRALIFE CORPORATION, a Delaware corporation (“Ultralife”), SOUTHWEST ELECTRONIC ENERGY CORPORATION - AN ULTRALIFE COMPANY, a Texas corporation (“Southwest”), CLB, INC., a Texas corporation (“CLB”), EXCELL BATTERY CORPORATION USA, a Texas corporation (“Excell USA”), ELECTROCHEM SOLUTIONS, INC., a Massachusetts corporation (“Electrochem”), each other Person which may be added as a “Borrower” hereto, subsequent to the date hereof (collectively, together with Ultralife, Southwest, CLB, Excell USA and Electrochem, the “Borrowers”, and each individually, a “Borrower”), EXCELL BATTERY CANADA ULC, a British Columbia unlimited liability company (“Excell Canada”), ULTRALIFE EXCELL HOLDING CORP., a Delaware corporation (“UEHC”), ULTRALIFE CANADA HOLDING CORP., a Delaware corporation (“UCHC”), each other Person which may be added as a “Guarantor” hereto (collectively, together with Excell Canada, UEHC and UCHC, the “Guarantors”, and each individually, a “Guarantor”), the lending institutions from time to time party hereto (collectively, “Lenders”, and individually, “Lender”), and KEYBANK NATIONAL ASSOCIATION (“KeyBank”, and in its capacity as agent for the Lenders under this Agreement, “Agent”).

WITNESSETH:

WHEREAS, Borrowers, the other Credit Parties and the Lenders desire to contract for the establishment of credits in the aggregate principal amounts hereinafter set forth, to be made available to Borrowers upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, it is mutually agreed as follows:

ARTICLE I. DEFINITIONS AND GENERAL TERMS

SECTION 1.1    DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

“Acquisition” shall mean any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of any Person, or any business (as defined in SEC Regulation S-X Section 11.01(d)) of any Person, (b) the acquisition of in excess of 50% of the Capital Stock of any Person, or (c) the acquisition of another Person (other than a Credit Party) by a merger, amalgamation or consolidation or any other combination with such Person.

“Additional Commitment” shall have the meaning given to such term in Section 2.5(b) hereof.

“Additional Lender” shall mean an Eligible Assignee that shall become a Lender during the Commitment Increase Period pursuant to Section 2.5(b) hereof.

“Additional Lender Assumption Agreement” shall mean an additional lender assumption agreement, in form and substance satisfactory to Agent, wherein an Additional Lender shall become a Lender.

“Additional Lender Assumption Effective Date” shall mean that term as defined in Section 2.5(b) hereof.

“Adjusted Daily Simple SOFR ” shall mean with respect to a Daily Simple SOFR Loan, the greater of (a) Daily Simple SOFR and (b) the Floor.

“Adjusted Term SOFR ” shall mean for any Available Tenor and Interest Period with respect to a SOFR Loan, the greater of (a) Term SOFR for such Interest Period and (b) the Floor.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in a form supplied by Agent.

“Advantage” shall mean any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) received by any Lender in respect of the Debt, if such payment results in that Lender having less than its Pro Rata Share of the Applicable Debt then outstanding, than was the case immediately before such payment.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, with respect to a specified Person (a) an officer or directors of such Person, (b) another Person that directly or indirectly, controls or is controlled by or is under direct or indirect common control with the Person specified; and “control” (including the correlative meanings, the terms “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of (i) 15% or more of the Voting Power of such Person, or (ii) the power to direct or cause the direction of the management and policies of such specified Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that neither any Lender nor any of its Affiliates shall be deemed or construed to be an Affiliate of the Companies.

“Agent” shall have the meaning given to such term in the opening paragraph of this Agreement and shall include any successor agent appointed pursuant to the provisions of Article X hereto.

“Agent Fee Letter” shall mean the Agent Fee Letter among the Borrowers and the Agent, dated as of the Closing Date, as the same may from time to time be amended, restated or otherwise modified.

“Agent’s Report” shall have the meaning given to such term in Section 2.3(c) hereof.

“Aggregate Commitment Percentage” shall mean, for any Lender, as of any date, the percentage calculated by dividing (a) the aggregate, on such date, of (i) the Revolving Credit Commitments of such Lender, or if the Revolving Credit Commitments have expired or have been terminated or otherwise reduced to $0, then the amount outstanding under the Revolving Credit Notes of such Lender, plus (ii) the amount outstanding for such Lender under the Term Notes, by (b) the aggregate, on such date, of (i) the Revolving Credit Commitments of all Lenders, or if the Revolving Credit Commitments have expired or have been terminated or otherwise reduced to $0, then the amount outstanding under the Revolving Credit Notes of all Lenders, plus (ii) the amount outstanding for all Lenders under the Term Notes.

“Aggregate Term Loan Commitment Percentage” shall mean, for any Term Loan Lender, as of any date, the percentage calculated by dividing (a) the aggregate, on such date, of the amount outstanding for such Lender under the Term Notes, by (b) the aggregate, on such date, of the amount outstanding for all Lenders under the Term Notes.

“AML Legislation” shall have the meaning given to such term in Section 11.23 hereof.

“Anti-Terrorism Laws” shall mean any laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the laws comprising or implementing the Bank Secrecy Act, the laws administered by the United States Treasury Department’s Office of Foreign Asset Control, Canadian Anti-Money Laundering & Anti-Terrorism Legislation and Canadian Economic Sanctions and Export Control Laws (as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced).

“Applicable Commitment Percentage” shall mean, for each Lender, (a) with respect to the Revolving Credit Commitment, the percentage set forth opposite such Lender’s name under the column headed “Revolving Credit Commitment Percentage” as described in Schedule 1 hereto, and (b) with respect to the Term Loan Commitment, the percentage set forth opposite such Lender’s name under the column headed “Term Loan Commitment Percentage” as described in Schedule 1 hereto.

“Applicable Debt” at any time shall mean:

(a)         with respect to the Revolving Credit Commitment, collectively, (i) all Debt incurred by Borrowers to Agent or the Lenders pursuant to the Revolving Credit Commitment and includes the principal of, and accrued and unpaid interest on, the Revolving Credit Notes at such time, and (ii) each extension, renewal or refinancing thereof in whole or in part hereunder; and

(b)         with respect to the Term Loan Commitment, collectively, (i) all Debt incurred by Borrowers to Agent or the Lenders pursuant to the Term Loan Commitment and includes the principal of, and accrued and unpaid interest on, the Term Notes at such time, (ii) each extension, renewal or refinancing thereof in whole or in part hereunder, and (iii) any prepayment fees payable in connection with the Term Loan Commitment.

“Applicable Margin” shall mean:

(a)         for the period from the Closing Date until the Pricing Change Date (as hereinafter defined) related to the fiscal quarter ending March 31, 2025, (i) 250 basis points for SOFR Loans, (ii) 150 basis points for Base Rate Loans, and (iii) 30 basis points for the Unused Fee; and

(b)         commencing on the Pricing Change Date related to the fiscal quarter ending March 31, 2025, the number of basis points (depending upon whether Loans are SOFR Loans or Base Rate Loans, or the Unused Fee) set forth in the following matrix, based upon the result of the computation of the Consolidated Total Leverage Ratio as set forth in the Compliance Certificate for such fiscal period, shall be used to establish the number of basis points that will go into effect on such Pricing Change Date and thereafter, as set forth in each successive Compliance Certificate, as provided below:

Consolidated Total Leverage Ratio	Applicable Basis Points for SOFR Loans	Applicable Basis Points for Base Rate Loans	Applicable Basis Points for Unused Fee
Less than 1.50 to 1.00	200	100	20
Greater than or equal to 1.50 to 1.00 but less than 2.50 to 1.00	225	125	25
Greater than or equal to 2.50 to 1.00	250	150	30

Changes to the Applicable Margin (including the first change) shall be effective on the first Business Day of each month following the date upon which the Agent should have received, pursuant to Section 5.3(d) hereof, the Compliance Certificate for the most recently ended fiscal quarter (each a “Pricing Change Date”). The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of the Agent and the Lenders to charge the Default Rate, or the rights and remedies of the Agent and the Lenders pursuant to Articles VIII and IX hereof. Notwithstanding anything herein to the contrary, (i) during any period when Borrowers shall have failed to timely deliver the Consolidated financial statements pursuant to Section 5.3(b) hereof or the Compliance Certificate related thereto pursuant to Section 5.3(d) hereof, until such time as the appropriate Consolidated financial statements and Compliance Certificate are delivered, the Applicable Margin shall be the highest rate per annum indicated in the above pricing grid, regardless of the Consolidated Total Leverage Ratio at such time, and (ii) in the event that any financial information or certification provided to the Agent in the Compliance Certificate is shown to be inaccurate (regardless of whether this Agreement or the Commitment is in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Margin Period”) than the Applicable Margin applied for such Applicable Margin Period, then (A) the Borrowers shall immediately deliver to the Agent a corrected Compliance Certificate for such Applicable Margin Period, (B) the Applicable Margin shall be determined based on such corrected Compliance Certificate to the extent such change would have resulted in a higher rate during such period, and (C) the Borrowers shall immediately pay to the Agent the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Margin Period.

“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assigned Contracts” shall mean, collectively, all of each Credit Party’s rights and remedies under, and all moneys and claims for money due or to become due to any Credit Party under any contract with respect to any Acquisition to which any Credit Party is or becomes a party, and any and all amendments, supplements, extensions, and renewals thereof including all rights and claims of any Credit Party now or hereafter existing: (a) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with any of the foregoing agreements; (b) for any damages arising out of or for breach or default under or in connection with any of the foregoing contracts; (c) to all other amounts from time to time paid or payable under or in connection with any of the foregoing agreements; or (d) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

“Assignment Agreement” shall mean an assignment and assumption agreement entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.9 hereof), and accepted by Agent, in substantially the form of Exhibit D, or any other form approved by Agent.

“Attorney” shall have the meaning given to such term in Section 10.14 hereof.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their Affiliates (other than through liquidation, administration or other insolvency proceedings).

“Banking Services” shall mean each and any of the following bank services provided to any Credit Party by Agent or any Lender or any their respective affiliates: (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, returned items, overdrafts and interstate depository network services).

“Banking Services Obligations” shall mean any and all obligations of any one or more of the Credit Parties to Agent or any Lender or any their respective affiliates, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Base Rate” shall mean, for any day, a fluctuating rate per annum equal to the highest of (i) the Federal Funds Effective Rate in effect on such day plus 0.50%, (ii) the rate of interest in effect for such day as established from time to time by the Agent as its “prime rate”, whether or not publicly announced, which interest rate may or may not be the lowest rate charged by it for commercial loans or other extensions of credit, (iii) Adjusted Term SOFR for a one month tenor in effect on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%. Any change in the Base Rate due to a change in the prime rate, the Federal Funds Effective Rate or Adjusted Term SOFR shall be effective from and including the effective date of such change in the prime rate, the Federal Funds Effective Rate or Adjusted Term SOFR, respectively.

“Base Rate Loan” shall mean each Loan bearing interest at a rate based upon the Base Rate.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“BIA” shall mean, the Bankruptcy and Insolvency Act (Canada) (or any successor statute) as amended from time to time, and includes all regulations thereunder.

“Blocked Person” shall have the meaning given to such term in Section 7.26 hereof.

“Borrower” and “Borrowers” shall have the meaning given to such terms in the opening paragraph of this Agreement.

“Borrowing Agent” shall mean Ultralife.

“Borrowing Base” shall mean an amount not in excess of the sum of the following: (a) eighty-five percent (85%) of the amount due and owing on Eligible Accounts, plus (b) the lesser of (i) fifty percent (50%) of the cost or market value (whichever is lower) of Eligible Inventory, or (ii) $12,750,000, minus (c) such reserves as Agent shall deem necessary in its Permitted Discretion, including, without limitation, the Canadian Priority Payable Reserve. The Agent may, in its Permitted Discretion, increase or reduce the advance rates and the limit set forth above, adjust reserves or reduce one or more of the other elements used in computing the Borrowing Base.

“Borrowing Base Certificate” shall mean a certificate, substantially in the form of the attached Exhibit E.

“Business Day” shall mean (i) a day of the year on which banks are not required or authorized to close in New York, NY and (ii) with respect to any matters relating to SOFR Loans, a SOFR Business Day.

“Canada” means the country of Canada and any province or territory thereof, as the context requires.

“Canadian Anti-Money Laundering & Anti-Terrorism Legislation” shall mean the Criminal Code, R.S.C. 1985, c. C-46, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act, S.C. 2000, c. 17 and the United Nations Act, R.S.C. 1985, c. U-2 or any similar Canadian legislation, together with all rules, regulations and interpretations thereunder or related thereto including, without limitation, the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism and the United Nations Al-Qaida and Taliban Regulations promulgated under the United Nations Act.

“Canadian Blocked Person” shall mean any Person that is a “designated person”, “politically exposed person” or “terrorist group” as described in any Canadian Economic Sanctions and Export Control Laws.

“Canadian Defined Benefit Plan” shall mean a Canadian Pension Plan for the purposes of any applicable pension benefits standards statute or regulation in Canada, which contains a “defined benefit provision” as defined in subsection 147.1(1) of the Income Tax Act (Canada).

“Canadian Dollars” shall mean the dollars in the lawful currency of Canada.

“Canadian Economic Sanctions and Export Control Laws” shall mean any Canadian laws, regulations or orders governing transactions in controlled goods or technologies or dealings with countries, entities, organizations, or individuals subject to economic sanctions and similar measures, including the Special Economic Measures Act (Canada), the United Nations Act (Canada), the Freezing Assets of Corrupt Foreign Officials Act (Canada), Part II.1 of the Criminal Code (Canada) and the Export and Import Permits Act (Canada), and any related regulations.

“Canadian Guarantee” shall mean, collectively, (a) the Guaranty of Payment, and (b) a guarantee dated as of the Closing Date, governed by the laws of the Province of British Columbia made by Excell Canada in favor of the Agent, as same may be amended, restated, supplemented or otherwise modified from time to time.

“Canadian Guarantor” means Excell Canada and any other Canadian Subsidiary which becomes a Guarantor of Payment.

“Canadian Pension Event” shall mean (a) the whole or partial withdrawal of a Canadian Guarantor or another Credit Party from a Canadian Pension Plan during a plan year; or (b) the filing of a notice of intent to terminate in whole or in part a Canadian Pension Plan or the treatment of a Canadian Pension Plan amendment as a termination or partial termination; or (c) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer a Canadian Pension Plan; or (d) any other event or condition which might constitute grounds for the termination of, winding up or partial termination of winding up or the appointment of trustee to administer, any Canadian Pension Plan.

“Canadian Pension Plan” shall mean a pension plan that is covered by the applicable pension standards laws of any jurisdiction in Canada including the Pension Benefits Act (Ontario) and the Income Tax Act (Canada) and that is either (a) maintained or sponsored by Excell Canada or any other Canadian Subsidiary for employees or (b) maintained pursuant to a collective bargaining agreement, or other arrangement under which more than one employer makes contributions and to which Excell Canada or any other Canadian Subsidiary is making or accruing an obligation to make contributions or has within the preceding five years made or accrued such contributions.

“Canadian Priority Payable Reserve” shall mean the reserves established in the good faith credit discretion of the Agent for amounts secured by any Liens, choate or inchoate, which rank or are capable of ranking in priority to the Agent’s Liens and/or for amounts which may represent costs relating to the enforcement of the Agent’s Liens including, without limitation, in the good faith credit discretion of the Agent, any such amounts due and not paid for wages, salaries, commission or compensation, including vacation pay; (including, as provided for, under the Wage Earners Protection Program Act (Canada)), amounts due and not paid under any legislation relating to workers’ compensation or to employment insurance, all amounts deducted or withheld and not paid and remitted when due under the Income Tax Act (Canada), amounts currently or past due and not paid for realty, municipal or similar taxes, any and all unfunded wind-up or solvency deficiency amounts under, and all amounts currently or past due and not contributed, remitted or paid to or under any Canadian Pension Plans or under the Canada Pension Plan, the Pension Benefits Standards Act (British Columbia) or any similar legislation.

“Canadian Security Agreement” shall mean that certain Canadian Security Agreement, dated as of the Closing Date, among Excell Canada and the Agent, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Canadian Subsidiary” shall mean any Subsidiary that is incorporated or formed under the laws of Canada or any province or territory thereof.

“Capital Distribution” shall mean a payment made, liability incurred or other consideration given for the purchase, acquisition, redemption or retirement of any Capital Stock of any Company or as a dividend, return of capital or other distribution (other than any stock dividend, stock split or other equity distribution payable only in Capital Stock of the Company in question) in respect of any Company’s Capital Stock.

“Capital Expenditures” shall mean, for any Person and for any period, the aggregate amount of all expenditures made, directly or indirectly, by such Person and its Consolidated Subsidiaries during such period which should be capitalized in accordance with GAAP and, without duplication, the principal portion of Capital Lease Obligations paid by such Person and its Consolidated Subsidiaries during such period.

“Capital Lease” shall mean, as applied to any Person, any lease of (or any other agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of such person.

“Capital Lease Obligation” shall mean with respect to any Capital Lease, the amount of the obligation of the lessee thereunder which would, in accordance with GAAP, appear on a balance sheet of such lessee (or the notes thereto) in respect of such Capital Lease and, for purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock” shall mean, with respect to any Person, any and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, member interests, participation or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act), including in each case all of the following rights relating to such Equity Interests, whether arising under the Organizational Documents of the Person issuing such Capital Stock (the “issuer”) or under the applicable laws of such issuer’s jurisdiction of organization relating to the formation, existence and governance of corporations, limited liability companies or partnerships or business trusts or other legal entities, as the case may be: (i) all economic rights (including all rights to receive dividends and distributions) relating to such Capital Stock; (ii) all voting rights and rights to consent to any particular action(s) by the applicable issuer; (iii) all management rights with respect to such Issuer; (iv) in the case of any Capital Stock consisting of a general partner interest in a partnership, all powers and rights as a general partner with respect to the management, operations and control of the business and affairs of the applicable issuer; (v) in the case of any Capital Stock consisting of the membership/limited liability company interests of a managing member in a limited liability company, all powers and rights as a managing member with respect to the management, operations and control of the business and affairs of the applicable issuer; (vi) all rights to designate or appoint or vote for or remove any officers, directors, manager(s), general partner(s) or managing member(s) of such issuer and/or any members of any board of members/managers/partners/directors that may at any time have any rights to manage and direct the business and affairs of the applicable issuer under its Organizational Documents as in effect from time to time or under applicable law; (vii) all rights to amend the Organizational Documents of such issuer, (viii) in the case of any Capital Stock in a partnership or limited liability company, the status of the holder of such Capital Stock as a “partner”, general or limited, or “member” (as applicable) under the applicable Organizational Documents and/or applicable law; and (ix) all certificates evidencing such Capital Stock.

“Cash Collateral Account” shall mean a commercial Deposit Account designated as a “cash collateral account” and maintained by a Credit Party with Agent or its designee, without liability by Agent or the Lenders to pay interest thereon, from which account Agent shall have the exclusive right to withdraw funds until all of the Secured Debt is paid in full.

“Cash Collateralize” means to pledge and deposit with or deliver to the Agent, for the benefit of the Issuing Lender or one or more Lenders, as collateral for the Letter of Credit Exposure or obligations of Lenders to fund participations in respect of the Letter of Credit Exposure, cash or deposit account balances or, if the Agent and the Issuing Lender shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Agent and the Issuing Lender. “Cash Collateral” shall have a meaning analogous to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” shall mean (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than nine (9) months from the date of acquisition, (b) certificates of deposit with maturities of six (6) months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six (6) months and overnight bank deposits, in each case with any Lender that is a domestic commercial bank having capital and surplus in excess of $100,000,000 or any other domestic commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clauses (a) and (b) entered into with any financial institution meeting the qualifications specified in clause (b) above, (d) commercial paper issued by any Lender or the parent corporation of any Lender, and commercial paper rated A-1 or the equivalent thereof by Standard & Poor’s or P-1 or the equivalent thereof by Moody’s and in each case maturing within six (6) months after the date of acquisition, (e) money market accounts or funds containing only assets of types described in clauses (a) through (d) above.

“Change in Control” shall mean: (a) with respect to any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the Closing Date) holding in excess of ten percent (10%) of the voting Capital Stock of Ultralife as of the Closing Date (based upon Exchange Act filings of beneficial ownership with the SEC), the acquisition of ownership, directly or indirectly, beneficially or of record, by such Person or group, of Capital Stock of Ultralife representing more than 49% of the aggregate ordinary voting power represented by the issued and outstanding voting Capital Stock of Ultralife; (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any other Person or group (within the meaning of the Exchange Act and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of Capital Stock of Ultralife representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding voting Capital Stock of Ultralife; (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of Ultralife or any of its Subsidiaries by Persons who were neither (i) nominated by the board of directors of Ultralife or any of its Subsidiaries nor (ii) appointed by directors so nominated; (d) any merger, consolidation or sale of substantially all of the property or assets of any Borrower (except as permitted by Section 5.12 hereof); (e) Ultralife ceasing to directly own and control 100% of each class of the outstanding Capital Stock of Southwest, UEHC or Electrochem; (f) Southwest ceasing to directly own and control 100% of each class of the outstanding Capital Stock of CLB; (g) UEHC ceasing to directly own and control 100% of each class of the outstanding Capital Stock of UCHC or Excell USA; or (h) UCHC ceasing to directly own and control 100% of each class of the outstanding Capital Stock of Excell Canada.

“CLB” shall have the meaning given to such term in the opening paragraph of this Agreement.

“Closing Date” shall mean the effective date of this Agreement.

“Closing Fee Letter” means the Closing Fee Letter among the Borrowers and the Agent, dated as of the Closing Date, as the same may from time to time be amended, restated or otherwise modified.

“Code” shall mean the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

“Collateral” shall have the meaning ascribed thereto in Section 6.1.

“Commitment” shall mean the obligation hereunder of each Lender, as set forth on Schedule 1, to make Loans pursuant to the Revolving Credit Commitment and/or the Term Loan Commitment, and in the case of Revolving Loan Lenders, to participate in Swing Loans and the issuance of Letters of Credit, in each case, up to the Maximum Amount for such Lender, as such amounts may be reduced or adjusted pursuant to the terms hereof.

“Commitment Increase Period” shall have the meaning given to such term in Section 2.5(b) hereof.

“Commitment Period” shall mean the period from the Closing Date until October 31, 2029, or such earlier date on which the Commitment shall have been terminated pursuant to Article IX hereof.

“Commodity Account” shall mean an account maintained by a commodity intermediary in which a commodity contract is carried for a commodity customer, including a “futures account” (as defined in the PPSA).

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” shall mean any Borrower or any Subsidiary.

“Companies” shall mean all Borrowers and all Subsidiaries.

“Compliance Authority” shall mean each and all of the (a) U.S. Treasury Department/Office of Foreign Assets Control, (b) U.S. Treasury Department/Financial Crimes Enforcement Network, (c) U.S. State Department/Directorate of Defense Trade Controls, (d) U.S. Commerce Department/Bureau of Industry and Security, (e) the U.S. Internal Revenue Service, (f) the U.S. Justice Department, (g) the SEC, and (h) the federal government of Canada.

“Compliance Certificate” shall mean a certificate, substantially in the form of the attached Exhibit C.

“Consolidated” shall mean the resultant consolidation of the financial statements of Ultralife and its Subsidiaries in accordance with GAAP, including principles of consolidation consistent with those applied in preparation of the consolidated financial statements referred to in Section 7.17 hereof.

“Consolidated Depreciation and Amortization Expense” shall mean, for any Person and for any period, the Consolidated depreciation and amortization expense of such Person and its Consolidated Subsidiaries for such period, determined in accordance with GAAP.

“Consolidated EBITDA” shall mean, for any Person and for any period of determination, without duplication, such Person’s Consolidated Net Income for such period increased, to the extent deducted in the calculation of Consolidated Net Income, by the sum of such Person’s:

(i)         Consolidated Interest Expense, plus

(ii)         Consolidated Income Tax Expense, plus

(iii)         Consolidated Depreciation and Amortization Expense, plus

(iv)         non-cash stock compensation expenses, plus

(v)         other one-time nonrecurring items or losses which are factually supported and are acceptable to Agent in its reasonable discretion in an aggregate amount not to exceed the greater of (A) $2,000,000, and (B) 10% of Consolidated EBITDA for such period (calculated after giving effect to such add-back), plus

(vi)         transaction fees, expenses and costs of the Borrowers in connection with (A) the Electrochem Acquisition, and (B) the consummation of the Loan Documents, in the aggregate for all such addbacks permitted pursuant to this subpart (vi) in an amount not to exceed $3,500,000, plus

(vii)         charges, costs, losses, expenses or reserves incurred or established in connection with the Electrochem Acquisition prior to the Fiscal Year ending December 31, 2025 related to: (A) restructuring, severance, relocation, consolidation or integration, (B) business or facilities (including greenfield facilities) start-up, opening, transition, consolidation, relocation, shut-down and closing and (C) the amount of management, consulting, and advisory fees paid to non-Affiliates in connection with strategic initiatives, in each case in an aggregate amount not to exceed $1,500,000, plus

(viii) reasonable and documented transaction fees, expenses and costs of the Borrowers incurred in connection with (A) Acquisitions permitted hereunder (other than the Electrochem Acquisition), and (B) investments permitted hereunder, in the aggregate for all such addbacks permitted pursuant to this subpart (viii) in an amount not to exceed $1,000,000, minus

(ix)         extraordinary, unusual and one-time nonrecurring income or gains. For purposes of this definition, each reference to Person shall be deemed to include such Person and its Subsidiaries on a Consolidated basis.

Notwithstanding anything in this definition to the contrary:

(a)         Consolidated EBITDA for the fiscal quarters of Borrowers ended March 31, 2024 through and including September 30, 2024 shall include Consolidated EBITDA attributable to Electrochem as set forth below.

March 31, 2024	$988,850.15
June 30, 2024	$1,122,664.25
September 30, 2024	$1,403,057.30

(b)         Consolidated EBITDA for the fiscal quarters of Borrowers (exclusive of Consolidated EBITDA attributable to Electrochem) ended March 31, 2024 through and including June 30, 2024 shall be deemed to be as set forth below. For the avoidance of doubt, Consolidated EBITDA of Borrowers (exclusive of Consolidated EBITDA attributable to Electrochem) for the fiscal quarter of Borrowers ended September 30, 2024 shall be determined based upon the quarterly financial statements to be delivered to Lenders pursuant to Section 5.3(b) hereof.

March 31, 2024	$5,242,837.00
June 30, 2024	$5,415,398.60

“Consolidated Fixed Charge Coverage Ratio” shall mean, for any Person and for any period, the ratio of (a) Consolidated EBITDA, to (b) Consolidated Fixed Charges.

“Consolidated Fixed Charges” shall mean, for any period, on a Consolidated basis and in accordance with GAAP, the sum, without duplications, of (a) any payment on the principal portion of Indebtedness of the Companies (other than optional prepayments of the Revolving Loans) which is paid or required to be paid in cash for such period, (b) the current maturities of Capital Leases, (c) Consolidated Interest Expense paid or required to be paid in cash for such period, (d) Unfunded Capital Expenditures, (e) Capital Distributions by Ultralife to the extent permitted under this Agreement (to the extent paid in cash), and (f) Consolidated Income Tax Expense for such period (to the extent paid in cash); provided that, notwithstanding the foregoing, subparts (a) and (c) of the definition of Consolidated Fixed Charges (the “Annualized Fixed Charges”) shall be calculated as follows for the following periods: (i) for the fiscal quarter of Borrowers ending on March 31, 2025, the Annualized Fixed Charges for such quarter multiplied by four, (ii) for the fiscal quarter of Borrowers ending on June 30, 2025, the Annualized Fixed Charges for the most recently completed two fiscal quarters multiplied by two, and (iii) for the fiscal quarter of Borrowers ending on September 30, 2025, the Annualized Fixed Charges for the most recently completed three fiscal quarters multiplied by one and one-third.

“Consolidated Income Tax Expense” shall mean, for any Person and for any period, on a Consolidated basis, the aggregate of all Federal, state, local and foreign taxes, based upon income and franchise tax expense of such Person and its Consolidated Subsidiaries for such period, determined in accordance with GAAP.

“Consolidated Interest Expense” shall mean, for any Person and for any period, on a Consolidated basis, the aggregate amount of interest expense (including the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting and amortization of original issue discount) and all but the principal component of rentals in respect of Capital Leases, paid, accrued and/or scheduled to be paid or accrued by such Person and its Consolidated Subsidiaries during such period (including, without limitation, any payment-in-kind interest accrued during such period), all determined in accordance with GAAP. For purposes of this definition, interest on a Capital Lease will be deemed to accrue at an interest rate reasonably determined in accordance with GAAP.

“Consolidated Net Income” shall mean, for any Person and for any period, on a Consolidated basis, the net income (loss) of such Person and its Consolidated Subsidiaries for such period, determined in accordance with GAAP, provided that: (a) all non-cash gains and all losses realized by such Person and its Consolidated Subsidiaries upon the sale or other disposition (including, without limitation, pursuant to sale and leaseback transactions) of property or assets which are not sold or otherwise disposed of in the ordinary course of business, or pursuant to the sale of any capital stock of such person or any Subsidiary, shall be excluded, (b) all non-cash items of gain or loss which are properly classified as extraordinary in accordance with GAAP shall be excluded, (c) all items which are properly classified in accordance with GAAP as cumulative effects of accounting changes shall be excluded, and (d) net income (loss) of any Person which is not a Subsidiary of such Person and which is Consolidated with such Person or is accounted for by such Person by the equity method of accounting shall be included in the calculation of Consolidated Net Income hereunder only to the extent of the amount of dividends or distributions paid to such Person.

“Consolidated Net Worth” shall mean, for any Person at any date, as determined on a Consolidated basis and in accordance with GAAP, (a) the net book value (after deducting all applicable reserves and excluding any re appraisal or write up of assets) of the assets (other than patents, goodwill, treasury stock and other intangibles) of such Person on such date, minus (b) the total of all items of Indebtedness or liability (other than deferred tax liabilities relating to goodwill and other intangibles) that, in accordance with GAAP, would be included in determining total liabilities on the liability side of the balance sheet as of the date of determination for such Person on such date.

“Consolidated Total Leverage Ratio” shall mean, for any Person and as of any measurement date, the ratio of (a) all Total Funded Debt of such Person and its Consolidated Subsidiaries on such date, to (b) the Consolidated EBITDA of such Person and its Consolidated Subsidiaries for the preceding four consecutive Fiscal Quarters ending on such measurement date.

“Controlled Group” shall mean a Company and each “person” (as therein defined) required to be aggregated with a Company under Code Sections 414(b), (c), (m) or (o).

“Copyright” shall mean any copyright, any copyrightable work, any registration or recording of any copyright or copyrightable work, and any application in connection with any copyright or copyrightable work, including, without limitation, any such registration, recording, or application in the United States Copyright Office, Canadian Intellectual Property Office or in any similar office or agency of the United States, Canada, any State or province or territory thereof, or any other country or political subdivision of such other country, and any renewal of any of the foregoing.

“Copyright License” shall mean any agreement granting any right in any Copyright, as the same may from time to time be amended, restated or otherwise modified.

“Covered Entity” means any of the following:

(i)         a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b)

(ii)        a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)       a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” shall have the meaning given to such term in Section 11.26(a) hereof.

“Credit Party” shall mean any Borrower, any Guarantor of Payment or any other Person that shall join as a Credit Party hereunder pursuant to the terms of Section 5.22 hereof.

“Credit Parties” shall mean all Borrowers, all Guarantors of Payment and all other Persons that join as a Credit Party hereunder pursuant to the terms of Section 5.22 hereof.

“Daily Simple SOFR” shall mean, for any day, an interest rate per annum, reset on each SOFR Business Day (rounded upwards in accordance with the Agent’s customary practices, unless a Hedge Agreement with the Agent as the counterparty is in effect with respect to the Loans), equal to SOFR for the day that is five (5) SOFR Business Days prior to such day, published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding SOFR Business Day. If by 5:00 pm (New York City time) on the second (2nd) SOFR Business Day immediately following any day on which SOFR is to be reset, SOFR for such day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SOFR has not occurred, then SOFR for such day will be SOFR as published in respect of the first preceding SOFR Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than ten (10) consecutive SOFR Business Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrowers.

“Daily Simple SOFR Loan” means each Loan bearing interest at a rate based upon Adjusted Daily Simple SOFR.

“Debt” shall mean, collectively, (a) all Indebtedness incurred by any Borrower to Agent, the Swing Line Lender, the Issuing Lender, or any Lender pursuant to this Agreement and the Loan Documents and includes the principal of and interest on all Loans and includes any Erroneous Payment Subrogation Rights; (b) each extension, renewal or refinancing thereof in whole or in part; (c) the commitment and other fees and any prepayment fees payable hereunder; (d) all Related Expenses; and (e) all other obligations of the Credit Parties under this Agreement and the Loan Documents.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States, the BIA, the Companies' Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act (Canada) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States, Canada or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally (including the provisions of any applicable corporate laws pursuant to which proceedings seeking a compromise or arrangement of, or stay of proceedings to enforce, some or all of the debts of any Person subject to such laws may be instituted).

“Default” shall mean an event or condition that, with the lapse of any applicable grace period or the giving of notice or both would constitute, an Event of Default and which has not been waived by the Required Lenders (or all of the Lenders if required by Section 11.3) in writing or fully corrected prior to becoming an actual Event of Default.

“Default Rate” shall mean (a) with respect to any Loan or other Secured Debt for which a rate is specified, a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto, and (b) with respect to any other amount, if no rate is specified or available, a rate per annum equal to two percent (2%) in excess of the Derived Base Rate from time to time in effect.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 11.10(b) hereof, any Lender who: (a) has failed, within one Business Day of the date required to be funded or paid, to (i) fund any portion of its portion of any incurrence of Loans, (ii) if applicable, fund any portion of its participation in Letters of Credit and Swing Line or (iii) pay over to Agent, any Issuing Lender, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including a particular Default or Event of Default, if any) has not been satisfied; (b) has notified Borrowers or Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including a particular Default or Event of Default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit; (c) has failed, within one Business Day after request by Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and, if applicable, participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon Agent’s receipt of such certification in form and substance satisfactory to Agent; (d) ) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; or (e) has failed at any time to comply with the provisions of Section 9.5 with respect to purchasing participations from the other Lenders, whereby such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders.

“Derived Base Rate” means a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) for Base Rate Loans plus the Base Rate.

“Derived Daily Simple SOFR Rate” means a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) for SOFR Loans plus Adjusted Daily Simple SOFR.

“Derived Term SOFR Rate” means a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) for SOFR Loans plus Adjusted Term SOFR for the applicable Interest Period therefor.

“Designated Lender” means (a) a Lender; (b) any commercial bank organized under the laws of the United States or any State, having been consented to by the Required Lenders and Agent, and having total assets in excess of $3,000,000,000 and a reported unimpaired capital and surplus of at least $150,000,000, (c) any savings and loan association or savings bank organized under the laws of the United States or any State, having been consented to by the Required Lenders and Agent, and having total assets in excess of $3,000,000,000 and a reported unimpaired capital and surplus of at least $150,000,000, and (d) any finance company or other financial institution (other than any described in the immediately preceding clauses (b) or (c)) organized under the laws of the United States or any State and engaged in making commercial loans in the ordinary course of its business, having been consented to by the Required Lenders and Agent, and having total assets in excess of $3,000,000,000 and a reported unimpaired capital and surplus of at least $150,000,000.

“Dodd-Frank Act” means the Dodd–Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111-203, H.R. 4173) signed into law on July 21, 2010, as amended from time to time.

“Dollars” and the sign “$” shall mean the lawful money of the United States of America.

“Dollar Equivalent” means for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in Canadian Dollars, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with Canadian Dollars last provided (either by publication or otherwise provided to the Agent) by the applicable Thompson Reuters Corp. (“Reuters”) source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with Canadian Dollars, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Agent using any method of determination it deems appropriate in its sole discretion) (the rate of exchange set forth in this clause (b), the “Spot Rate” and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Agent using any method of determination it deems appropriate in its sole discretion.

“Domestic Subsidiary” shall mean any Subsidiary that is not a Foreign Person, provided that “Domestic Subsidiary” shall include any Canadian Subsidiary.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electrochem” shall have the meaning given to such terms in the opening paragraph of this Agreement.

“Electrochem Acquisition” shall mean the acquisition by Ultralife of all of the Capital Stock of Electrochem from Greatbatch Ltd., a New York corporation pursuant to the terms of the Electrochem Acquisition Documents.

“Electrochem Acquisition Agreements” shall mean that certain Stock Purchase Agreement dated as of September 27, 2024, between Ultralife, as buyer, and Greatbatch Ltd., a New York corporation, as seller, together with all exhibits and schedules thereto, as the same may be amended, modified, supplemented or restated from time to time.

“Electrochem Acquisition Documents” shall mean the Electrochem Acquisition Agreements and all other material agreements and documents heretofore, now or hereafter executed, delivered, or otherwise authenticated in connection with or related to the Electrochem Acquisition Agreements, in each case as any of the foregoing may be amended, restated or otherwise modified from time to time.

“Eligible Accounts” shall mean all Accounts of a Credit Party and payable to a Credit Party in Dollars or Excell Canada in Dollars or Canadian Dollars other than:

(a)         Accounts that do not arise out of sales of goods (that have been shipped) or rendering of services (fully completed) in the ordinary course of such Credit Party’s business;

(b)         Accounts on terms other than those normal or customary in such Credit Party’s business;

(c)         Accounts owing from any Person that is an Affiliate, employee or shareholder of any Company;

(d)         Accounts more than (i) ninety (90) days past original invoice date according to the original terms of sale or (ii) sixty (60) days past original due date;

(e)         Accounts owing from any Person from which an aggregate Dollar Equivalent amount of more than 50% of the Accounts owing are ineligible under clause (d) above;

(f)         Accounts with respect to which there (i) is any disputed liability for such Account or (ii) is any claim, counterclaim, credit, allowance, discount, rebate, adjustment, demand or liability, whether by action, suit, counterclaim or otherwise;

(g)         Accounts owing from any Person that has taken or is the subject of (or where any Credit Party has received a notice or has any knowledge of) any action or proceeding (whether impending or actual) of a type described in Section 8.11 hereof;

(h)         Accounts (i) owing from any Person that is also a supplier to or creditor of any Credit Party to the extent of the amount owing to such supplier or creditor by any Credit Party or (ii) representing any manufacturer’s or supplier’s credits, discounts, incentive plans or similar arrangements entitling any Credit Party to discounts on future purchases therefrom;

(i)         Accounts subject to assignment, pledge, claim, mortgage, hypothecation, lien or security interest of any type except granted to or in favor of Agent;

(j)         Accounts arising out of sales to any Account Debtor located outside the United States or a province or territory of Canada that has not adopted the PPSA (a “Prohibited Foreign Customer”), unless (x) the sale is on letter of credit, guaranty or acceptance terms or is subject to credit insurance, in each case acceptable to Agent in its Permitted Discretion, or (y) such Accounts are owing from certain Prohibited Foreign Customers acceptable to Agent in its sole and absolute discretion (which shall not in any event include Actia Nordic AB (Serbia) or PT Multikreasindo (Iraq) or any Account Debtor located in a Sanctioned Country) in an aggregate amount not to exceed fifteen percent (15%) of the Maximum Revolving Amount;

(k)         Accounts arising out of sales on a bill and hold, guaranteed sale, sale or return, sale on approval or consignment basis or that are currently subject to any claim seeking set off or charge back or exercise of any right of return; provided, however, that bill and hold Accounts shall be considered as eligible hereunder up to an aggregate amount of $1,000,000 outstanding so long as the applicable Account Debtor and Credit Party have executed and delivered a bill and hold agreement satisfactory to the Agent in its Permitted Discretion;

(l)         Accounts owing from an account debtor that (A) is an agency, department or instrumentality of the United States or any State thereof unless such Credit Party has satisfied the requirements of the Assignment of Claims Act of 1940, and any similar legislation and Agent is satisfied as to the absence of set offs, counterclaims and other defenses on the part of such account debtor and (B) any Governmental Authority of Canada, or any province, territory, department, agency, public corporation, or instrumentality thereof, unless the Financial Administration Act (Canada) or any other legislation of similar purpose and effect restricting the assignment of such Account and any other steps necessary to perfect the Lien of the Agent in such Account, have been complied with and Agent is satisfied as to the absence of set offs, counterclaims and other defenses on the part of such account debtor; provided, however that the requirement to satisfy the requirements of the Assignment of Claims Act of 1940 (i) until the occurrence and continuance of an Event of Default or (ii) until such Account is more than thirty (30) days past original invoice date according to the original terms of sale;

(m)         Accounts that are evidenced by a promissory note or any other negotiable instrument or chattel paper;

(n)         Accounts in respect of which this Agreement, after giving effect to the related filings of financing statements that have then been made, if any, does not or has ceased to create a valid and perfected first priority lien in favor of Agent securing the Secured Debt and as to which no other Liens (other than Permitted Liens) exist;

(o)         Accounts with respect to which any representation, warranty or covenant contained in this Agreement or any other Loan Document has been breached;

(p)         Accounts which relate to any goods that have been rejected or returned, or acceptance of which has been revoked or refused;

(q)         Accounts which are not evidenced by an invoice or other writing in form acceptable to Agent in its sole discretion;

(r)         Any other Accounts which Agent may from time to time in its Permitted Discretion deem not to be considered Eligible Accounts; and

(s)         Any Account owing from an Account Debtor located in any state that requires an entity to file a business activity report or similar document in order to bring suit or otherwise enforce its remedies against an account debtor in the courts or through any judicial process of such state and is not curable retroactively, unless (i) a Credit Party has filed all such reports or documents, or (ii) such Credit Party is exempt from such filing requirements.

“Eligible Assignee” means (a) a Lender; (b) an affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural Person) approved by (i) Agent, and (ii) unless an Event of Default has occurred and is continuing, Borrowers (such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include Borrowers or any of Borrowers’ Affiliates or Subsidiaries.

“Eligible Inventory” shall mean, at any time, all Inventory of Credit Parties other than any Inventory:

(a)         which is not subject to a first priority perfected Lien in favor of Agent;

(b)         which is subject to any Lien other than a Permitted Lien that does not have priority over the Lien in favor of Agent;

(c)         which is, in Agent’s Permitted Discretion, slow moving, obsolete, unmerchantable, defective, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the ordinary course of business or unacceptable due to age, type, category and/or quantity;

(d)         with respect to which any covenant, representation, or warranty contained in this Agreement or the Canadian Security Agreement has been breached or is not true in any material respect and which does not conform to all standards imposed by any Governmental Authority in any material respect;

(e)         in which any Person other than a Borrower shall (i) have any direct or indirect ownership, interest or title to such Inventory (other than rights of a bailee or transporter in the ordinary course of business) or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;

(f)         which is not finished goods or raw materials or which constitutes work in process, spare or replacement parts (other than spare or replacement parts sold in the ordinary course of business consisting of finished goods or raw materials), subassemblies, packaging and shipping material, manufacturing supplies, samples, prototypes, displays or display items, bill-and-hold or ship-in-place goods, goods that are returned or marked for return, repossessed goods, defective or damaged goods, goods held on consignment, or goods which are not of a type held for sale in the ordinary course of business;

(g)         which is not located in the U.S. or is in transit with a common carrier from vendors and suppliers;

(h)         which is located in any location leased by a Borrower unless (i) the lessor has delivered to Agent a landlord waiver, or (ii) a reserve for rent, charges and other amounts due or to become due with respect to such facility has been established by Agent in its Permitted Discretion;

(i)         which is located in any third party warehouse or is in the possession of a bailee (other than a third party processor) and is not evidenced by a Document unless (i) such warehouseman or bailee has delivered to Agent a bailee waiver and such other documentation as Agent may reasonably require, or (ii) a reserve for rent, charges and other amounts due or to become due with respect to such location has been established by Agent in its Permitted Discretion;

(j)         which is being processed offsite at a third party location or outside processor, or is in transit to or from said third party location or outside processor;

(k)         which is a discontinued product or component thereof or which is the subject of a consignment by a Borrower as consignor;

(l)          which is perishable;

(m)         which contains or bears any intellectual property rights licensed to a Borrower unless Agent is reasonably satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;

(n)         for which reclamation rights have been asserted by the seller; or

(o)         which Agent determines in its Permitted Discretion is unacceptable.

“Environmental Laws” shall mean all legally binding provisions of law, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or Canada or by any state, province, territory or municipality thereof or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning occupational health and safety with respect to hazardous substances and protection of, or regulation of the discharge of substances into, the environment.

“Equipment” shall mean goods other than Inventory, farm products or consumer goods.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated pursuant thereto.

“ERISA Event” shall mean (a) the existence of any condition or event with respect to an ERISA Plan that presents a risk of the imposition of an excise tax or any other liability on a Company or of the imposition of a Lien on the assets of a Company; (b) a Controlled Group member has engaged in a non-exempt “prohibited transaction” (as defined under ERISA Section 406 or Code Section 4975) or a breach of a fiduciary duty under ERISA that could result in liability to a Company; (c) a Controlled Group member has applied for a waiver from the minimum funding requirements of Code Section 412 or ERISA Section 302 or a Controlled Group member is required to provide security under Code Section 401(a)(29) or ERISA Section 307; (d) a Reportable Event has occurred with respect to any Pension Plan as to which notice is required to be provided to the PBGC; (e) a Controlled Group member has withdrawn from a Multiemployer Plan in a “complete withdrawal” or a “partial withdrawal” (as such terms are defined in ERISA Sections 4203 and 4205, respectively); (f) a Multiemployer Plan is in or is likely to be in reorganization under ERISA Section 4241; (g) an ERISA Plan (and any related trust) that is intended to be qualified under Code Sections 401 and 501 fails to be so qualified or any “cash or deferred arrangement” under any such ERISA Plan fails to meet the requirements of Code Section 401(k); (h) the PBGC takes any steps to terminate a Pension Plan or appoint a trustee to administer a Pension Plan, or a Controlled Group member takes steps to terminate a Pension Plan; (i) a Controlled Group member or an ERISA Plan fails to satisfy any requirements of law applicable to an ERISA Plan; (j) a claim, action, suit, audit or investigation is pending or threatened with respect to an ERISA Plan, other than a routine claim for benefits; or (k) a Controlled Group member incurs or is expected to incur any liability for post-retirement benefits under any Welfare Plan, other than as required by ERISA Section 601, et. seq. or Code Section 4980B.

“ERISA Plan” shall mean an “employee benefit plan” (within the meaning of ERISA Section 3(3)) that a Controlled Group member at any time sponsors, maintains, contributes to, has liability with respect to or has an obligation to contribute to such plan.

“Erroneous Payment” shall mean that term as defined in Section 10.19(a) hereof.

“Erroneous Payment Deficiency Assignment” shall mean that term as defined in Section 10.19(d) hereof.

“Erroneous Payment Impacted Class” shall mean that term as defined in Section 10.19(d) hereof.

“Erroneous Payment Return Deficiency” shall mean that term as defined in Section 10.19(d) hereof.

“Erroneous Payment Subrogation Rights” shall mean that term as defined in Section 10.19(d) hereof.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” shall mean an event or condition that constitutes an event of default as defined in Article VIII hereof.

“Excell Canada” shall have the meaning given to such term in the opening paragraph of this Agreement.

“Excell USA” shall have the meaning given to such term in the opening paragraph of this Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Accounts” shall mean (a) Deposit Accounts which are not maintained with KeyBank so long as (i) the maximum amount at any time in any such account is not more than $50,000, and (ii) the maximum aggregate amount at any time in all such accounts is not more than $200,000, (b) any other Deposit Accounts used exclusively to fund payroll obligations (including payroll taxes and other employee wage and benefit payments) so long as the Credit Parties shall not maintain funds on deposit therein or credited thereto at any time in excess of 105% of the amounts necessary to fund such payroll obligations and any related payroll processing expenses routinely paid from such accounts on a current basis, (c) Deposit accounts used for segregating 401(k) contributions, and (d) Deposit Accounts in foreign jurisdictions in which KeyBank does not maintain a branch so long as the aggregate maximum amount at any time in all such accounts is not more than $5,000,000.

“Excluded Property” means (a) any rights of a Credit Party in any contract, license, right or other agreement if under the terms thereof, or any applicable law with respect thereto, the valid grant of a security interest therein to Agent is prohibited and such prohibition has not been waived or the consent of the other party to such contract or license has not been obtained or, under applicable law, such prohibition cannot be waived, provided however that the “Excluded Property” shall not be interpreted (i) to apply to any contract, license, right or other agreement to the extent the applicable prohibition is ineffective or unenforceable under the UCC or the PPSA (including Sections 9-406 through 9-409 or any other applicable law), or (ii) so as to limit, impair or otherwise affect Agent’s or any Lender’s unconditional continuing security interest in and Lien upon any rights or interests of such Credit Party in or to moneys due or to become due under any such contract, license, right or other agreement (including any Accounts); (b) any intent-to-use trademark application to the extent that, and solely during the period in which, the grant of a security interest therein to Agent would impair the validity or enforceability of such intent-to-use trademark application or the trademark that is the subject of such application under federal law; (c) any of the outstanding Capital Stock of a Subsidiary that is a First Tier Foreign Subsidiary in excess of 65% of the Voting Power of all classes of Capital Stock of such Subsidiary entitled to vote and any of the outstanding Capital Stock of a Subsidiary that is a Foreign Person in excess of 65% of the Voting Power of all classes of Capital Stock of such Subsidiary entitled to vote, in each case, to the extent that the inclusion of such property could reasonably be expected to result in material adverse tax consequences to the Credit Parties taken as a whole; and (d) with respect to any property located in Canada (i) “consumer goods” as such term is defined in the PPSA; and (ii) the last day of the term of any lease or agreement for lease of rental property, provided that upon enforcement of the security interest, each Credit Party shall stand possessed of such last day in trust or assign the same to any person acquiring such term; provided that the proceeds of any of the foregoing property (including, without limitations, proceeds from the sale or other disposition thereof) shall not constitute Excluded Property.

“Excluded Swap Obligation” means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the guaranty of such Credit Party becomes effective with respect to such related Swap Obligation.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to such Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office located in, or, in the case of any Lender, having its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes; (b) in the case of a Lender, United States federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrowing Agent under Section 3.6 hereof); or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.2 hereof, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto, or to such Lender immediately before it changed its lending office; (c) any Canadian federal withholding Tax imposed by reason of (i) a Recipient not dealing at arm’s length (within the meaning of the Income Tax Act (Canada) with a Credit Party, (ii) a Recipient being a “specified non-resident shareholder” of a Credit Party or not dealing at arm’s length with a “specified shareholder” of a Credit Party (in each case, within the meaning of subsection 18(5) of the Income Tax Act (Canada)), or (iii) a Credit Party being a “specified entity” pursuant to paragraph (b) of the definition thereof (as defined in subsection 18.4(1) of the Income Tax Act (Canada)) in respect of a Recipient, except in the case of (i) through (iii) where (x) the non-arm’s length relationship, (y) the Recipient being a “specified non-resident shareholder” of the Credit Party or not dealing at arm’s length with a “specified shareholder” of the Credit Party, or (z) the Recipient being a “specified entity” of the Credit Party, as applicable, arises in connection with or as a result of the Recipient having become a party to, received or perfected a security interest under or received or enforced any rights under, any Loan Document; (d) Taxes attributable to such Recipient’s failure to comply with Section 3.2(e) hereof; and (e) any United States federal withholding Taxes imposed with respect to such Recipient pursuant to FATCA.

“Executive Order No. 13224” shall mean Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Existing Letter of Credit” means that term as defined in Section 2.1A(2) hereof.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Agent on such day on such transactions as determined by the Agent; provided that the Federal Funds Rate shall not be less than 0.00% per annum.

“Financial Officer” shall mean any of the following officers: chief executive officer, president, chief financial officer, controller or treasurer.

“First Tier Foreign Subsidiary” means any Subsidiary that is a Foreign Person or Canadian Subsidiary owned directly by a Borrower or a Domestic Subsidiary.

“Fiscal Quarter” shall mean each March 31, June 30, September 30 and December 31 occurring in each Fiscal Year of any Credit Party.

“Fiscal Year” shall mean the fiscal year of each Credit Party ending on December 31 in each calendar year. Changes of the fiscal year of any Credit Party subsequent to the date of this Agreement will not change the definition of “Fiscal Year” for purposes of this Agreement unless such change of fiscal year complies with Section 5.26 hereof.

“Floor” shall mean a rate of interest equal to 0%.

“Foreign Person” shall mean a Person (other than a Canadian Subsidiary) organized under the laws of any jurisdiction other than the United States or any State thereof.

“Formation Documents” shall mean, with respect to any Person (other than a natural Person), such Person’s Notice of Articles, Articles (or Certificate) of Incorporation, Articles of Organization, Articles of Amalgamation, Certificate of Formation or equivalent formation documents which were filed with the Secretary of State or other applicable Governmental Authority in the jurisdiction in which such Person was incorporated, organized or formed, together with any amendments to any of the foregoing.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Issuing Lender, such Defaulting Lender’s outstanding Letter of Credit Exposure (to the extent of such Defaulting Lender’s Applicable Commitment Percentage of the Revolving Credit Commitment) with respect to Letters of Credit issued by the Issuing Lender, other than Letter of Credit Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Swing Line Exposure (to the extent of such Defaulting Lender’s Applicable Commitment Percentage of the Revolving Credit Commitment) made by such Swing Line Lender, other than Swing Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” shall mean generally accepted accounting principles as then in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board, applied on a basis consistent with the past accounting practices and procedures of Ultralife.

“Governance Documents” shall mean, with respect to any Person (other than a natural Person), such Person’s Regulations (or Bylaws), Operating Agreement (or Limited Liability Company Agreement), Partnership Agreement or equivalent governing documents, together with any amendments to any of the foregoing.

“Governmental Authority” means any nation or government, any state, province, territory, municipality or other political subdivision thereof, any governmental agency, department, authority, instrumentality, regulatory body, court, central bank or other governmental entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization exercising such functions.

“Guarantor” shall mean a Person that pledges its credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another and includes (without limitation) any guarantor (whether of payment or of collection), surety, co-maker, endorser or Person that agrees conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind.

“Guarantor of Payment” shall mean any Person which shall deliver a Guaranty of Payment to Agent on or after the Closing Date.

“Guarantor Security Agreement” shall mean any security agreement, including this Agreement and the Canadian Security Agreement, executed and delivered on or after the Closing Date in connection herewith by the Guarantors of Payment, as the same may from time to time be amended, restated or otherwise modified.

“Guaranty of Payment” shall mean the terms and provisions of Article XII hereof and any other guaranty (including the Canadian Guarantee) of the obligations of Borrowers executed and delivered on or after the Closing Date in connection herewith by the Guarantors of Payment, as the same may from time to time be amended, restated or otherwise modified.

“Hedge Agreement” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Hedge Bank” shall mean any Person that (a) is a party to a Hedge Agreement in its capacity as such and (b) at the time it enters into such Hedge Agreement is also a Lender or an Affiliate of a Lender (even if such Person thereafter ceases to be a Lender or such Person’s Affiliate ceases to be a Lender).

“Highest Lawful Rate” means at the particular time in question the maximum rate of interest which, under applicable law, any applicable Lender is then permitted to charge on the Notes or Letters of Credit, as applicable. If the maximum rate of interest which, under applicable law, any applicable Lender is permitted to charge on the Notes or Letters of Credit, as applicable, shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to Borrowers.

“Indebtedness” shall mean, for any Person, (a) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed, (b) all Capital Lease Obligations of such Person, (c) all obligations under conditional sales or other title retention agreements, (d) all obligations (contingent or otherwise) under any letter of credit or banker’s acceptance, (e) net obligations under any Hedge Agreement, (f) all obligations of such Person under synthetic leases, (g) all obligations of such Person with respect to asset securitization financing programs to the extent that there is recourse against such Person or such Person is liable (contingent or otherwise) under any such program, (h) all obligations to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such Person, (i) all trade payables (other than trade payables payable in the ordinary course of business by such Person which are due within 120 days of the incurrence thereof and which are not more than 60 days past due), (j) any earnout obligation or other deferred purchase price obligation, and (k) any other transaction (including forward sale or purchase agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document, and (b) to the extent not otherwise described in the foregoing subpart (a), Other Taxes.

“Insurance Proceeds” shall have the meaning given to such term in Section 2.7(e) hereof.

“Intellectual Property” shall mean any Copyright, any Copyright License, any Patent, any Patent License, any Trademark, any Trademark License, any customer list, any trade secret, any confidential or proprietary information, any invention (whether or not patented or patentable), any technical information, procedure, design, knowledge, know how, skill, expertise, experience, process, model, drawing, or record, and any work (whether or not copyrighted or copyrightable).

“Intellectual Property Security Agreement” shall mean an agreement relating to the Patents, Trademarks, Copyrights and licenses of any Borrower or any Guarantor of Payment executed and delivered to Agent, for the benefit of the Secured Creditors, by such Credit Party on or after the Closing Date in connection with this Agreement, as the same may be from time to time amended, restated or otherwise modified.

“Intercompany Promissory Note” shall mean the Master Intercompany Subordinated Note, dated the Closing Date, made by each Credit Party, as obligors, to each other Credit Party, as payees, as the same may be amended, restated or otherwise modified from time to time.

“Interest Adjustment Date” means the last day of each Interest Period.

“Interest Payment Date” means (a) with respect to any Base Rate Loan (including Swing Loans) or any Daily Simple SOFR Loan, on each Regularly Scheduled Payment Date, and (b) with respect to any Term SOFR Loan, the last day of the Interest Period applicable to the Loan of which such Loan is a part and, in the case of a Term SOFR Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to each Term SOFR Borrowing, a period of one, three or six months as selected by the Borrowing Agent; provided, however, that (i) the initial Interest Period for any SOFR Loan shall commence on the date of such Loan (the date of a Loan resulting from a conversion or continuation shall be the date of such conversion or continuation) and each Interest Period occurring thereafter in respect of such Loan shall commence on the first day after the last day of the next preceding Interest Period; (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; (iii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; (iv) no Interest Period for any SOFR Loan may be selected that would end after the last day of the Commitment Period; and (v) if, upon the expiration of any Interest Period, the Borrowers have failed to (or may not) elect a new Interest Period to be applicable to the respective SOFR Loans as provided above, the Borrowers shall be deemed to have elected to convert such Loan to Base Rate Loans effective as of the expiration date of such current Interest Period.

“Issuing Lender” means, (a) as to any Letter of Credit transaction hereunder, the Agent as issuer of the Letter of Credit, or, in the event that the Agent either shall be unable to issue or the Agent shall agree that another Revolving Loan Lender may issue, a Letter of Credit, such other Revolving Loan Lender as shall be acceptable to the Agent and shall agree to issue the Letter of Credit in its own name, but in each instance on behalf of the Revolving Loan Lenders, or (b) as to any Existing Letter of Credit, the Lender that issued such Letter of Credit.

“Lender” means that term as defined in the first paragraph of this Agreement and, as the context requires, shall include the Issuing Lender and the Swing Line Lender.

“Letter of Credit” shall mean any sight commercial documentary letter of credit or any standby letter of credit that shall be issued by the Issuing Lender for the account of a Borrower or any Credit Party, including amendments thereto, if any, and shall have an expiration date no later than the earlier of (a) one (1) year after the date of its issuance, or (b) 30 Business Days prior to the last day of the Commitment Period.

“Letter of Credit Commitment” means the commitment of the Issuing Lender, on behalf of the Revolving Loan Lenders, to issue Letters of Credit in an aggregate face amount of up to the Letter of Credit Sublimit.

“Letter of Credit Exposure” shall mean the sum of (a) the aggregate undrawn face amount of all issued and outstanding Letters of Credit, and (b) the aggregate of the draws made on Letters of Credit that have not been reimbursed by Borrowers or converted to a Revolving Loan pursuant to Section 2.1A hereof.

“Letter of Credit Right” shall mean a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance, provided, that the term “Letter of Credit Right” does not include the right of a beneficiary to demand payment or performance under a letter of credit.

“Letter of Credit Sublimit” shall mean $1,500,000.

“Liabilities” shall have the meaning given to such term in Section 12.1 hereof.

“Lien” shall mean any mortgage, security interest, lien, charge, hypothecation, encumbrance on, pledge or deposit of, or conditional sale or other title retention agreement with respect to any property (real or personal) or asset.

“Loan” or “Loans” shall mean the credit extended to Borrowers by the Lenders in accordance with Section 2.1 hereof.

“Loan Documents” shall mean this Agreement, each of the Notes, each of the Guaranties of Payment, each of the Guarantor Security Agreements, each Intellectual Property Security Agreement, each Pledge Agreement, the Mortgage, all documentation relating to each Letter of Credit, each UCC or PPSA financing statement, any Hedge Agreement entered into pursuant hereto and any other documents relating to any of the foregoing, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.

“Management Fees” shall mean any management fee or similar fee paid, and the reimbursement of ordinary and reasonable out-of-pocket expenses, by any Company to any Person.

“Material Adverse Effect” shall mean (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or financial condition of Borrowers or the Credit Parties taken as a whole; (b) a material impairment of the ability of any Credit Party or any other Person (other than Agent or Lenders) to perform in any material respect its obligations under any Loan Document; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability of any Loan Document, or (ii) the perfection or priority of any Lien granted to the Lenders or to the Agent for the benefit of the Lenders hereunder or under any of the Loan Documents, except, in the case of clause (ii), to the extent arising solely as a result of any negligent act or negligent failure to act by Agent or the Lenders.

“Material Contract” shall mean any contract, agreement, instrument, permit, lease or license of Borrowers, which is required by applicable regulations of the SEC to be filed with the reports of Borrowers under the Exchange Act.

“Material Property” means assets, including intellectual property, owned by the Borrowers and their respective Subsidiaries that are material to the business, operations, assets, financial condition or prospects of the Borrowers and their respective Subsidiaries, taken as a whole, both immediately prior to, and on a pro forma basis immediately after giving effect to, any applicable transfer or disposition.

“Maximum Amount” shall mean, for each Lender, the amount set forth opposite such Lender’s name under the column headed “Maximum Amount” as listed on Schedule 1 hereto; provided that the Maximum Amount of the Issuing Lender shall exclude the Letter of Credit Commitment (other than its pro rata share thereof) and the Maximum Amount for the Swing Line Lender shall exclude the Swing Line Commitment (other than its pro rata share).

“Maximum Revolving Amount” shall mean $30,000,000 as such amount may be increased pursuant to Section 2.5(b) hereof.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to one hundred three percent (103%) of the Fronting Exposure of the Issuing Lender with respect to Letters of Credit issued and outstanding at such time, and (b) otherwise, an amount determined by the Agent and the Issuing Lender in their sole discretion.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor to such company.

“Mortgage” means each Open-End Mortgage, Assignment of Leases and Rents and Security Agreement (or deed of trust or comparable document), dated on or after the Closing Date, relating to the Mortgaged Real Property, executed and delivered by a Credit Party, to further secure the Secured Obligations, as the same may from time to time be amended, restated or otherwise modified.

“Mortgaged Real Property” means the real property located at 670 Paramount Drive, Raynham, Massachusetts 02767, together with all improvements and buildings thereon and all appurtenances, easements or other rights thereto belonging, and being defined collectively as the “Property” in each of the Mortgages.

“Multiemployer Plan” shall mean a Pension Plan that is subject to the requirements of Subtitle E of Title IV of ERISA.

“Net Cash Proceeds” shall mean (a) in the case of a sale, lease, transfer or other disposition of assets, the aggregate amount received in cash (including any cash received by way of deferred payment, but only when and as such cash is received) from such sale or disposition, net of (i) the principal, premium, penalty and interest amount of Indebtedness secured by such assets (other than the Secured Debt), or that is required to be repaid in connection with the sale or disposition thereof (other than pursuant to Section 2.7(d)), (ii) the reasonable fees, commissions and other out-of-pocket expenses incurred by the Companies in connection with such sale, lease, transfer or disposition, other than any such amounts payable to an Affiliate of a Company, including attorney, accountant, brokerage and/or consultant fees, and (iii) taxes incurred or payable in connection with such sale, lease transfer or disposition; and (b) in the case of an equity or debt offering, the aggregate amount received in cash (including any cash received by way of deferred payment, but only when and as such cash is received) from such offering, net of (i) the fees, commission and other out-of-pocket expenses incurred by any Company in connection with such offering, other than any such amounts payable to an Affiliate of a Company, and (ii) taxes incurred or payable in connection with such offering.

“Note” or “Notes” shall mean any Revolving Credit Note, any Term Note, any Swing Line Note or any other note delivered pursuant to this Agreement, together with any replacement or substitution thereof, any addition or allonge thereto and any amendment, restatement or other modification thereto from time to time.

“Notice of Loan” shall mean a Notice of Loan in the form of the attached Exhibit B.

“Obligor” shall mean a Person whose credit or any of whose property is pledged to the payment of any portion of the Secured Debt and includes, without limitation, any Borrower and any Guarantor of Payment.

“Organizational Documents” shall mean, with respect to any Person (other than an individual), such Person’s Formation Documents and Governance Documents.

“Original Currency” shall have the meaning given to such term in Section 11.24 hereof.

“Other Accounts” shall have the meaning given to such term in Section 5.25(a)(ii) hereof.

“Other Debt” shall mean (a) every liability, whether owing by only a Credit Party or by a Credit Party with one or more others in a several, joint or joint and several capacity, whether owing absolutely or contingently, whether created by note, overdraft, guaranty of payment or other contract or by quasi-contract, tort, statute or other operation of law, whether incurred directly to Agent or any Lender or any their respective affiliates or acquired by Agent or any Lender or any their respective affiliates by purchase, pledge or otherwise and whether participated to or from Agent or any Lender or any their respective affiliates in whole or in part, (b) all obligations and liabilities of Borrowers now existing or hereafter incurred under, arising out of or in connection with any Hedge Agreement entered into by any Credit Party with Agent or any Lender or any their respective affiliates, and (c) the Banking Services Obligations.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or any Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made hereunder or under any other Loan Document, or from the execution, delivery, performance, or enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 10.3(c) hereof).

“Participant” shall mean that term as defined in Section 11.9(d) hereof.

“Participant Register” shall mean that term as defined in Section 11.9(d) hereof.

“Patent” shall mean any letters patent or industrial design of the United States or Canada or any other country, any registration or recording of any letters patent or industrial design, any application for letters patent or industrial design in the United States or Canada or any other country, including, without limitation, any such registration, recording, or application in the United States Patent and Trademark Office or the Canadian Intellectual Property Office or in any similar office or agency of the United States, Canada, any State or province or territory thereof, or any other country or political subdivision of such other country, and all reissues, continuations, continuations in part, or extensions of any of the foregoing.

“Patent License” shall mean any agreement granting any right to practice any invention on which any Patent is in existence, as the same may from time to time be amended, restated or otherwise modified.

“Payment Recipient” means that term as defined in Section 10.19(a) hereof.

“PBGC” shall mean the Pension Benefit Guaranty Corporation, or its successor.

“Pension Plan” shall mean an ERISA Plan that is a “pension plan” (within the meaning of ERISA Section 3(2)).

“Permitted Acquisitions” shall mean (I) the Electrochem Acquisition, and (II) any other Acquisition so long as: (a) at the time of and after giving effect to such Acquisition, Borrowers have Revolving Loan Availability of not less than $5,000,000; (b) the total costs and liabilities (including without limitation, all assumed liabilities, all earn-out payments, deferred payments and the value of any other stock or assets transferred, assigned or encumbered with respect to such Acquisitions) of any Acquisitions (x) during any twelve month period does not exceed $25,000,000, and (y) during the Commitment Period does not exceed $75,000,000; (c) with respect to the Acquisition of Capital Stock, the target shall (i) have a positive EBITDA (as calculated on a trailing twelve (12) month basis), calculated in accordance with GAAP immediately prior to such Acquisition, (ii) be added as a Borrower or a Credit Party to this Agreement and be jointly and severally liable for all Secured Debt, and (iii) grant to Lender a first priority lien in all assets of any such target; (d) the target and/or property is located in the United States or Canada, is used or useful and is in the same or a similar line of business as Ultralife was engaged in on the Closing Date (or any reasonable extensions or expansions thereof); (e) Lender shall have received a first-priority security interest in all acquired assets or Capital Stock, subject to documentation satisfactory to Agent in its Permitted Discretion; (f) the board of directors (or other comparable governing body) of the target shall have duly approved the transaction; (g) the Borrowers shall have provided Agent with at least five (5) Business Days prior written notice of such Acquisition together with (i) a pro forma balance sheet and pro forma financial statements (in each case on a consolidated and consolidating basis) and a Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a pro forma consolidated basis, the Borrowers would be in compliance with the financial covenants set forth in Section 5.7 as of the most recent fiscal quarter end; provided, that for purposes of this definition the required Consolidated Fixed Charge Coverage Ratio shall be increased to 1.25 to 1.00 from the level otherwise shown in Section 5.7, (ii) an executed copy of the term sheet and/or commitment letter setting forth in reasonable detail the terms and conditions of such Acquisition, and (iii)  financial statements of the acquired entity for the two most recent fiscal years then ended and the most recently available interim financial statements, in each case in form and substance acceptable to Agent in its Permitted Discretion; (h) if such Acquisition includes general partnership interests or any other Capital Stock that does not have a corporate (or similar) limitation on liability of the owners thereof, then such Acquisition shall be effected by having such Capital Stock acquired by a corporate holding company directly or indirectly wholly-owned by Ultralife and newly formed for the sole purpose of effecting such Acquisition; (i) no Default or Event of Default shall have occurred or will occur after giving pro forma effect to such Acquisition; (j) in the case such Acquisition constitutes a merger, consolidation, amalgamation or other combination, Ultralife or a Credit Party is the surviving entity of such merger, consolidation, amalgamation or other combination; and (k) on or prior to the closing date of such Acquisition, Borrowers shall have delivered to Lender (x) revised schedules to this Agreement and the other Loan Documents and (y) if real estate is being acquired by any Person through the Acquisition, Borrowers shall have made certain other deliveries required by Agent in its Permitted Discretion, including, without limitation, appraisals, environmental reports, flood determinations, surveys, title policies and mortgages.

“Permitted Discretion” shall mean a determination made in good faith and in the exercise of reasonable (from the perspective of a secured lender) business judgment.

“Permitted Liens” shall mean:

(a)         any Lien granted to Agent or the Lenders pursuant to this Agreement or the other Loan Documents or Related Writings;

(b)         Liens for taxes, assessments, fees and other governmental charges that are not yet due and payable or the payment of which is being Properly Contested;

(c)         statutory liens of landlords and liens of carriers, warehousemen, mechanics, repairmen and materialmen incurred in the ordinary course of business for sums not yet due or, if due, the payment of which is being Properly Contested;

(d)         Liens (other than any lien created by section 406B of ERISA and securing an obligation of any employer or employers which is delinquent) incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, payment and performance bonds, return of money bonds and other similar obligations (not incurred in connection with the borrowing of money or the obtaining of advances or credits to finance the purchase price of property);

(e)         any attachment or judgment Lien which does not result in a violation of Section 8.8 hereof;

(f)         easements, rights of way, restrictions and other Liens incurred, and leases and subleases (including oil and gas leases and subleases), timber rights and other similar rights granted to others in the ordinary course of business (but not incurred or granted in connection with the borrowing of money or the obtaining of advances or credits to finance the purchase price of property) and not, individually or in the aggregate, materially interfering with the use (actual or proposed) made or to be made of the properties and assets of any Credit Party, or materially detracting from the value thereof;

(g)         Liens securing Indebtedness permitted pursuant to Section 5.8(b) and UCC or PPSA financing statements filed in connection with same; provided that (i) such Liens do not at any time encumber any property other than the property being financed by such Indebtedness, and (ii) the Indebtedness secured thereby does not exceed the purchase price or lease amount of such property being purchased or leased, as the case may be;

(h)         the Liens set forth on Schedule 5.9 attached hereto and any replacement or extension thereof so long as any replacements or extensions do not extend to any other property or asset of any Company;

(i)         the filing of precautionary UCC or PPSA financing statements relating solely to leases of personal property entered into in the ordinary course of business and the filing of UCC or PPSA financing statements by bailees and consignees in the ordinary course of business;

(j)         bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Credit Party with any financial institution, in each case in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing solely the customary amounts owing to such bank with respect to cash management and operating account arrangements; provided, that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness; and

(k)         any interest or title of a lessor, licensor or sublessor under any lease, license or sublease entered into by any Credit Party in the ordinary course of business and covering only the assets so leased, licensed or subleased.

“Person” shall mean any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, unlimited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

“Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system selected by the Agent.

“Pledge Agreement” shall mean each of the agreements executed and delivered to Agent, for the benefit of the Secured Creditors, on or after the date hereof in connection with the Pledged Securities, as the same may be from time to time amended, restated or otherwise modified.

“Pledged Securities” shall mean the Capital Stock of Borrowers and the Capital Stock of any direct or indirect Domestic Subsidiary (and up to 65% of the Capital Stock of any Subsidiary which is a First Tier Foreign Subsidiary) of any Borrower, whether now owned or existing or hereafter acquired or created, and all Proceeds thereof.

“Pledged ULC Shares” shall mean the Pledged Securities which are shares in the capital stock of a ULC.

“PPSA” means the Personal Property Security Act (British Columbia), including the regulations thereto; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security, in effect in a jurisdiction other than British Columbia, “PPSA” means the Personal Property Security Act or such other applicable legislation (including the Civil Code of Quebec) in effect from time to time in such other jurisdiction for the purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Prime Rate” shall mean the interest rate established from time to time by Agent as Agent’s prime rate, whether or not such rate is publicly announced; the Prime Rate may not be the lowest interest rate charged by Agent for commercial or other extensions of credit. Each change in the Prime Rate shall be effective immediately from and after such change.

“Pro Rata Basis” shall mean distribution to the Lenders by Agent in accordance with each Lender’s Applicable Commitment Percentage of the Applicable Debt.

“Pro Rata Share” shall mean, with respect to the Applicable Debt, such Lender’s share of such Applicable Debt in accordance with such Lender’s Applicable Commitment Percentage with respect to such Applicable Debt.

“Products” shall mean property directly or indirectly resulting from any manufacturing, processing, assembling, or commingling of any goods.

“Properly Contested” means, with respect to any obligation of an applicable Person, (a) the obligation is subject to a bona fide dispute regarding amount or such Person’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not reasonably be expected to result in a Material Adverse Effect, nor reasonably expected to result in forfeiture or sale of any assets of the Person; (e) no Lien is imposed on assets of the Person, unless bonded and stayed to the satisfaction of Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

“PTE” means a prohibited transaction class exemption issued by the United States Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” shall have the meaning given to such term in Section 11.26 hereof.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time such Swap Obligation is incurred or such other person that constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder.

“Ratable Account” shall mean each Lender’s share of the Applicable Debt in accordance with such Lender’s Applicable Commitment Percentage with respect to such Applicable Debt.

“Ratable Share” shall mean each Lender’s share of the Applicable Debt in accordance with such Lender’s Applicable Commitment Percentage with respect to such Applicable Debt.

“Ratably” shall mean in accordance with each Lender’s Ratable Share.

“Receivable” shall mean any claim for or right to payment, however arising, whether classified as an Account, a Deposit Account, Investment Property, a Letter of Credit Right, a Payment Intangible, a Supporting Obligation, or otherwise, whether contingent or fixed, whether or not evidenced by any writing or other record, and, if so evidenced, whether evidenced by one or more certificated securities, any Chattel Paper, one or more Instruments, any letter of credit, or otherwise.

“Recipient” means (a) the Agent, (b) any Lender, or (c) the Issuing Lender, as applicable.

“Register” means that term as described in Section 11.9(c) hereof.

“Regularly Scheduled Payment Date” means the last day of each March, June, September and December of each year.

“Related Expenses” shall mean any and all costs, liabilities, and expenses (including, without limitation, losses, damages, penalties, claims, actions, reasonable attorneys’ fees, legal expenses, judgments, suits, and disbursements) (a) incurred by, imposed upon, or asserted against, Agent in any attempt by Agent to (i) obtain, preserve, perfect, or enforce any security interest evidenced by this Agreement or any Loan Document; (ii) obtain payment, performance, and observance of any and all of the Secured Debt; or (iii) maintain, insure, audit, collect, preserve, repossess, and dispose of any of the Collateral securing the Secured Debt or any thereof, including, without limitation, costs and expenses for appraisals, assessments, field examinations, site visits and audits of the Credit Parties or any such Collateral, in each case permitted pursuant to, and subject to the limitations of, this Agreement and the other Loan Documents; or (b) incidental or related to (a) above, including, without limitation, interest thereupon from the date incurred, imposed or asserted until paid at the Default Rate.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Related Writing” shall mean each Loan Document and any other assignment, mortgage, deed of hypothec, security agreement, guaranty agreement, pledge agreement, subordination agreement, financial statement, audit report or other writing furnished by any Company or any Obligor, or any of their respective officers, to Agent or the Secured Creditors pursuant to or otherwise in connection with this Agreement.

“Relevant Governmental Body” shall mean the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Reportable Event” shall mean a reportable event as that term is defined in Title IV of ERISA, with respect to which notice is required to be provided to the PBGC.

“Required Lenders” shall mean the holders of at least 51% of the aggregate of (a) the Revolving Credit Commitments, and (b) the amount outstanding under the Term Notes; provided, however, that the unused Revolving Credit Commitment of, and the portion of the total outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided further, that if there shall be two (2) or more unaffiliated Lenders (that are not Defaulting Lenders), “Required Lenders” shall constitute at least two (2) unaffiliated Lenders.

“Requirement of Law” means, as to any Person, any law, treaty, rule or regulation or determination or policy statement or interpretation of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” shall mean with respect to any Company (a) a Capital Distribution; (b) any dividend or other distribution of assets, properties, cash, rights, obligations or securities, direct or indirect, on account of any Capital Stock of such Company, or on account of the Subordinated Indebtedness; or (c) any amount paid in redemption, retirement, repurchase, direct or indirect, of (x) any shares of any Capital Stock or the Subordinated Indebtedness; or (y) any warrants, options or other rights to acquire any Capital Stock or other equity interests of such Company.

“Revolving Borrowing Limit” shall mean an amount equal to the lesser of (a) Maximum Revolving Amount or (b) the Borrowing Base.

“Revolving Credit Commitment” shall mean the obligation hereunder of (a) the Revolving Loan Lenders (and each Revolving Loan Lender) to make Revolving Loans, (b) the Issuing Lender to issue, and each Revolving Loan Lender to participate in, Letters of Credit pursuant to the Letter of Credit Commitment, and (c) the Swing Line Lender to make, and each Revolving Loan Lender to participate in, Swing Loans pursuant to the Swing Line Commitment; up to an aggregate principal amount outstanding at any time equal to the Revolving Borrowing Limit; with each Revolving Loan Lender’s obligation to participate therein being equal to (as subject to increase pursuant to Section 2.5(b) hereof) the lesser of (i) the amount set forth opposite such Revolving Loan Lender’s name under the column headed “Revolving Credit Commitment” as set forth on Schedule 1 hereto or (ii) such Lender’s Applicable Commitment Percentage of the Borrowing Base.

“Revolving Credit Exposure” shall mean, at any time, the sum of (a) the aggregate principal amount of all Revolving Loans outstanding, (b) the Letter of Credit Exposure, and (c) the Swing Line Exposure.

“Revolving Credit Note” shall mean any Revolving Credit Note executed and delivered pursuant to Section 2.1A hereof, together with any replacement or substitution thereof, any addition or allonge thereto and any amendment, restatement or other modification thereto from time to time.

“Revolving Loan” shall mean a Loan granted to Borrowers by the Lenders in accordance with Section 2.1A hereof.

“Revolving Loan Availability” shall mean an amount equal to (a) the Revolving Borrowing Limit, minus (b) the Revolving Credit Exposure.

“Revolving Loan Lenders” shall mean, collectively, each Lender which has committed to make Revolving Loans.

“Sanctioned Country” shall mean a country subject to a sanctions program maintained by any Compliance Authority or subject to Canadian Economic Sanctions and Export Control Laws.

“Sanctions” means any sanctions administered or enforced from time to time by (a) the U.S. government, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control or the U.S. Department of State, (b) the government of Canada or (c) the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authorities.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Second Currency” shall have the meaning given to such term in Section 11.24 hereof.

“Secured Creditors” shall mean, collectively, the Agent, the Lenders, each Hedge Bank that is party to a Hedge Agreement, each provider of Banking Services, each co-agent or sub-agent appointed by the Agent, any other holder of the Secured Debt, and the respective successors and assigns of each of the foregoing.

“Secured Debt” shall mean, collectively, (a) the Debt; and (b) the Other Debt.

“Securities Account” shall mean an account to which a financial asset is or may be credited in accordance with an agreement under which the Person maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise the rights that comprise the financial asset.

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” shall mean the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Business Day” shall mean any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“SOFR Determination Day” shall mean that term as defined in the definition of “Daily Simple SOFR”.

“SOFR Loan” shall mean a Daily Simple SOFR Loan or a Term SOFR Loan.

“Software” shall mean any computer program and any supporting information provided in connection with a transaction relating to the program, provided, that the term “Software” does not include a computer program embedded in goods (other than goods that consist solely of the medium with which the program is embedded) or any information provided in connection with a transaction relating to the program so embedded if (a) the program is associated with the goods in such a manner that it customarily is considered a part of the goods or (b) by becoming the owner of the goods, a Person acquires the right to use the program in connection with the goods.

“Southwest” shall have the meaning given to such term in the opening paragraph of this Agreement.

“Spot Rate” has the meaning assigned to such term in the definition of Dollar Equivalent.

“Standard & Poor’s” shall mean Standard & Poor’s Rating Group, a division of McGraw-Hill, Inc., or any successor to such company.

“State” shall mean a State of the United States, the District of Columbia, Puerto Rico, the United States Virgin Islands, or any territory or insular possession subject to the jurisdiction of the United States.

“Subordinated”, as applied to Indebtedness, shall mean that the Indebtedness has been subordinated (by written terms or written agreement being, in either case, in form and substance reasonably satisfactory to Agent) in favor of the prior payment in full of the Secured Debt.

“Subsidiary” of a Company or any of its Subsidiaries shall mean a Person (other than an individual) (a) of which more than 50% of the Capital Stock or Voting Power is owned, directly or indirectly, by a Company or by one or more other Subsidiaries of a Company or by a Company and one or more Subsidiaries of a Company, or (b) which is otherwise controlled by a Company or by one or more other Subsidiaries of a Company or by a Company and one or more Subsidiaries of a Company.

“Subsidiary Payables” shall have the meaning given to such term in Section 5.33 hereof.

“Supported QFC” shall have the meaning given to such term in Section 11.26 hereof.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swing Line Commitment” shall mean the commitment of the Swing Line Lender to make Swing Loans to the Borrowers up to the aggregate amount at any time outstanding of $2,000,000.

“Swing Line Exposure” shall mean, at any time, the aggregate principal amount of all Swing Loans outstanding.

“Swing Line Lender” shall mean KeyBank, as holder of the Swing Line Commitment.

“Swing Line Note” shall mean Swing Line Note executed and delivered pursuant to Section 2.1A(3) hereof, together with any replacement or substitution thereof, any addition or allonge thereto and any amendment, restatement or other modification thereto from time to time.

“Swing Loan” shall mean a loan that shall be denominated in Dollars made to the Borrowers by the Swing Line Lender under the Swing Line Commitment, in accordance with Section 2.1A(3) hereof.

“Swing Loan Maturity Date” shall mean, with respect to any Swing Loan, the earliest of (a) thirty (30) days after the date such Swing Loan is made, or (b) the last day of the Commitment Period applicable to the Revolving Credit Commitment.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” shall mean the Loan granted to Borrowers by the Term Loan Lenders in accordance with Section 2.1B hereof.

“Term Loan Commitment” shall mean the obligation hereunder of the Term Loan Lenders to make a Term Loan in the original principal amount of $55,000,000, with each Term Loan Lender’s obligation to participate therein being in the amount set forth opposite such Term Loan Lender’s name under the column headed “Term Loan Commitment” as set forth on Schedule 1 hereto (as such amounts may be reduced by the amounts of any payments applied thereto).

“Term Loan Lenders” shall mean, collectively, each Lender which has a Term Loan Commitment.

“Term Note” shall mean the Term Notes executed and delivered pursuant to Section 2.1B hereof, together with any replacement or substitution thereof, any addition or allonge thereto and any amendment, restatement or other modification thereto from time to time.

“Term SOFR” means for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Lookback Day”) that is two SOFR Business Days prior to the first day of such Interest Period (and rounded in accordance with the Agent’s customary practice), as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Lookback Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding SOFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding SOFR Business Day is not more than three SOFR Business Days prior to such Lookback Day, and for any calculation with respect to a Base Rate Loan, the Term SOFR Reference Rate for a tenor of one month on the day that is two SOFR Business Days prior to the date the Base Rate is determined, subject to the proviso provided above.

“Term SOFR Administrator” means CME (or a successor administrator of the Term SOFR Reference Rate, as selected by the Agent in its reasonable discretion).

“Term SOFR Loan” means each Loan bearing interest at a rate based upon Adjusted Term SOFR (other than pursuant to clause (iii) of the definition of Base Rate).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Total Commitment Amount” shall mean the Maximum Revolving Amount, plus the aggregate Term Loan Commitment.

“Total Funded Debt” shall mean Indebtedness of a Person of the type described in clauses (a), (b), (f), (g), (j) and (k) of the definition of “Indebtedness”.

“Trade Date” means that term as defined in Section 11.9(b)(i)(B) hereof.

“Trademark” shall mean any trademark, trade name, corporate name, business name, Internet domain name, trade style, service mark, logo, source identifier, business identifier, design, or intangible identifier of the source of goods of like nature, any registration or recording of the foregoing or any thereof, and any application in connection therewith, including, without limitation, any such registration, recording, or application in the United States Patent and Trademark Office or the Canadian Intellectual Property Office or in any similar office or agency of the United States or Canada, any State, province or territory thereof, or any other country or political subdivision of such other country, and all reissues, extensions, or renewals of any of the foregoing, but not including any “intent to use” applications for which a statement of use has not been filed and accepted with the U.S. Patent and Trademark Office.

“Trademark License” shall mean any agreement granting any right to use any Trademark or Trademark registration, as the same may from time to time be amended, restated or otherwise modified.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York; provided, however, that if by reason of any mandatory provisions of law, any or all of the attachment, perfection, or priority of Agent’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, then, and in each such case, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the attachment, perfection, or priority of Agent’s security interest in such Collateral. Except as otherwise specified in this Agreement or any other Loan Document, the UCC “as in effect” in the State of New York or any other jurisdiction shall mean the UCC as in effect from time to time in the State of New York or such other jurisdiction.

“UCHC” shall have the meaning given to such term in the opening paragraph of this Agreement.

“UEHC” shall have the meaning given to such term in the opening paragraph of this Agreement.

“UFCA” shall have the meaning given to such term in Section 11.19 hereof.

“UFTA” shall have the meaning given to such term in Section 11.19 hereof.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“UK Subsidiary Pledge” shall have the meaning given to such term in Section 5.24(v) hereof.

“ULC” shall mean any unlimited company, unlimited liability company or unlimited liability corporation or any similar entity existing under the laws of any province or territory of Canada and any successor to any such entity.

“Ultralife” shall have the meaning given to such term in the opening paragraph of this Agreement.

“Unfunded Capital Expenditures” shall mean Capital Expenditures made by any one or more of the Companies which Capital Expenditures are (i) made with Proceeds received in connection with any asset sale, equity issuance, debt issuance or from insurance proceeds in each case to the extent permitted hereunder, (ii) or otherwise unfinanced or financed with Revolving Loans; provided, however, that Unfunded Capital Expenditures shall not in any event be deemed to include any project specific Capital Expenditures approved by Agent in its reasonable discretion to the extent financed out of cash on the balance sheet or investments of Borrowers, including, without limitation, the Newark CR123A automation project up to $4,300,000.

“Unused Fee” shall mean the fee due and payable under Section 2.5(a) hereof.

“USA Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Voting Power” shall mean, with respect to any Person, the exclusive ability to control, through the ownership of Capital Stock or otherwise, the election of members of the board of directors or other similar governing body of such Person, and the holding of a designated percentage of Voting Power of a Person means the ownership of Capital Stock of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

“Welfare Plan” shall mean an ERISA Plan that is a “welfare plan” within the meaning of ERISA Section 3 (l).

“Wholly-Owned Subsidiary” shall mean, with respect to any Person, any corporation, limited liability company or other entity all of the Capital Stock of which (having ordinary Voting Power) are at the time directly or indirectly owned by such Person.

“Write‑Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.2    INTERPRETIVE MATTERS. Each term defined in the singular in this Agreement shall have the same meaning when used in the plural and each term defined in the plural in this Agreement shall have the same meaning when used in the singular. Except as otherwise defined in this Agreement, or unless the context otherwise requires, each term that is used in this Agreement and that is defined in Article 9 of the UCC or the PPSA, as applicable, shall have, for purposes of this Agreement and the other Related Writings, the meaning ascribed to that term in in Article 9 of the UCC or the PPSA, as applicable. Except as otherwise defined in this Agreement, or unless the context otherwise requires, each accounting term that is used in this Agreement and that is defined by GAAP shall have, for purposes of this Agreement and the other Related Writings, the meaning ascribed to that term by GAAP.

SECTION 1.3    TERMINOLOGY. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (d) all references herein to Sections, Schedules and Exhibits shall be construed to refer to Sections of, and Schedules and Exhibits to, this Agreement. Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document. Unless otherwise provided, all financial calculations shall be performed with Inventory valued on a first-in, first-out basis. A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by the Required Lenders. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

For purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Loan Document) and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Québec, (a) “personal property” shall be deemed to include “movable property”, (b) “real property” shall be deemed to include “immovable property”, (c) “tangible property” shall be deemed to include “corporeal property”, (d) “intangible property” shall be deemed to include “incorporeal property”, (e) “security interest” and “mortgage” shall be deemed to include a “hypothec”, (f) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code of Québec, (g) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to the “opposability” of such Liens to third parties, (h) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (i) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, and (j) an “agent” shall be deemed to include a “mandatary”.

SECTION 1.4    TIMES OF DAY. Except as otherwise specifically provided herein, all references herein to times of day shall be references to Eastern Standard or Eastern Daylight Savings time, whichever shall then be applicable.

SECTION 1.5    CERTIFICATIONS. Any certificate or other writing required hereunder or under any other Loan Document to be certified by any officer or other authorized representative of any Person shall be deemed to be executed and delivered by such officer or other authorized representative solely in such individual’s capacity as an officer or other authorized representative of such Person and not in such officer’s or other authorized representative’s individual capacity.

SECTION 1.6    RATES. The Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the administration of, submission of, calculation of or any other matter related to Daily Simple SOFR, any component definition thereof or rates referenced in the definition thereof or any alternative, comparable or successor rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, comparable or successor rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Daily Simple SOFR or any other Benchmark, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes.

SECTION 1.7    DIVISIONS. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.

SECTION 1.8    EXCHANGE RATES; CURRENCY EQUIVALENTS

(a)         Without limiting the other terms of this Agreement, the calculations and determinations (including the valuation of Collateral) under this Agreement of any amount in any currency other than Dollars shall be deemed to refer to the Dollar Equivalent thereof, as the case may be, and all Borrowing Base Certificates delivered under this Agreement shall express such calculations or determinations in Dollars or the Dollar Equivalent thereof, as the case may be. Each requisite currency translation shall be based on the Spot Rate.

(b)         For purposes of this Agreement and the other Loan Documents, the Dollar Equivalent of the Borrowing Base and of any Loans, Letters of Credit, Banking Services Obligations, and other obligations shall be determined in accordance with the terms of this Agreement. Such Dollar Equivalent shall become effective as of the revaluation date for the Borrowing Base and for such Loans, Letters of Credit, Banking Services Obligations, and other obligations and shall be the Dollar Equivalent employed in converting any amounts between the applicable currencies until the next revaluation date to occur for the Borrowing Base and for such Loans, Letters of Credit, Banking Services Obligations and other obligations.

ARTICLE II. AMOUNT AND TERMS OF CREDIT

SECTION 2.1    AMOUNT AND NATURE OF CREDIT. Subject to the terms and conditions of this Agreement, each applicable Lender will, to the extent hereinafter provided, make Loans to Borrowers, participate in Letters of Credit issued at the request of Borrowers and participate in Swing Loans made by the Swing Line Lender to the Borrowers, in such aggregate amount as Borrowers shall request pursuant to the Commitment; provided, however, that in no event shall the aggregate principal amount of all Loans and Letter of Credit Exposure outstanding under this Agreement be in excess of the Total Commitment Amount.

Each applicable Lender, for itself and not for any other Lender, agrees to make Loans, to participate in Swing Loans and Letters of Credit issued hereunder during the Commitment Period on such basis that (a) immediately after the completion of any borrowing by Borrowers or issuance of a Letter of Credit hereunder, the aggregate principal amount then outstanding on the Loans held by such Lender (other than Swing Loans made by the Swing Line Lender), when combined with such Lender’s Pro Rata Share of the Letter of Credit Exposure and the Swing Line Exposure, shall not be in excess of the Maximum Amount for such Lender; (b) the aggregate principal amount outstanding of all outstanding Revolving Loans held such Lender shall represent that percentage of the aggregate principal amount then outstanding on all Revolving Loans (including the Revolving Loans held by such Lender) which is not in excess of such Lender’s Applicable Commitment Percentage with respect thereto; (c) the aggregate principal amount of all outstanding Term Loans held by such Lender shall represent that percentage of the aggregate principal amount then outstanding on all Term Loans (including the Term Loans held by such Lender) which is not in excess of such Lender’s Applicable Commitment Percentage with respect thereto; and (d) such aggregate principal amount outstanding on the Loans held by such Lender shall represent that percentage of the aggregate principal amount then outstanding on all Loans (including the Loans held by such Lender) that is not in excess of such Lender’s Aggregate Commitment Percentage.

Each borrowing from the Lenders hereunder shall be made on a Pro Rata Basis according to the Lenders’ respective Applicable Commitment Percentages. The Loans may be made as Revolving Loans, as a Term Loan, as Swing Loans and Letters of Credit may be issued, as follows:

A.         Revolving Credit.

1.         Revolving Loans.

(i)         Subject to the terms and conditions of this Agreement, during the Commitment Period, the Revolving Loan Lenders shall make a Revolving Loan or Revolving Loans to Borrowers in such amount or amounts as Borrowers may from time to time request, but not exceeding in aggregate principal amount at any time outstanding hereunder the Revolving Borrowing Limit, when such Revolving Loans are combined with the Letter of Credit Exposure. Subject to the provisions of Section 3.6, all Revolving Loans shall bear interest at the Derived Base Rate, Derived Daily Simple SOFR Rate or Derived Term SOFR Rate.

(ii)         The Borrowers shall pay interest on the unpaid principal amount of each Revolving Loan outstanding from time to time from the date thereof until paid: (a) in respect of each Base Rate Loan, Daily Simple SOFR Loan and Term SOFR Loan, on each Interest Payment Date and in the event of any conversion of any Term SOFR Loan prior to the end of the Interest Period therefor, accrued interest on such Term SOFR Loan shall be payable on the effective date of such conversion; and (b) in respect of all Revolving Loans, at maturity (whether by acceleration or otherwise).

(iii)         The joint and several obligation of Borrowers to repay the Revolving Loans made by each Revolving Loan Lender and to pay interest thereon shall be evidenced by a Revolving Credit Note of Borrowers in the form of Exhibit A hereto (if requested by the particular Revolving Loan Lender), with appropriate insertions, dated the Closing Date and payable to the order of such Revolving Loan Lender in the principal amount of its Revolving Credit Commitment, or, if less, the aggregate unpaid principal amount of Revolving Loans made hereunder by such Revolving Loan Lender. Subject to the provisions of this Agreement, Borrowers shall be entitled under this Section 2.1A to borrow Revolving Loans, repay the same in whole or in part and reborrow hereunder at any time and from time to time during the Commitment Period.

2.         Letters of Credit.

(i)         Subject to the terms and conditions of this Agreement, during the Commitment Period, Issuing Lender shall, but only as Issuing Lender for the Revolving Loan Lenders, issue such Letters of Credit for the account of Borrowers or any other Credit Party, as Borrowers may from time to time request. Borrowers shall not request any Letter of Credit (and Issuing Lender shall not be obligated to issue any Letter of Credit) if, after giving effect thereto, (a) the aggregate undrawn face amount of all issued and outstanding Letters of Credit would exceed the Letter of Credit Sublimit or (b) the Revolving Credit Exposure would exceed the Revolving Borrowing Limit. The issuance of each Letter of Credit shall confer upon each Revolving Loan Lender the benefits and liabilities of a participation consisting of an undivided Pro Rata Share in the Letter of Credit to the extent of such Revolving Loan Lender’s Applicable Commitment Percentage.

(ii)         Each request for a Letter of Credit shall be delivered to Agent (and the Issuing Lender, if the Issuing Lender is a Lender other than Agent) not later than 12:00 P.M. two (2) Business Days prior to the day upon which the Letter of Credit is to be issued. Each such request shall be in a form acceptable to Agent and specify the face amount thereof, whether such Letter of Credit is a commercial documentary or a standby Letter of Credit, the account party, the beneficiary, the intended date of issuance, the expiry date thereof, and the nature of the transaction to be supported thereby. Concurrently with each such request, Borrowers, and any other Credit Party for whose benefit the Letter of Credit is to be issued, shall execute and deliver to Agent an appropriate application and agreement, being in the standard form of Agent for such letters of credit, as amended to conform to the provisions of this Agreement if required by Agent. Agent shall give each Revolving Loan Lender notice of each such request for a Letter of Credit.

(iii)         In respect of each Letter of Credit that is a commercial documentary letter of credit and the drafts thereunder, Borrowers jointly and severally agree (a) to pay to Agent, on a Pro Rata Basis for the benefit of the Revolving Loan Lenders, a non-refundable commission based upon the face amount of the Letter of Credit, which shall be paid quarterly in arrears, on each Regularly Scheduled Payment Date, at the rate per annum equal to the Applicable Margin for Revolving Loans which are SOFR Loans multiplied by the amount drawn under such Letter of Credit, and (b) to pay to Agent, for its sole account, such other issuance, amendment, negotiation, draw, acceptance, telex, courier, postage and similar transactional fees as are generally charged by Agent under its fee schedule as in effect from time to time. In respect of each Letter of Credit that is a standby letter of credit and the drafts thereunder, if any, whether issued for the account of Borrowers or another Credit Party, Borrowers agree (a) to pay to Agent, on a Pro Rata Basis for the benefit of the Revolving Loan Lenders, a non-refundable commission based upon the face amount of the Letter of Credit, which shall be paid quarterly in arrears, on each Regularly Scheduled Payment Date, at the rate per annum of the Applicable Margin for Revolving Loans which are SOFR Loans times the face amount of the Letter of Credit; (b) to pay to Issuing Lender, for its sole account, an additional Letter of Credit fee, which shall be paid quarterly in arrears, on each Regularly Scheduled Payment Date, at the rate per annum of 0.25% of the face amount of such Letter of Credit, calculated based on a 360-day year and the actual number of days elapsed; and (c) to pay to Issuing Lender for its sole account, such other issuance, amendment, negotiation, draw, acceptance, telex, courier, postage and similar transactional fees as are generally charged by Agent under its fee schedule as in effect from time to time.

(iv)         Whenever a Letter of Credit is drawn, Borrowers shall immediately reimburse Issuing Lender for the amount drawn. In the event that the amount drawn is not reimbursed by Borrowers within one (1) Business Day of the drawing of such Letter of Credit, at the sole option of Agent (and the Issuing Lender, if the Issuing Lender is a Lender other than Agent), Borrowers shall be deemed to have requested a Revolving Loan, subject to the provisions and requirements of subpart 1 of this Section 2.1A and Section 2.2(a) hereof, in the amount drawn. Such Revolving Loan shall be evidenced by the Revolving Credit Notes. Each Revolving Loan Lender agrees to make a Revolving Loan on the date of such notice, subject to no conditions precedent whatsoever. Each Revolving Loan Lender acknowledges and agrees that its obligation to make a Revolving Loan pursuant to subpart 1 of this Section 2.1A when required by this subpart 2 of this Section 2.1A is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that its payment to Agent, for the account of Agent, of the proceeds of such Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not such Lender’s Revolving Credit Commitment shall have been reduced or terminated. Each Revolving Loan Lender also agrees with Agent that Agent shall not be responsible for, and each Revolving Loan Lender’s obligations under this subpart 2 of this Section 2.1A shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among Borrowers and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of Borrowers against any beneficiary of such Letter of Credit or any such transferee. Agent shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit issued by it, except for errors or omissions caused by Agent’s gross negligence or willful misconduct. Borrowers irrevocably authorize and instruct Agent to apply the proceeds of any borrowing pursuant to this paragraph to reimburse, in full, Agent for the amount drawn on such Letter of Credit. Each such Revolving Loan shall be deemed a SOFR Loan unless otherwise requested by and available to Borrowers hereunder. Each Revolving Loan Lender is hereby authorized to record on its records relating to its Revolving Loans such Revolving Loan Lender’s Pro Rata Share of the amounts paid and not reimbursed on the Letters of Credit. In addition, each Revolving Loan Lender agrees to risk participate in the Existing Letters of Credit as provided in subsection (v) below.

(v)         Existing Letters of Credit. Schedule 2.2 hereto contains a description of all letters of credit outstanding on, and to continue in effect after, the Closing Date. Each such letter of credit issued by a bank that is or becomes a Revolving Loan Lender under this Agreement on the Closing Date (each, an “Existing Letter of Credit”) shall constitute a “Letter of Credit” for all purposes of this Agreement, issued, for purposes of Section 2.1A(2)(iv) hereof, on the Closing Date. The Borrowers, the Agent and the Revolving Loan Lenders hereby agree that, from and after such date, the terms of this Agreement shall apply to the Existing Letters of Credit, superseding any other agreement theretofore applicable to them to the extent inconsistent with the terms hereof. Notwithstanding anything to the contrary in any reimbursement agreement applicable to the Existing Letters of Credit, the fees payable in connection with each Existing Letter of Credit to be shared with the Revolving Loan Lenders shall accrue from the Closing Date at the rate provided in Section 2.1A(2)(iii) hereof.

3.         Swing Loans.

(i)         Subject to the terms and conditions of this Agreement, during the Commitment Period applicable to the Revolving Credit Commitment, (A) other than for any Swing Loans automatically funded into a disbursement account pursuant to a “sweep” cash arrangement among the Borrowers and the Agent, the Swing Line Lender shall make a Swing Loan or Swing Loans to the Borrowers in such amount or amounts as the Borrowers, through an Authorized Officer, may from time to time request and to which the Swing Line Lender may agree, and (B) the Swing Line Lender may elect, in its sole discretion, to automatically fund Swing Loans into a disbursement account of the Borrowers pursuant to a “sweep” cash arrangement among the Borrowers and the Agent; provided that the Borrowers shall not request pursuant to subpart (A) above, and the Swing Line Lender shall not elect to make pursuant to subpart (B) above, any Swing Loan if, after giving effect thereto, (1) the Revolving Credit Exposure would exceed the Revolving Credit Commitment, or (2) the Swing Line Exposure would exceed the Swing Line Commitment. Each Swing Loan shall be due and payable on the Swing Loan Maturity Date applicable thereto. Each Swing Loan shall be made in Dollars.

(ii)         If the Swing Line Lender so elects, by giving notice to the Borrowing Agent and the Revolving Loan Lenders (a “Notice of Swing Loan Refunding”), the Borrowers agree that the Swing Line Lender shall have the right, in its sole discretion, to require that the then outstanding Swing Loans be refinanced as a Revolving Loan. Such Revolving Loan shall be a Base Rate Loan unless otherwise requested by and available to the Borrowers hereunder. Upon receipt of such Notice of Swing Loan Refunding by the Borrowing Agent and the Revolving Loan Lenders, the Borrowers shall be deemed, on such day, to have requested a Revolving Loan in the principal amount of such Swing Loan in accordance with Section 2.1A hereof. Such Revolving Loan shall be evidenced by the Revolving Credit Notes in the form attached hereto as Exhibit G (or, if a Revolving Loan Lender has not requested a Revolving Credit Note, by the records of the Agent and such Revolving Loan Lender). Each Revolving Loan Lender agrees that its payment to the Agent, for the account of the Swing Line Lender, of the proceeds of such Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not the Revolving Credit Commitment shall have been reduced or terminated. The Borrowers irrevocably authorize and instruct the Agent to apply the proceeds of any borrowing pursuant to this Section 2.1A(3)(ii) to repay in full such Swing Loan. Each Revolving Loan Lender is hereby authorized to record on its records relating to its Revolving Credit Note (or, if such Revolving Loan Lender has not requested a Revolving Credit Note, its records relating to Revolving Loans) such Revolving Loan Lender’s pro rata share of the amounts paid to refund such Swing Loan.

(iii)         If, for any reason, the Swing Line Lender is unable to or, in the opinion of the Agent, it is impracticable to, convert any Swing Loan to a Revolving Loan as a consequence of a Notice of Swing Loan Refunding pursuant to the preceding Section 2.1A(3)(ii), then on any day that a Swing Loan is outstanding (whether before or after the maturity thereof), the Agent shall have the right to request that each Revolving Loan Lender fund a participation in such Swing Loan to which such Notice of Swing Loan Refunding relates, and the Agent shall promptly notify each Revolving Loan Lender thereof (by email (confirmed by telephone) or telephone (confirmed in writing). Upon such notice, but without further action, the Swing Line Lender hereby agrees to grant to each Revolving Loan Lender, and each Revolving Loan Lender hereby agrees to acquire from the Swing Line Lender, an undivided participation interest in the right to share in the payment of such Swing Loan in an amount equal to such Revolving Loan Lender’s Applicable Commitment Percentage of the principal amount of such Swing Loan. In consideration and in furtherance of the foregoing, each Revolving Loan Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Agent, for the benefit of the Swing Line Lender, such Revolving Loan Lender’s ratable share of such Swing Loan (determined in accordance with such Revolving Loan Lender’s Applicable Commitment Percentage). Each Revolving Loan Lender shall comply with its obligation under this Section 2.1A(3)(iii) by wire transfer of immediately available funds.

(iv)         Obligations Unconditional. Each Revolving Loan Lender’s obligation to make Revolving Loans pursuant to Section 2.1A(2)(ii) above and/or to purchase Swing Loan participations in connection with a Notice of Swing Loan Refunding pursuant to Section 2.1A(2)(iii) above shall be subject to the conditions that (A) such Revolving Loan Lender shall have received a Notice of Swing Loan Refunding complying with the provisions hereof and (B) at the time the Swing Loans that are the subject of such Notice of Swing Loan Refunding were made, the Swing Line Lender had no actual written notice from another Lender that an Event of Default had occurred and was continuing, but otherwise shall be absolute and unconditional, shall be solely for the benefit of the Swing Line Lender, and shall not be affected by any circumstance, including, without limitation, (1) any set-off, counterclaim, recoupment, defense or other right that such Lender may have against any other Lender, any Borrower, any Guarantor of Payment, or any other Person, or any Borrower or any Guarantor of Payment may have against any Lender or other Person, as the case may be, for any reason whatsoever, (2) the occurrence or continuance of a Default or Event of Default, (3) any event or circumstance involving a Material Adverse Effect, (4) any breach of any Loan Document by any party thereto, or (5) any other circumstance, happening or event, whether or not similar to any of the foregoing.

(v)         The Borrowers shall pay interest to the Agent, for the sole benefit of the Swing Line Lender (and any Lender that shall have funded a participation in such Swing Loan), on the unpaid principal amount of each Swing Loan outstanding from time to time from the date thereof until paid at the Derived Base Rate from time to time in effect. Interest on each Swing Loan shall be payable on each Regularly Scheduled Payment Date. Each Swing Loan shall bear interest for a minimum of one day.

B.         Term Loan.

(i)         Subject to the terms and conditions of this Agreement, the Term Loan Lenders shall make a Term Loan to Borrowers on the Closing Date, in the amount for each Term Loan Lender equal to its respective Term Loan Commitment. To evidence the Term Loan, Borrowers shall execute and deliver to each Term Loan Lender a Term Note, substantially in the form of Exhibit F hereto, with appropriate insertions. The Term Loan shall be payable in consecutive quarterly installments in the amounts set forth in the table below, commencing March 31, 2025, and continuing on each Regularly Scheduled Payment Date thereafter, with a final payment in the amount of the then remaining balance thereof payable in full on October 31, 2029. The Term Loan may not be reborrowed.

Year	March 31	June 30	September 30	December 31
2025	$687,500	$687,500	$687,500	$687,500
2026	$1,031,250	$1,031,250	$1,031,250	$1,031,250
2027	$1,375,000	$1,375,000	$1,375,000	$1,375,000
2028	$1,375,000	$1,375,000	$1,375,000	$1,375,000
2029	$1,718,750	$1,718,750	$1,718,750	N/A

(ii)         Subject to the provisions of Section 3.6 and as identified to the Agent in the writing, the Term Loan shall bear interest at the Derived Base Rate, Derived Daily Simple SOFR Rate or Derived Term SOFR Rate.

(iii)         The Borrowers shall pay interest on the unpaid principal amount of the Term Loan outstanding from time to time from the date thereof until paid (a) in respect of each Base Rate Loan, Daily Simple SOFR Loan and Term SOFR Loan, on each Interest Payment Date and in the event of any conversion of any Term SOFR Loan prior to the end of the Interest Period therefor, accrued interest on such Term SOFR Loan shall be payable on the effective date of such conversion; and (b) in respect of all portions of the Term Loan, at maturity (whether by acceleration or otherwise).

SECTION 2.2    CONDITIONS TO LOANS AND LETTERS OF CREDIT. The obligation of the Lenders to make a Loan and of Agent to issue any Letter of Credit is conditioned, in the case of each borrowing or issuance hereunder, upon:

(a)         all conditions precedent as listed in Article IV hereof shall have been satisfied;

(b)         receipt by Agent of a Notice of Loan, such notice to be received by 12:00 P.M. on the proposed date of borrowing;

(c)         with respect to Letters of Credit, satisfaction of the notice provisions set forth in subsection 2 of Section 2.1A hereof;

(d)         the fact that no Default or Event of Default shall then exist or immediately after the making of the Loan or issuance of the Letter of Credit would exist;

(e)         the fact that no Material Adverse Effect, in the reasonable opinion of Agent, shall have occurred;

(f)         the fact that each of the representations and warranties contained in Article VII hereof shall be true and correct in all material respects (without duplication of materiality qualifiers) with the same force and effect as if made on and as of the date of the making of such Loan, or the issuance of the Letter of Credit, except to the extent that any thereof expressly relate to an earlier date;

(g)         Each request for: (i) a Term SOFR Loan shall be in an amount of not less than $500,000, increased by increments of $100,000; and (ii) a Swing Loan shall be in an amount agreed to by the Swing Line Lender; and

(h)         The Borrowers shall not request that Term SOFR Loans be outstanding for more than six (6) different Interest Periods at the same time, or such higher number of Interest Periods as agreed in writing by the Agent.

Each request by Borrowers for the making of a Loan or for the issuance of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Credit Parties as of the date of such request as to the facts specified in (d) and (f) above. Borrowers’ obligations to pay all or any portion of the Secured Debt or the Notes when due under the terms hereof is without setoff or counterclaim.

SECTION 2.3    PAYMENT ON NOTES, ETC.

(a)         Time and Manner of Payments. All payments of principal, interest and commitment and other fees shall be made to Agent in immediately available funds for the account of the Lenders. Agent shall maintain a record of (a) any principal, interest or other payment, and (b) the principal amount of the SOFR Loans and all prepayments thereof and the applicable dates with respect thereto, by such method as such Agent may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrowers’ obligations with respect to the Secured Debt. The aggregate unpaid amount of Loans set forth on the records of Agent shall be rebuttably presumptive evidence of the principal and interest owing and unpaid on each Loan. Whenever any payment to be made hereunder, including without limitation any payment to be made on any Loan, shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in each case be included in the computation of the interest payable on such Loan.

(b)         Application of Funds. Notwithstanding anything else to the contrary contained herein, any funds received by Agent or any Lender with respect to the Secured Debt shall be applied as follows:

(i)         No Default. Subject to Section 2.7 hereof, if at the time any such funds are received hereunder (A) the Secured Debt has not been accelerated pursuant to Article IX, and (B) no Event of Default has occurred and be continuing (or if an Event of Default has occurred and is continuing, Agent, at the direction of the Required Lenders, shall not have provided notice to a Borrower of its intention to apply the provisions of Section 2.3(b)(ii)), in the following manner: (a) first, to the following items (i), (ii) and (iii) below in such manner as Borrowers shall direct (except that Borrowers may not alter the division as between Lenders as set forth in subparts (ii) and (iii) below), or in the absence of such direction in the following order: (i) to the payment of all of the interest which shall be due and payable on the principal of the Secured Debt at the time of such payment in accordance with each Lender’s Applicable Commitment Percentage; (ii) pro rata to the payment of scheduled principal payments of the Term Loan that are then due in accordance with each Term Loan Lender’s Aggregate Term Loan Commitment Percentage, (iii) to the payment of all fees, charges and reimbursable expenses due and payable to Agent or a Lender under the Secured Debt, this Agreement or the other Loan Documents at such time and (C) the payment of all obligations and liabilities of Borrowers under any Hedge Agreement entered into by Borrowers with the Secured Creditors to the extent then due and payable; (b) second, subject to the provisions of Section 2.4 hereof and the fees set forth in Section 2.4, if applicable, to the payment of the principal amount of any Revolving Loans then outstanding in accordance with each Revolving Loan Lender’s Applicable Commitment Percentage; and (c) third, to Borrowers.

(ii)         Post-Default. Notwithstanding and in lieu of Section 2.7 hereof, if the Debt has been accelerated pursuant to Article IX, or if an Event of Default shall have occurred and be continuing (and Agent, at the direction of the Required Lenders, has provided notice to a Borrower of its intention to apply the provisions of this Section 2.3(b)(ii)), then such funds received with respect to the Secured Debt shall be applied in the following manner: (A) first, to the payment or reimbursement of Agent for all costs, expenses, disbursements and losses owing pursuant to this Agreement which shall have been incurred or sustained by Agent or the Lenders in or incidental to the collection of the Secured Debt or the exercise, protection or enforcement by Agent of all or any of the rights, remedies, powers and privileges of Lenders and Agent under this Agreement, the Notes, or any of the other Loan Documents and in and towards the provision of adequate indemnity to Agent and any of Lenders against all taxes or liens which by law shall have, or may have, priority over the rights of Agent or Lenders in and to such funds; (B) second, to the payment of all of the accrued but unpaid interest on the principal of the Loans in accordance with each Lender’s Aggregate Commitment Percentage; (C) third, pro rata to (i) the payment of principal of the Loans in accordance with each Lender’s Aggregate Commitment Percentage and (ii) the payment of all obligations and liabilities of any Borrower under any Hedge Agreement entered into by a Borrower with the Secured Creditors; (D) fourth, to the payment of any other amounts owing to the Lenders pursuant to this Agreement and the other Loan Documents, in accordance with each Lender’s Aggregate Commitment Percentage; (E) fifth, to the payment of any other Secured Debt to be allocated pro rata amongst the Secured Creditors based on the amount of such Secured Debt outstanding, and (F) sixth, to Borrowers or whoever else may be lawfully entitled thereto.

SECTION 2.4    PREPAYMENT. Borrowers shall have the right at any time or from time to time to prepay all or any part of the principal amount of the Loans then outstanding, to be applied pursuant to the terms of Section 2.3(b) hereof, plus interest accrued on the amount so prepaid to the date of such prepayment. Borrowers shall give Agent notice of prepayment of any Loan by not later than 12:00 P.M. on the Business Day such prepayment is to be made. Notwithstanding anything contrary contained herein, Borrowers hereby agree to give Agent at least 10 Business Days prior notice of a prepayment of the Secured Debt in full in connection with a termination of this Agreement.

SECTION 2.5    COMMITMENT AND OTHER FEES; INCREASE OF COMMITMENT.

(a)         Borrowers shall pay to Agent, for the Ratable Account of the Revolving Loan Lenders (other than Defaulting Lenders), as a consideration for the Commitment, an unused fee from the date hereof to and including the last day of the Commitment Period, payable quarterly in arrears, equal to (a) the Applicable Margin for the Unused Fee, times (b) (i) the average daily Maximum Revolving Amount in effect during such month, minus (ii) the average daily Revolving Credit Exposure (exclusive of the Swing Line Exposure) during such month. The Unused Fee shall be payable in arrears, on December 31, 2024, and on the last day of each succeeding March, June, September and December thereafter, and on the last day of the Commitment Period.

(b)         (i)         At any time during the period from the Closing Date until a date that is six (6) months prior to the last day of the Commitment Period (the “Commitment Increase Period”), the Borrowing Agent may request that Agent increase the Maximum Revolving Amount; provided that the aggregate amount of all such increases made pursuant to this subsection shall not exceed an aggregate amount of Twenty Million Dollars ($20,000,000). Borrowers shall not make more than two (2) such requests during the Commitment Increase Period and each such request for an increase shall be in an amount of at least Five Million Dollars ($5,000,000), increased by increments of One Million Dollars ($1,000,000), and may be made by either (1) increasing, for one or more Revolving Loan Lenders, with their prior written consent, their respective Revolving Credit Commitments or Applicable Commitment Percentages, or (2) including one or more Additional Lenders, each with a new commitment under the Revolving Credit Commitment, as a party to this Agreement (each an “Additional Commitment” and, collectively, the “Additional Commitments”), in each case in such allocation as determined by Agent in its sole discretion. Notwithstanding the foregoing, the existing Lenders shall be given the opportunity to provide Additional Commitments prior to Additional Lenders becoming party to this Agreement. If, within ten (10) Business Days of the written request of the Agent, the Agent has not received an additional commitment from an existing Lender with respect to such increase, such existing Lender shall be deemed to have declined to provide a commitment with respect thereto.

(ii)         During the Commitment Increase Period, one or more Additional Commitments shall be permitted upon satisfaction or waiver of the following requirements: (A) each Additional Lender, if any, shall execute an Additional Lender Assumption Agreement; (B) the Agent shall provide to the Borrowers and each Lender a revised Schedule 1 to this Agreement, including revised Applicable Commitment Percentages and/or Revolving Credit Commitments for each of the Lenders, if appropriate, at least three (3) Business Days prior to the date of the effectiveness of such Additional Commitments (each an “Additional Lender Assumption Effective Date”), and (C) the Borrowers shall execute and deliver to Agent and the applicable Lenders such replacement or additional Revolving Credit Notes as shall be required by the Agent. The Lenders hereby authorize Agent to execute each Additional Lender Assumption Agreement on behalf of the Lenders.

(iii)         On each Additional Lender Assumption Effective Date with respect to the Revolving Credit Commitment, the Lenders shall make adjustments among themselves with respect to the Revolving Loans then outstanding and amounts of principal, interest, unused fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of Agent, in order to reallocate among the applicable Lenders such outstanding amounts, based on the revised Applicable Commitment Percentages and Revolving Credit Commitments and to otherwise carry out fully the intent and terms of this Section 2.5(b). In connection therewith, it is understood and agreed that the Maximum Amount of any Lender will not be increased without the prior written consent of such Lender. The Borrowers shall not request any increase in the Revolving Credit Commitment pursuant to this subsection (b) if a Default or an Event of Default shall then exist, or, immediately after giving pro forma effect to any such increase, would exist; provided that, for purposes of calculating pro forma compliance hereunder, the aggregate amount of the Additional Commitment shall be considered fully drawn at the time of such Additional Commitment. At the time of any such increase, the Agent, the Credit Parties and the Lenders shall enter into an amendment to evidence such increase and to address related provisions as deemed necessary or appropriate by Borrowing Agent and Agent. Upon each increase of the Revolving Credit Commitment, the Total Commitment Amount shall be automatically increased by the same amount. In the event of any conflict between the terms of this Section 2.5 and Section 11.10, the terms of this Section 2.5 shall govern and control.

SECTION 2.6    COMPUTATION OF INTEREST AND FEES; DEFAULT RATE.

(a)         With the exception of Base Rate Loans, interest on Loans, Related Expenses and commitment and other fees and charges hereunder shall be computed on the basis of a year having three hundred sixty (360) days and calculated for the actual number of days elapsed. With respect to Base Rate Loans, interest shall be computed on the basis of a year having three hundred sixty-five (365) days or three hundred sixty-six (366) days, as the case may be, and calculated for the actual number of days elapsed. Anything herein to the contrary notwithstanding, if an Event of Default shall occur hereunder, at the option of Agent or the Required Lenders (but automatically with respect to an Event of Default under Section 8.14 hereof), (a) the principal of each Loan and the unpaid interest thereon shall bear interest, from the date of the occurrence of such Event of Default until paid, at the Default Rate; and (b) the fee for the aggregate undrawn face amount of all issued and outstanding Letters of Credit shall be increased by two percent (2%). In no event shall the rate of interest hereunder exceed the Highest Lawful Rate. For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents (and stated herein or therein, as applicable, to be computed on the basis of 360 days or any other period of time less than a calendar year) are equivalent are the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 360 or such other period of time, respectively.

(b)         The applicable Adjusted Daily Simple SOFR shall be determined by the Agent, and such determination shall be conclusive absent manifest error. The Agent, upon determining the interest rate for any Borrowing, shall promptly notify the Borrowers thereof. Any changes in the Applicable Margin shall be determined by the Agent in accordance with the provisions set forth in the definition of “Applicable Margin,” as applicable, and the Agent will promptly provide notice of such determinations to the Borrowers. Any such determination by the Agent shall be conclusive and binding absent manifest error.

(c)         If for any reason Daily Simple SOFR is unavailable for a period of longer than ten (10) consecutive SOFR Business Days, as provided in the definition of “Daily Simple SOFR”, the provisions of Section 3.6 will be applicable.

SECTION 2.7    MANDATORY PAYMENT.

(a)         If the Revolving Credit Exposure at any time exceeds the Revolving Borrowing Limit, Borrowers shall, as promptly as practicable, but in no event later than the next Business Day, prepay an aggregate principal amount of the Revolving Loans sufficient to cause the Revolving Credit Exposure not to be in excess of the Revolving Borrowing Limit (without a permanent commitment reduction).

(b)         If, at any time, the Swing Line Exposure shall exceed the Swing Line Commitment, the Borrowers shall, as promptly as practicable, but in no event later than the next Business Day, pay an aggregate principal amount of the Swing Loans sufficient to bring the Swing Line Exposure within the Swing Line Commitment.

(c)         If any Credit Party commences and completes a public or private offering of equity or debt securities (other than (i) a debt offering permitted under Section 5.8 hereof, or (iii) an equity or debt offering by any Credit Party to another Credit Party), then 100% of the Net Cash Proceeds of any such equity or debt offering shall be paid, within 5 days of receipt of such Net Cash Proceeds by such Company, to Agent, for the benefit of the Lenders, to be applied as a prepayment of the Loans. The provisions of this Section 2.7(c) shall not be understood to limit the rights and remedies of Agent and the Lenders for any breach of the provisions of this Agreement.

(d)         If any Credit Party sells or otherwise disposes of any assets (other than assets specifically permitted to be sold or disposed pursuant to Section 5.12 to the extent they have not been made specifically subject to this Section 2.7(d) under the provisions of Section 5.12), then the Net Cash Proceeds, in an amount in excess of $1,000,000, of such sale or disposition shall be paid, within ten (10) days of the receipt of such proceeds, by Borrowers to Agent, for the benefit of the Lenders, to be applied as a prepayment on the Loans; provided, however, that so long as no Default or Event of Default then exists or would exist as a result thereof, Borrowers shall not be required to prepay the Loans with any such Net Cash Proceeds to the extent that Borrowers indicate to the Agent that they (or any Credit Party) intend to reinvest such Net Cash Proceeds within 270 days of receipt thereof in assets used in the business of any Company and which will be subject to a first priority Lien of Agent for the benefit of the Lenders, subject only to Permitted Liens. To the extent any Net Cash Proceeds are not so reinvested within 270 days of receipt thereof, Borrowers shall make the prepayment otherwise provided by this Section 2.7(d). The provisions of this Section 2.7(d) shall not be understood to limit the rights and remedies of Agent and the Lenders for any breach of the provisions of Section 5.12 hereof.

(e)         Upon receipt by Agent or a Company of any insurance proceeds (other than business interruption insurance) (“Insurance Proceeds”), then 100% of the net Insurance Proceeds shall be applied as a mandatory prepayment of the Loans; provided, however, that so long as no Default or Event of Default then exists or would exist as a result thereof, Borrowers may use such Insurance Proceeds for the purpose of replacing, repairing, or restoring the insured property; provided, further, however, that if such funds have not been applied to such replacing, repairing or restoring within 270 days of the receipt thereof, Borrowers shall pay any remaining portion of such sums to Agent for application to the Loans.

(f)         Upon receipt by Agent or a Credit Party of any proceeds (other than Insurance Proceeds) resulting from any condemnation, seizure, taking, confiscation or requisition for use of any property of a Credit Party to the extent the proceeds received by a Credit Party from such condemnation, seizure, taking, confiscation or requisition exceeds $1,000,000, by the exercise of the power of eminent domain or otherwise, then 100% of such net proceeds shall be applied as a mandatory prepayment of the Loans; provided, however, that so long as no Default or Event of Default then exists or would exist as a result thereof, Borrowers may use such proceeds for the purpose of replacing, repairing, or restoring such property; provided, further, however, that if such funds have not been applied to such replacing, repairing or restoring within 270 days of the receipt thereof, Borrowers shall pay any remaining portion of such sums to Agent for application to the Loans.

(g)         Each prepayment of the Loans pursuant to this Section 2.7 (other than subpart (a)) (unless subject to the provisions of Section 2.3(b)(ii) hereof) shall be applied in the following order: (A) prepayment of the Term Loan, together with all accrued and unpaid interest on the principal amount prepaid, until such Term Loan is paid in full, in the inverse order of maturity, based on each Term Loan Lender’s Applicable Commitment Percentage, and (B) prepayment in full of all outstanding Revolving Loans, which such prepayment shall not constitute a permanent reduction to the Revolving Credit Commitment. Any prepayment required to be made under this Section 2.7 shall be subject to any fee or other charge in connection with any Hedge Agreement.

SECTION 2.8    CASH COLLATERAL At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Agent or the Issuing Lender (with a copy to the Agent), the Borrowers shall Cash Collateralize the Issuing Lender’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 11.10(a)(iv) hereof and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(a)         Grant of Security Interest. The Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Agent, for the benefit of the Issuing Lender, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of the Letter of Credit Exposure, to be applied pursuant to subsection (b) below. If, at any time, the Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Agent and the Issuing Lender as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrowers will, promptly upon demand by the Agent, pay or provide to the Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by such Defaulting Lender).

(b)         Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.8 or Section 11.10 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of the Letter of Credit Exposure (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(c)         Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Issuing Lender’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.8 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Agent and the Issuing Lender that there exists excess Cash Collateral; provided that (A) subject to Section 11.10 hereof, the Person providing Cash Collateral and the Issuing Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations, and (B) the extent that such Cash Collateral was provided by the Borrowers, such Cash Collateral shall remain subject to any security interest granted pursuant to the Loan Documents.

ARTICLE III. ADDITIONAL PROVISIONS RELATING TO
LOANS; INCREASED CAPITAL; TAXES

SECTION 3.1    REQUIREMENTS OF LAW, ETC.

(a)         If, after the Closing Date, (i) the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by a Governmental Authority, or (ii) the compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority:

(i)         shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit or any SOFR Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Taxes and Excluded Taxes which are governed by Section 3.2 hereof);

(ii)         shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender; or

(iii)         shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining SOFR Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrowers shall pay to such Lender, promptly after receipt of a written request therefor, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection (a), such Lender shall promptly notify Borrowing Agent (with a copy to the Agent) of the event by reason of which it has become so entitled.

(b)         If any Lender shall have determined that, after the Closing Date, the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof by a Governmental Authority or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder, or under or in respect of any Letter of Credit, to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration the policies of such Lender or such corporation with respect to capital adequacy), then from time to time, upon submission by such Lender to Borrowing Agent (with a copy to the Agent) of a written request therefor (which shall include the method for calculating such amount), the Borrowers shall promptly pay or cause to be paid to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

(c)         For purposes of this Section 3.1, the Dodd-Frank Act, any requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) under Basel III, and any rules, regulations, orders, requests, guidelines and directives adopted, promulgated or implemented in connection with any of the foregoing, regardless of the date adopted, issued, promulgated or implemented, are deemed to have been introduced and adopted after the Closing Date.

(d)         A certificate as to any additional amounts payable pursuant to this Section 3.1 submitted by any Lender to Borrowing Agent (with a copy to the Agent) shall be conclusive absent manifest error. In determining any such additional amounts, such Lender may use any method of averaging and attribution that it (in its sole discretion) shall deem applicable. The obligations of the Borrowers pursuant to this Section 3.1 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

SECTION 3.2    TAX LAW, ETC.

(a)         Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)         Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable laws. If any applicable laws (as determined in the reasonable discretion of the Agent) require the deduction or withholding of any Tax from any such payment by the Agent or a Credit Party, then the Agent or such Credit Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)         If any Credit Party or the Agent shall be required by the Code to withhold or deduct any Taxes, including both United States federal backup withholding and withholding taxes, from any payment, then (A) the Agent shall withhold or make such deductions as are determined by the Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Credit Party shall be increased as necessary so that, after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.2), the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)         If any Credit Party or the Agent shall be required by any applicable laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Credit Party or the Agent, as required by such laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Credit Party or the Agent, to the extent required by such laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Credit Party shall be increased as necessary so that, after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.2), the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)         Payment of Other Taxes by the Credit Parties. Without limiting the provisions of subsection (a) above, the Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or, at the option of the Agent, timely reimburse it for the payment of, any Other Taxes.

(c)         Tax Indemnifications.

(i)         Each of the Credit Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.2) payable or paid by such Recipient, or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowing Agent by a Lender or the Issuing Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender or the Issuing Lender, shall be conclusive absent manifest error. Each of the Credit Parties shall also, and does hereby, jointly and severally indemnify the Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, for any amount that a Lender or the Issuing Lender for any reason fails to pay indefeasibly to the Agent as required pursuant to Section 3.2(c)(ii) below.

(ii)         Each Lender and the Issuing Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within ten (10) days after demand therefor, (A) the Agent against any Indemnified Taxes attributable to such Lender or the Issuing Lender (but only to the extent that any Credit Party has not already indemnified the Agent for such Indemnified Taxes and, without limiting the obligation of the Credit Parties to do so), (B) the Agent and the Credit Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.9(d) hereof relating to the maintenance of a Participant Register, and (C) the Agent and the Credit Parties, as applicable, against any Excluded Taxes attributable to such Lender or the Issuing Lender, in each case, that are payable or paid by the Agent or a Credit Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender and the Issuing Lender hereby authorize the Agent to set off and apply any and all amounts at any time owing to such Lender or the Issuing lender, as the case may be, under this Agreement or any other Loan Document against any amount due to the Agent under this subpart (ii).

(d)         Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority, as provided in this Section 3.2, the Borrowers shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(e)         Status of Lenders; Tax Documentation.

(i)         Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowing Agent and the Agent, at the time or times reasonably requested by the Borrowing Agent or the Agent, such properly completed and executed documentation reasonably requested by the Borrowing Agent or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowing Agent or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowing Agent or the Agent as will enable the Borrowing Agent or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two (2) sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.2(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if, in the Lender’s reasonable judgment, such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense, or would materially prejudice the legal or commercial position of such Lender.

(ii)         Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person,

(A)         any Lender that is a U.S. Person shall deliver to the Borrowers and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable written request of the Borrowers or the Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)         any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowing Agent and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowing Agent or the Agent), whichever of the following is applicable:

(1)         in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (y) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (z) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)         executed originals of IRS Form W-8ECI;

(3)         in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (y) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”), and (z) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or

(4)         to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and other certification documents from each beneficial owner, as applicable; provided that if, the Foreign Lender is a partnership and one (1) or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate, substantially in the form of Exhibit H-4 hereto on behalf of each such direct and indirect partner;

(C)         any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowing Agent and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowing Agent or the Agent), executed copies (or originals, as required) of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowing Agent or the Agent to determine the withholding or deduction required to be made; and

(D)         if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrowing Agent and the Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrowing Agent or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrowing Agent or the Agent as may be necessary for Borrowing Agent and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this subpart (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)         Each Lender agrees that if, any form or certification it previously delivered pursuant to this Section 3.2 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowing Agent and the Agent in writing of its legal inability to do so.

(f)         Treatment of Certain Refunds. Unless required by applicable laws, at no time shall the Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the Issuing Lender, or have any obligation to pay to any Lender or the Issuing Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the Issuing Lender, as the case may be. If any Recipient determines, in its sole but reasonable discretion, that it has received a refund of any Taxes as to which it has been indemnified by any Credit Party or with respect to which any Credit Party has paid additional amounts pursuant to this Section 3.2, it shall pay to such Credit Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Credit Party under this Section 3.2 with respect to the Taxes giving rise to such refund); net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Credit Party, upon the request of the Recipient, agrees to repay the amount paid over to such Credit Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to such Credit Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Credit Party or any other Person.

(g)         Survival. Each party’s obligations under this Section 3.2 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender or the Issuing Lender, the termination of the Commitment and the repayment, satisfaction or discharge of all other Obligations.

SECTION 3.3    REPLACEMENT OF LENDERS; CHANGE OF LENDING OFFICE.

(a)         Replacement of Lenders. The Borrowing Agent shall be permitted to replace any Lender that requests reimbursement for amounts owing pursuant to Section 3.1, 3.2(a) or 3.2(c) hereof, or asserts its inability to make a SOFR Loan pursuant to Section 3.4 hereof; provided that (a) such replacement does not conflict with any law, (b) no Default or Event of Default shall have occurred and be continuing at the time of such replacement, (c) prior to any such replacement, such Lender shall have taken no action under Section 3.3(b) hereof so as to eliminate the continued need for payment of amounts owing pursuant to Section 3.1, 3.2(a) or 3.2(c) hereof or, if it has taken any action, such request has still been made, (d) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement and assume all commitments and obligations of such replaced Lender, (e) the Borrowers shall be liable to such replaced Lender under Section 3.4(c) hereof if any Term SOFR Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (f) the replacement Lender, if not already a Lender, shall be satisfactory to the Agent, (g) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 11.9 hereof (provided that the Borrowers (or the succeeding Lender, if such Lender is willing) shall be obligated to pay the assignment fee referred to therein), and (h) until such time as such replacement shall be consummated, the Borrowers shall pay all additional amounts (if any) required pursuant to Section 3.1 3.2(a) or 3.2(c) hereof, as the case may be; provided that a Lender shall not be required to make any such assignment if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to replace such Lender cease to apply.

(b)         Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.1 or 3.2(a) or 3.2(c) hereof with respect to such Lender, it will, if requested by the Borrowing Agent, use reasonable efforts (subject to overall policy considerations of such Lender) to designate (or assign to) another lending office (or an Affiliate of such Lender, if practical for such Lender) for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage; and provided, further, that nothing in this Section 3.3 shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 3.1, 3.2(a) or 3.2(c) hereof.

SECTION 3.4    INABILITY TO DETERMINE RATES; FUNDING LOSSES.

(a)         Illegality. If the Agent determines that any applicable law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Agent, any Lender or their applicable lending offices to make, maintain or fund Loans whose interest is determined by reference to Adjusted Term SOFR or Adjusted Daily Simple SOFR, or to determine or charge interest rates based upon the Adjusted Term SOFR or Adjusted Daily Simple SOFR, then, upon notice thereof to the Borrowers, (a) any obligation of Lenders to make or continue SOFR Loans or to convert Base Rate Loans to SOFR Loans shall be suspended, and (b) the Base Rate shall, if necessary to avoid such illegality, be determined by the Agent without reference to the Adjusted Term SOFR component of Base Rate, in each case until the Agent notifies the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrowers shall, upon demand from the Agent, prepay or, if applicable, convert all SOFR Loans to Base Rate Loans (and in such case the Base Rate shall, if necessary to avoid such illegality, be determined by the Agent without reference to the Adjusted Term SOFR component of Base Rate), (A) on the Interest Payment Date therefor, if the Agent may lawfully continue to maintain such SOFR Loans to such day, or immediately, if the Agent may not lawfully continue to maintain such SOFR Loans or (B) on the last day of the Interest Period therefor if the Agent or any Lender may lawfully continue to maintain such SOFR Loans to such day, or immediately, if the Agent may not lawfully continue to maintain such SOFR Loans and (ii) the Agent shall during the period of such suspension compute the Base Rate without reference to the Adjusted Term SOFR component thereof until it is no longer illegal for the Agent to determine or charge interest rates based upon the Adjusted Term SOFR. Upon any such conversion, the Borrowers shall also pay any additional amounts required pursuant to clause (c) below.

(b)         Inability to Determine Rates.

(i)         Temporary. If the Agent reasonably determines (which determination shall be conclusive and binding on the Borrowers) that “Adjusted Term SOFR” or “Adjusted Daily Simple SOFR” cannot be determined pursuant to the definition thereof other than due to a Benchmark Transition Event, the Agent will promptly so notify the Borrowers. Upon notice thereof by the Agent to the Borrowers, (i) any obligation of the Agent or the Lenders to make or continue SOFR Loans or to convert Base Rate Loans to SOFR Loans shall be suspended, (ii) all SOFR Loans shall be immediately converted to Base Rate Loans (and in such case the Base Rate shall be determined by the Agent without reference to the Adjusted Term SOFR component of Base Rate) and (iii) the component of Base Rate based upon the Adjusted Term SOFR will not be used in any determination of Base Rate until the Agent revokes such notice. Upon receipt of such notice, the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans or, failing that, will be deemed to have converted such request into a request for Base Rate Loans in the amount specified therein. Upon any such conversion, the Borrowers shall also pay any additional amounts required pursuant to clause (c) below.

(ii)         Permanent. If the Agent reasonably determines (which determination shall be conclusive and binding on the Borrowers) that the “Adjusted Daily Simple SOFR” or “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof as a result of a Benchmark Transition Event, the Agent will promptly so notify the Borrowers, and the provisions of Section 3.6 of this Agreement shall be applicable. Upon notice thereof by the Agent to the Borrowers , (i) any obligation of the Lenders to make or continue SOFR Loans or to convert Base Rate Loans to SOFR Loans shall be suspended, (ii) all SOFR Loans shall be immediately converted to Base Rate Loans (and in such case the Base Rate shall be determined by the Agent without reference to the Adjusted Term SOFR component of Base Rate) and (iii) the component of Base Rate based upon Adjusted Term SOFR will not be used in any determination of Base Rate. Upon receipt of such notice, the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans or, failing that, will be deemed to have converted such request into a request for Base Rate Loans in the amount specified therein. Unless and until the Agent and the Borrowers have amended this Agreement to provide for a Benchmark Replacement in accordance with Section 3.6 of this Agreement, all Loans shall be Base Rate Loans.

(c)         Breakage Compensation. The Borrowers shall compensate each Lender upon its written request (which request shall set forth the detailed basis for requesting and the method of calculating such compensation), for all reasonable losses, costs, expenses and liabilities (including, without limitation, any loss, cost, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Term SOFR Loans) which such Lender may sustain in connection with any of the following: (i) if for any reason (other than a default by such Lender) borrowing of the Term SOFR Loans does not occur on a date specified therefor in a Notice of Loan (whether or not withdrawn by the Borrowers or deemed withdrawn pursuant to Section 3.1 hereof); (ii) if any repayment, prepayment, conversion or continuation of any Term SOFR Loan occurs on a date that is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its Term SOFR Loans is not made on any date specified in a notice of prepayment given by the Borrowers; (iv) as a result of an assignment by such Lender of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto pursuant to a request by the Borrowing Agent or (v) as a consequence of (A) any other default by the Borrowers to repay or prepay any Term SOFR Loans when required by the terms of this Agreement or (B) an election made pursuant to Section 3.1 hereof. The written request of a Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 3.4(c) shall be delivered to the Borrowing Agent and shall be conclusive absent manifest error. The Borrowers shall pay the Agent the amount shown as due on any such request within ten (10) days after receipt thereof.

SECTION 3.5    DISCRETION OF LENDERS AS TO MATTERS OF FUNDING. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of such Lender’s Loans in any manner such Lender deems to be appropriate.

SECTION 3.6    BENCHMARK REPLACEMENT SETTING.

(a)         Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document (and any swap agreement shall be deemed not to be a “Loan Document” for purposes of this Section 3.6), upon the occurrence of a Benchmark Transition Event, the Agent and the Borrowers may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Agent has posted such proposed amendment to all Lenders and the Borrowers so long as the Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of the then-current Benchmark with a Benchmark Replacement pursuant to this Section 3.6 hereof will occur prior to the applicable Benchmark Transition Start Date. Unless and until a Benchmark Replacement is effective in accordance with this clause (i), all Loans shall be converted into Base Rate Loans in accordance with the provisions of Section 3.4 hereof.

(b)         Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c)         Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrowers and the Lenders of the implementation of any Benchmark Replacement and the effectiveness of any Conforming Changes. The Agent will notify the Borrowing Agent and the removal or reinstatement of any tenor of a Benchmark and the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or Lenders pursuant to this Section 3.6, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.6.

(d)         Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if any then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or incompliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)         Benchmark Unavailability Period. Upon the Borrowing Agent’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Borrowers may revoke any request for the applicable SOFR Loan of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a Loan of or conversion to Base Rate Loans, and (ii) any outstanding affected SOFR Loans will be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon Adjusted Term SOFR (or then-current Benchmark or such tenor for such Benchmark, as applicable) will not be used in any determination of Base Rate.

(d)         Definitions. For purposes of this Agreement, the following terms have the definitions provided below:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement, or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.6(d) hereof.

“Benchmark” means, initially, with respect to (a) any Daily Simple SOFR Loan, Daily Simple SOFR, and (b) any Term SOFR Loan, Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.6 hereof.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event for the then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by the Agent and the Borrowers as the replacement for such Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in Dollars at such time and (b) the related Benchmark Replacement Adjustment, if any; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), if any, that has been selected by the Agent and the Borrowers giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar denominated syndicated credit facilities.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)         in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)         in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to the then-current Benchmark, the occurrence of one or more of the following events with respect to such Benchmark:

(a)         a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)         a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)         a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, with respect to any Benchmark, in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, with respect to any then-current Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.6 hereof and (b) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.6 hereof.

“Conforming Changes” means, with respect to either the use or administration of Daily Simple SOFR or Term SOFR, or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “SOFR Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.3 hereof and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

ARTICLE IV. CONDITIONS PRECEDENT

The obligation of the Lenders to make the first Loan, of Issuing Lender to issue the first Letter of Credit and of Swing Line Lender to make the first Swing Loan is subject to the Credit Parties satisfying each of the following conditions to the reasonable satisfaction of the Agent:

SECTION 4.1    NOTES. Borrowers shall have executed and delivered to each Lender its Revolving Credit Note and Term Notes. Borrowers shall have executed and delivered to the Swing Line Lender its Swing Line Note.

SECTION 4.2    PLEDGE AGREEMENT. Each Credit Party (other than Excell Canada) shall execute and deliver to Agent, for the benefit of the Secured Creditors, a Pledge Agreement, in form and substance satisfactory to Agent, together with the original stock certificates (or equivalent), if applicable, and appropriate stock powers (or equivalent), if applicable, and such other documents in connection therewith as Agent shall reasonably request.

SECTION 4.3    GUARANTOR OF PAYMENT DOCUMENTS. Each Guarantor of Payment shall have executed and delivered to the Agent (i) a Guaranty of Payment in form and substance satisfactory to the Agent, and (ii) a Guarantor Security Agreement and such other documents or instruments, as may be required by the Agent to create or perfect the Liens of the Agent in the assets of such Guarantor of Payment, all to be in form and substance satisfactory to the Agent.

SECTION 4.4    INTELLECTUAL PROPERTY SECURITY AGREEMENTS. Credit Parties shall have executed and delivered to Agent Intellectual Property Security Agreements, in form and substance reasonably satisfactory to Agent.

SECTION 4.5    SECRETARY’S CERTIFICATE, RESOLUTIONS, ORGANIZATIONAL DOCUMENTS. Each Borrower and each Guarantor of Payment shall have delivered to each Lender a secretary’s certificate (or equivalent) certifying the names of the officers (or other authorized Persons) of such Borrowers or such Guarantor of Payment authorized to sign the Loan Documents, together with the true signatures of such officers (or other authorized Persons) and certified copies of (a) the resolutions of the board of directors (or equivalent governing body) of each Borrower and each Guarantor of Payment evidencing approval of the execution and delivery of the Loan Documents to which such Borrowers or such Guarantor of Payment, as the case may be, is a party, (b) the Formation Documents of each Borrower and each Guarantor of Payment, in each case having been certified, not more than thirty (30) days prior to the date of this Agreement (to the extent applicable in such jurisdiction), by the Secretary of State of the jurisdiction under which such Borrowers or such Guarantor of Payment has been organized, and (c) the Governance Documents of each Borrower and each Guarantor of Payment.

SECTION 4.6    GOOD STANDING CERTIFICATES. Each Borrower shall have delivered to Agent a good standing certificate (or equivalent) for such Borrowers and each Guarantor of Payment, issued on or about the Closing Date by the Secretary of State in the state(s) where such Borrowers or such Guarantor of Payment is organized or qualified as a foreign organization.

SECTION 4.7    LEGAL OPINION. Subject to Section 5.36 hereof, Borrowers shall have delivered to Agent and each Lender an opinion of counsel for Borrowers and each Guarantor of Payment, each such opinion, in form and substance reasonably satisfactory to the Lenders.

SECTION 4.8    CLOSING, AGENT AND LEGAL FEES. Borrowers shall have paid to Agent, for the benefit of the Lenders, (a) the fees set forth in the Closing Fee Letter and Agent Fee Letter; and (b) all reasonable legal fees and expenses of Agent and the Lenders in connection with the preparation and negotiation of the Loan Documents.

SECTION 4.9    FINANCING STATEMENTS; LIEN SEARCHES AND PAYOFF LETTERS. With respect to the property owned or leased by each Borrower and each Guarantor of Payment (if any) and any other property securing the Secured Debt, Borrowers shall have caused to be delivered to Agent (a) PPSA financing statements filed against Excell Canada in each applicable Canadian jurisdiction, in form satisfactory to Agent; (b) the results of UCC and PPSA lien searches and other customary Canadian lien searches reasonably satisfactory to Agent; (c) the results of federal and state tax lien and judicial lien searches reasonably satisfactory to Agent; and (d) UCC and PPSA termination statements and payoff letters reflecting termination of all financing statements (other than financing statements related to Permitted Liens) previously filed by any party having a security interest in any part of the Collateral or any other property securing the Secured Debt.

SECTION 4.10    INSURANCE CERTIFICATE. Borrowers shall have delivered to Agent certificates of insurance and, to the extent available to Borrowers prior to the Closing Date (otherwise within 30 days of the Closing Date unless such longer period is agreed to in writing by Agent), endorsements, in form and substance reasonably satisfactory to Agent, as required by Section 5.1 with Agent listed as loss payee and additional insured.

SECTION 4.11    KYC INFORMATION. Upon the request of any Lender, the Borrowers shall have provided to such Lender (i) the documentation and other information so requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, and (ii) if any Credit Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification, in form and substance satisfactory to the Agent.

SECTION 4.12    ACQUISITION DOCUMENTS. The Borrowers shall have provided to the Agent copies of the Electrochem Acquisition Documents, certified by a Financial Officer as true and complete, including evidence that the Electrochem Acquisition has been consummated, contemporaneously herewith, in accordance with the terms of the Electrochem Acquisition Documents and in compliance with applicable law and regulatory approvals, all in form and substance satisfactory to the Agent.

SECTION 4.13    QUALITY OF EARNINGS REPORT AND FINANCIAL STATEMENTS. The Borrowers shall have delivered to the Agent, and the Agent shall be satisfied with, a copy of the quality of earnings report prepared in connection with the Electrochem Acquisition.

SECTION 4.14    CLOSING CERTIFICATE. The Borrowers shall have delivered to the Agent and the Lenders an officer’s certificate certifying that, as of the Closing Date, (i) all conditions precedent set forth in this Article IV have been satisfied, (ii) no Default or Event of Default exists or immediately after the first Credit Event will exist, and (iii) each of the representations and warranties contained in Article VII hereof are true and correct as of the Closing Date.

SECTION 4.15    NO MATERIAL ADVERSE CHANGE. No material adverse change, in the opinion of the Lenders, shall have occurred in the financial condition or operations of the Credit Parties since December 31, 2023.

SECTION 4.16    MISCELLANEOUS

SECTION 4.17    . The Credit Parties shall have provided to Agent such other items and shall have satisfied such other conditions as may be reasonably required by the Lenders.

ARTICLE V. COVENANTS

Each Credit Party agrees that so long as the Commitment remains in effect and thereafter until all of the Secured Debt shall have been paid in full (other than contingent indemnification obligations), each Credit Party shall perform and observe, and shall cause each other Company to perform and observe, each of the following provisions:

SECTION 5.1    INSURANCE. Each Company shall at all times maintain insurance upon its insurable Inventory, Equipment and other personal and real property, business interruption and general liability insurance in such form, written by such companies, in such amounts, for such period, and against such risks as are maintained by similar companies similarly situated, with provisions reasonably satisfactory to Agent for payment of all losses thereunder to Agent, for the benefit of the Lenders, and such Company as their interests may appear (loss payable and additional insured endorsement in favor of Agent), and, if required by Agent, after the occurrence and during the continuance of an Event of Default, Borrowers shall deposit the policies with Agent. Any such policies of insurance shall provide for no fewer than thirty (30) days prior written notice of cancellation to Agent. During the continuance of an Event of Default, Agent is hereby authorized to act as attorney-in-fact for any Credit Party in obtaining, adjusting, settling and canceling such insurance and indorsing any drafts. In the event of failure to provide such insurance as herein provided, Agent may, at its option, provide such insurance and the Credit Parties shall pay to Agent, upon demand, the cost thereof. Should the Credit Parties fail to pay such sum to Agent upon demand, interest shall accrue thereon, from the date of demand until paid in full, at the Default Rate. Within ten (10) days of Agent’s written request, each Credit Party shall furnish to Agent such information about any Company’s insurance as Agent may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to Agent and certified by a Financial Officer of Borrowers. Notwithstanding the foregoing requirements, Agent acknowledges that Borrower’s insurance coverage in effect on the date hereof as reviewed by the Agent is satisfactory as of the Closing Date.

SECTION 5.2    MONEY OBLIGATIONS. Each Company shall pay in full (a) prior in each case to the date when penalties would attach, all taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be Properly Contested) for which it may be or become liable or to which any or all of its properties may be or become subject; (b) all of its wage obligations to its employees in compliance with the Fair Labor Standards Act (29 U.S.C. 206 207) or any comparable provisions; and (c) all of its other material obligations calling for the payment of money (except only those so long as and to the extent that the same shall be Properly Contested) before such payment becomes overdue.

SECTION 5.3    FINANCIAL STATEMENTS. The Credit Parties shall furnish to each Lender:

(a)         within 30 days after the end of each Fiscal Quarter for the prior Fiscal Quarter (i) an accounts receivable aging (reconciled to the general ledger and the Borrowing Base Certificate), (ii) an accounts payable aging (reconciled to the general ledger), (iii) an Inventory report (valued on a first-in, first-out basis), and (iv) a Borrowing Base Certificate, or after the occurrence and during the continuance of an Event of Default, as frequently as Agent may reasonably request;

(b)         within 45 days after the end of each Fiscal Quarter, a copy of 10Q filed with the SEC for such quarter together with (without duplication) balance sheets of Borrowers as of the end of such period and statements of income (loss), and cash flow for the Fiscal Quarter and Fiscal Year to date periods, all prepared on a Consolidated and consolidating basis, in accordance with GAAP, and in form and detail satisfactory to Agent and certified by a Financial Officer of Borrowers, together with a certificate of such officer setting forth the Defaults and Events of Default coming to such Financial Officer’s attention or, if none, a statement to that effect;

(c)         within 90 days after the end of each Fiscal Year, a copy of the 10K filed with the SEC for such Fiscal Quarter together with (without duplication) an annual audit report of Borrowers for that year prepared on a Consolidated and consolidating basis, in accordance with GAAP, and in form and detail satisfactory to Agent and certified by an independent public accountant satisfactory to Agent, which report shall include balance sheets and statements of income (loss), stockholders’ equity and cash-flow for that period, together with an opinion with respect to such financial statements of nationally recognized independent accountants which opinion will be unqualified as to scope or going concern and will (i) state, in substance, that such accountants audited such financial statements in accordance with GAAP, that such audit provides a reasonable basis for their opinion, and that in their opinion such financial statements present fairly, in all material respects, the Borrowers and their Consolidated Subsidiaries on a Consolidated and consolidating basis as at the end of such Fiscal Year and the results of their operations and cash flows for such Fiscal Year in conformity with GAAP, or (ii) contain such statements as are customarily included in unqualified reports of independent accountants in conformity with the recommendations and requirements of the American Institute of Certified Public Accountants (or any successor organization);

(d)         concurrently with the delivery of the financial statements in (b) and (c) above, a Compliance Certificate;

(e)         with the delivery of the financial statements in (b) and (c) above, a copy of any management report, letter or similar writing furnished to the Companies by the accountants in respect of the Companies’ systems, operations, financial condition or properties;

(f)         on or prior to January 31 of each Fiscal Year, pro-forma projections (including balance sheets, income statements and statements of cash flows) and budget, set forth on a quarterly basis, of Borrowers and their Subsidiaries on a Consolidated basis for such Fiscal Year, to be in form acceptable to Agent;

(g)         as soon as available, but in any event within ten (10) days after the issuance thereof, with copies of such financial statements, reports and returns as Ultralife or any Subsidiary of Ultralife which is not a Wholly-Owned Subsidiary shall send to its stockholders, members, other equityholders or the SEC; provided, however, that so long as such reports are publicly available on the website of the SEC, Borrowers shall not be required to separately provide them to Agent;

(h)         within 10 days of Agent’s written request, such other information about the financial condition, properties and operations of any Company as Agent may from time to time reasonably request, which information shall be submitted in form and detail reasonably satisfactory to Agent; and

(i)         prompt written notice of any change in the information provided in the Beneficial Ownership Certification delivered to the Agent that would result in a change to the list of beneficial owners identified in such certification and, upon request, delivery of such other information and documentation required under the Beneficial Ownership Regulations as from time to time requested by Agent or any Lender.

SECTION 5.4    FINANCIAL RECORDS. Each Company shall at all times maintain true and complete records and books of account, including, without limiting the generality of the foregoing, appropriate reserves for possible losses and liabilities, all in accordance with GAAP, and at all reasonable times (during normal business hours and upon notice to such Company) permit the Lenders to examine that Company’s books and records and to make excerpts therefrom and transcripts thereof.

SECTION 5.5    FRANCHISES. Except as permitted under Section 5.12 hereof, each Company shall preserve and maintain at all times its existence, material rights and other franchises material to such Company’s business.

SECTION 5.6    PENSION PLAN COMPLIANCE. No Company shall incur any material accumulated funding deficiency within the meaning of ERISA, or any material liability to the PBGC, established thereunder in connection with any ERISA Plan. The Credit Parties shall furnish to the Lenders (a) as soon as possible and in any event within thirty (30) days after any Company knows or has reason to know that any Reportable Event with respect to any ERISA Plan or a Canadian Pension Event has occurred, a statement of the Financial Officer of such Company, setting forth details as to such Reportable Event or a Canadian Pension Event and the action that such Company proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if a copy of such notice is available to such Company, (b) promptly after the filing thereof with the Internal Revenue Service, copies of each annual report with respect to each ERISA Plan that is subject to Title IV of ERISA or provides retiree medical benefits and is established or maintained by such Company for each plan year, including (i) where required by law, a statement of assets and liabilities of such ERISA Plan as of the end of such plan year and statements of changes in fund balance and in financial position, or a statement of changes in net assets available for plan benefits, for such plan year, certified by an independent public accountant satisfactory to Agent and (ii) if such ERISA Plan is required by law to perform an annual actuarial review, an actuarial statement of such ERISA Plan applicable to such plan year, certified by an enrolled actuary of recognized standing acceptable to Agent, (c) promptly after receipt thereof a copy of any notice such Company or any member of the Controlled Group may receive from the PBGC or the Internal Revenue Service with respect to any ERISA Plan administered by such Company; provided, that this latter clause shall not apply to notices of general application promulgated by the PBGC or the Internal Revenue Service; and (d) promptly after the sending or filing thereof, copies of any annual information report (including all actuarial reports and other schedules and attachments thereto) required to be filed with a Governmental Authority in connection with each Canadian Pension Plan that is required by applicable law to be funded; promptly upon receipt, copies of any notice, demand, inquiry or subpoena received in connection with any Canadian Pension Plan from a Governmental Authority (other than routine inquiries in the course of application for a favorable IRS determination letter, if applicable); and at Agent's request, copies of any annual report required to be filed with a Governmental Authority in connection with any other Pension Plan or Canadian Pension Plan. Borrowers shall promptly notify the Lenders of any material taxes assessed, proposed to be assessed or that any Credit Party has reason to believe may be assessed against a Company by the Internal Revenue Service with respect to any ERISA Plan. As soon as practicable, and in any event within twenty (20) days, after any Company becomes aware that an ERISA Event or a Canadian Pension Event has occurred, such Company shall provide Lender with notice of such ERISA Event or Canadian Pension Event with a certificate by a Financial Officer of such Company setting forth the details of the event and the action such Company or another Controlled Group member proposes to take with respect thereto. Each Credit Party shall, at the request of Agent or any Lender, deliver or cause to be delivered to Agent or such Lender, as the case may be, true and correct copies of any documents relating to the ERISA Plan or Canadian Pension Plan established or maintained by any Company.

None of the Credit Parties shall, without the consent of the Agent, maintain, administer, contribute or have any liability in respect of any Canadian Defined Benefit Plan or acquire an interest in any Person if such Person sponsors, maintains, administers or contributes to, or has any liability in respect of any Canadian Defined Benefit Plan.

SECTION 5.7    FINANCIAL COVENANTS.

(a)         CONSOLIDATED FIXED CHARGE COVERAGE RATIO. The Companies shall not permit the Consolidated Fixed Charge Coverage Ratio of Borrowers to be less than 1.15 to 1.00 for the Fiscal Quarter ending March 31, 2025, and each Fiscal Quarter thereafter, as calculated for the four (4) consecutive Fiscal Quarter period ending on such date.

(b)         CONSOLIDATED TOTAL LEVERAGE RATIO. The Companies shall not suffer or permit the Consolidated Total Leverage Ratio to exceed (i) 3.50 to 1.00 for the Fiscal Quarters ending March 31, 2025 through December 31, 2025, (ii) 3.25 to 1.00 for the Fiscal Quarters ending March 31, 2026 through December 31, 2026, (ii) 3.00 to 1.00 for the Fiscal Quarter ending March 31, 2027 and on the last day of each Fiscal Quarter thereafter.

SECTION 5.8    BORROWING. No Company shall create, incur or have outstanding any Indebtedness of any kind; provided, that this Section shall not apply to (a) the Loans, the Letters of Credit, the Banking Services Obligations or any other Indebtedness under the Loan Documents; (b) any Indebtedness incurred by Borrowers or any Credit Party in respect of Capital Leases and any Indebtedness incurred to finance the acquisition, construction or improvement of any fixed or capital assets after the Closing Date that is secured by purchase money mortgage or purchase money security interests, so long as the combined aggregate principal amount of all such Indebtedness does not exceed $5,000,000 at any time outstanding; (c) the Indebtedness existing on the Closing Date as set forth in Schedule 5.8 hereto or as otherwise disclosed to Agent and any refinancings, refundings, renewals or extensions thereof, which do not increase the principal amount or shorten the maturity thereof; (d) loans to a Company from a Company so long as (I) each such Company borrowing such money is a Borrower or a Credit Party, (II) each such loan is evidenced by the Master Promissory Note, which such promissory note has been pledged to Agent, for the benefit of the Lenders, in a manner reasonably satisfactory to Agent, and (III) the Master Promissory Note is Subordinated; (e) Indebtedness under any Hedge Agreement entered into by Borrowers in connection with the Debt and not for speculative purposes, (f) guarantee obligations incurred in the ordinary course of business by a Company of Indebtedness of a Credit Party, (g) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts, (h) Indebtedness constituting Investments permitted pursuant to Section 5.11 hereof, (i) Indebtedness incurred in connection with Permitted Acquisitions to the extent it is subordinated to the Secured Debt on terms and conditions satisfactory to Agent in its Permitted Discretion, (j) obligations in respect of performance bonds or sureties incurred in the ordinary course of business, (k) Indebtedness of any Credit Party arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn by such Credit Party in the ordinary course of business against insufficient funds, so long as such Indebtedness is repaid within five (5) Business Days; (l) endorsements of items for deposit or collection of commercial paper received in the ordinary course of business; (m) Indebtedness in respect of deposits or advances received in the ordinary course of business; (n) Indebtedness incurred by Subsidiaries of Borrowers that are Foreign Persons in the aggregate amount at any time outstanding not to exceed $3,500,000, (o) Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Subsidiary pursuant to a Permitted Acquisition, or Indebtedness attaching to assets that are acquired by a Borrower or any of its Subsidiaries in a Permitted Acquisition, in each case after the Closing Date in an aggregate amount not to exceed $500,000 at any time outstanding; provided that such Indebtedness existed at the time such Person became a Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation or contemplation thereof, (p) to the extent constituting Indebtedness, Investments permitted under Section 5.11, (q) to the extent constituting Indebtedness, deferred compensation to employees of Borrowers or any of their Subsidiaries incurred in the ordinary course of business, (r) Indebtedness in connection with the repurchase of Capital Stock otherwise permitted hereunder issued to officers, executives, directors and employees to purchase Capital Stock (or options or warrants or similar instruments) of the Credit Parties or any of their Affiliates, and (s) any other unsecured debt which shall not exceed $1,000,000 in the aggregate.

SECTION 5.9    LIENS. No Company shall create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired; provided that this Section shall not apply to Permitted Liens. In addition, no Company shall enter into any contract or agreement that would prohibit Agent or the Lenders from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of a Company, other than in connection with the Indebtedness described in Section 5.8(b) hereof or the licensing of Intellectual Property; provided that any such restriction contained therein relates only to the asset or assets subject to such Liens.

SECTION 5.10    REGULATIONS U AND X. No Company shall take any action that would result in any non-compliance of the Loans with Regulations U and X of the Board of Governors of the Federal Reserve System.

SECTION 5.11    INVESTMENTS AND LOANS. No Company shall: (a) create, acquire or hold any Subsidiary, (b) make or hold any investment in any stocks, bonds or securities of any kind, (c) be or become a party to any joint venture or other partnership, (d) make or keep outstanding any advance or loan to any Person, or (e) be or become a Guarantor of any kind; provided, that this Section shall not apply to:

(i)         any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or similar transaction in the normal course of business;

(ii)         any investments in cash or Cash Equivalents;

(iii)         the holding of Subsidiaries listed on Schedule 7.1 hereto as of the Closing Date;

(iv)         intercompany loans to the extent permitted under Section 5.8(d);

(v)         any advance or loan to an officer, director or employee of a Company made in the ordinary course of such Company’s business, so long as all such advances and loans from all Companies aggregate not more than the maximum principal sum of $100,000 at any time outstanding;

(vi)         the creation, acquisition or holding of any Wholly-Owned Subsidiary that is a Domestic Subsidiary so long as such Subsidiary is in compliance with Section 5.22 of this Agreement;

(vii)         extensions of trade credit in the ordinary course of business;

(viii)         investments by Borrowers in Hedge Agreements other than for speculative purposes;

(ix)         investments acquired by Borrowers (a) in exchange for any other investment held by Borrowers in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other investment or (b) as a result of the foreclosure by Borrowers with respect to any secured investment or other transfer of title with respect to any secured investment in default;

(x)         investments, loans and guaranties described on Schedule 5.11 hereto and any renewal or replacement thereof;

(xi)         investments that constitute Restricted Payments permitted under Section 5.20 hereof or Acquisitions permitted under Section 5.13;

(xii)         Investments in Capital Expenditures to the extent permitted hereunder;

(xiii)         guaranties permitted under Section 5.8 hereof;

(xiv)         contributions of capital by any Credit Party to any other Credit Party until such time as Agent or the Required Lenders directs the Credit Parties during the existence of a Default or Event of Default, that no such contribution of capital may be made;

(xv)         Investments of any Subsidiary that is not a Credit Party in any other Subsidiary that is not a Credit Party;

(xvi)         so long as no Event of Default has occurred or is continuing, Investments by any Credit Party in any Subsidiary that is not a Credit Party in an aggregate amount not to exceed $500,000 at any time;

(xvii)         deposits, rebates, prepayments and other credits to customers and suppliers made in the ordinary course of business; or

(xviii)         other investments in an aggregate amount not to exceed $1,000,000.

SECTION 5.12    MERGER AND SALE OF ASSETS. No Company shall merge, amalgamate or consolidate with any other Person, liquidate, wind-up or dissolve itself, or sell, lease or transfer or otherwise dispose of any assets to any Person other than Inventory in the ordinary course of business, except that, if no Default or Event of Default shall then exist or immediately thereafter shall begin to exist:

(a)         any Company may sell or dispose of assets in amounts not to exceed $750,000 in the aggregate for all Companies in any Fiscal Year so long as the proceeds of such sale or disposition are applied in the manner set forth in Section 2.7;

(b)         so long as the security interest granted to Agent, for the benefit of the Lenders, in the Collateral shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger or amalgamation) any Subsidiary may merge or amalgamate with (i) any Borrower (provided that a Borrower shall be the continuing or surviving Person) or (ii) any one or more Credit Parties, provided that the continuing or surviving Person shall be a Domestic Subsidiary that is a Wholly-Owned Subsidiary that is a Credit Party;

(c)         so long as the security interest granted to Agent, for the benefit of the Lenders, in the Collateral shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer), any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to (i) a Borrower, or (ii) any Wholly-Owned Subsidiary that is a Domestic Subsidiary that is a Credit Party; and

(d)         any Company may (i) dispose of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business; (ii) sell or otherwise dispose of Cash Equivalents for fair market value; or (iii) dispose of obsolete, damaged, surplus, unused or worn out property in the ordinary course of business in amounts not to exceed $750,000 in the aggregate for all Companies in any Fiscal Year so long as the proceeds of such sale or disposition are applied in the manner set forth in Section 2.7.

SECTION 5.13    ACQUISITIONS. Except for the Permitted Acquisitions or as expressly permitted under Section 5.11 or 5.12 hereof, without the prior written consent of the Required Lenders, no Company shall acquire or permit any Subsidiary to acquire the assets or stock of any other Person; provided, however, that in the event Borrowers ask Agent and the Lenders to consider consenting to any Acquisition (other than a Permitted Acquisition) then Agent and the Lenders agree (i) to give such request all due consideration in good faith, as determined by Agent and the Lenders in their Permitted Discretion, and (ii) not to unreasonably delay its decision with respect to such request.

SECTION 5.14    NOTICE. The Credit Parties shall cause a Financial Officer of Borrowers to notify Agent and the Lenders within three (3) Business Days after obtaining knowledge of any (a) Default or Event of Default that has occurred hereunder or any representation or warranty made in Article VII hereof or elsewhere in this Agreement or in any Related Writing that has for any reason ceased in any material respect to be true and complete, (b) any default has occurred under any Material Contract or the Electrochem Acquisition Documents which such default is continuing beyond any period of grace provided with respect thereto, (c) litigation or proceeding that is brought against any Company before any court or administrative agency which could reasonably be expected to have or result in a Material Adverse Effect, (d) material adverse change or development in connection with any such litigation or proceeding, (e) there is (i) any change to a Credit Party’s right to use any of its Intellectual Property necessary for the conduct of its business, (ii) any addition or acquisition of any material new Intellectual Property or (iii) any registration of any Intellectual Property with the United States Patent and Trademark Office or Canadian Intellectual Property Office, and (f) material change to any Company’s insurance coverage, (g) there is any change to the requirement of any Credit Party to obtain any consent, approval or authorization of, or filing, registration or qualification with, any governmental authority or any other Person, required to be obtained or completed by the Credit Parties in connection with the execution, delivery or performance of any of the Loan Documents, that has not already been obtained or completed, (h) any material change in accounting policies of any Credit Party, (i) any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other labor disruption against or involving any Credit Party, (j) any material breach or non-performance of, or any material default under, any material contract of a Credit Party, or any material violation of, or material non-compliance with, any law (statutory or common), ordinance, treaty, rule, regulation, order, policy, other legal requirement, (k) any material dispute, litigation, investigation, proceeding or suspension which may exist at any time between any Credit Party and any Governmental Authority, and (l) any Material Adverse Effect shall have occurred as determined by a Financial Officer of a Company. Each notice pursuant to this Section shall be accompanied by a written statement by a Financial Officer on behalf of the Credit Parties setting forth details of the occurrence referred to therein, and stating what action Borrowers or any other Company proposes to take with respect thereto and at what time. Each notice under Section 5.14(a) hereof shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

SECTION 5.15    ENVIRONMENTAL COMPLIANCE. Each Company shall comply with any and all Environmental Laws including, without limitation, all Environmental Laws in jurisdictions in which any Company owns or operates a facility or site, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid waste or other wastes or holds any interest in real property or otherwise, the failure to comply with which could be reasonably expected to result in a Material Adverse Effect. Borrowers shall furnish to the Lenders, promptly after receipt thereof, a copy of any notice any Company may receive from any governmental authority, private Person or otherwise that any material litigation or proceeding pertaining to any environmental, health or safety matter has been filed or is threatened against such Company, any real property in which such Company holds any interest or any past or present operation of such Company. No Company shall allow the release or disposal of hazardous substances, hazardous waste, solid waste or other substances or wastes on, under or to any real property in which any Company holds any interest in violation of any Environmental Law, the failure to comply with which could be reasonably expected to result in a Material Adverse Effect. As used in this Section, “litigation or proceeding” means any demand, claim, notice, suit, suit in equity action, administrative action, investigation or inquiry whether brought by any governmental authority, private Person or otherwise. Each Credit Party shall defend, indemnify and hold Agent and the Lenders harmless against all costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including reasonable attorneys’ fees) arising out of or resulting from the noncompliance of any Company with any Environmental Law, provided that no Lender or Agent shall have the right to be indemnified under this Section for its gross negligence or willful misconduct. Such indemnification shall survive any termination of this Agreement.

SECTION 5.16    AFFILIATE TRANSACTIONS. No Company shall, or shall permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of a Company on terms that are less favorable in any material respect to such Company or such Subsidiary, as the case may be, than those that might be obtained at the time in a transaction with a non-Affiliate; provided, however, that the foregoing shall not prohibit (a) the payment of customary and reasonable directors’ fees and expenses to directors who are not employees of a Company or any Affiliate of a Company; (b) compensation arrangements for officers and other employees of or consultants to any Company entered into in the ordinary course of business; (c) any transaction between a Borrower and an Affiliate (if a Credit Party) that Borrowers reasonably determine in good faith is beneficial to Borrowers and their Affiliates as a whole and that is not entered into for the purpose of hindering the exercise by Agent or the Lenders of their rights or remedies under this Agreement; (d) loan to employees and other investments permitted by Section 5.11; or (e) Restricted Payments permitted by Section 5.20, Indebtedness permitted by Section 5.8 and transactions permitted by Section 5.12.

SECTION 5.17    ASSIGNED CONTRACTS. Each Credit Party will secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Agent of any Assigned Contract and to enforce the security interests granted hereunder. Each Credit Party shall fully perform all of its obligations under each of its Assigned Contracts, and shall enforce all of its rights and remedies thereunder, in each case, as it deems appropriate in its business judgment. Such Credit Party shall notify Agent in writing, promptly after such Credit Party becomes aware thereof, of any event or fact which could give rise to a material claim by it for indemnification under any of its Assigned Contracts. If an Event of Default then exists, Agent may, and at the direction of Required Lenders shall, directly enforce such right in its own or such Credit Party’s name and may enter into such settlements or other agreements with respect thereto as Agent shall determine. In any suit, proceeding or action brought by Agent under any Assigned Contract for any sum owing thereunder or to enforce any provision thereof, the Credit Parities shall indemnify and hold Agent and Lenders harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaims, recoupment, or reduction of liability whatsoever of the obligor thereunder arising out of a breach by such Credit Party of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing from the Credit Parties to or in favor of such obligor or its successors, except for such expenses, damages or losses resulting from Agent’s or any Lender’s gross negligence or willful misconduct. All such obligations of the Credit Parties shall be and remain enforceable only against the Credit Parties and shall not be enforceable against Agent or Lender. Notwithstanding any provision hereof to the contrary, the Credit Parties shall at all times remain liable to observe and perform all of its duties and obligations under its Assigned Contracts, and Agent’s exercise of any of its rights with respect to the Collateral shall not release the Credit Parties from any of such duties and obligations. Neither Agent nor any Lender shall be obligated to perform or fulfill any of any Credit Party’s duties or obligations under its Assigned Contracts or to make any payment thereunder, or to make any inquiry as to the nature or sufficiency of any payment or property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance, any payment of any amounts, or any delivery of any property.

SECTION 5.18    NAMES AND LOCATION OF COLLATERAL. No Company shall change its jurisdiction of organization or name (as set forth in its Formation Documents), unless, in each case, such Company shall provide Agent with at least five (5) days prior written notice thereof. Borrowers shall also provide Agent with at least five (5) days prior written notification of (a) any new locations where any Company’s Inventory or Equipment is to be maintained; (b) any change in the location of the office where any Company’s records pertaining to its Accounts are kept; (c) the location of any new places of business and the changing or closing of any of its existing places of business; and (d) any change in any Company’s chief executive office or registered office. In the event of any of the foregoing, each Credit Party hereby authorizes Agent to file new UCC or PPSA financing statements (as such Credit Party’s irrevocable attorney-in-fact) describing the Collateral and otherwise in form and substance sufficient for recordation wherever necessary or appropriate, as determined in Agent’s sole discretion, to perfect or continue perfected the security interest of Agent, for the benefit of the Secured Creditors, in the Collateral, based upon such new places of business or names, and the Credit Parties shall pay all filing and recording fees and taxes in connection with the filing or recordation of such financing statements and shall promptly reimburse Agent therefor if Agent pays the same. Such amounts shall be Related Expenses hereunder. Notwithstanding anything to the contrary contained herein, no Credit Party shall be permitted to move any Collateral from a location inside the United States or Canada to a location outside the United States or Canada without the prior written consent of the Required Lenders.

SECTION 5.19    AMENDMENT OF ORGANIZATIONAL DOCUMENTS. Except as necessary to effectuate the mergers, amalgamations and consolidations permitted pursuant to Section 5.12 hereof, no Company shall amend its Organizational Documents without the prior written consent of Agent, only if such change would adversely affect the rights of Agent or the Lenders hereunder.

SECTION 5.20    RESTRICTED PAYMENTS. The Companies shall not pay or commit themselves to pay any Restricted Payments at any time, except:

(a)         any Company may declare and pay or make Capital Distributions that are payable solely in additional shares of its common stock (or warrants, options or other rights to acquire additional shares of its common stock);

(b)         (i) any Subsidiary may declare and pay or make Capital Distributions to any Credit Party; and (ii) any non-Credit Party may declare and pay or make Capital Distributions to any other non-Credit Party, or to any Borrower or any other Subsidiary;

(c)         Ultralife may declare and pay or make Capital Distributions in cash, so long as (i) no Default or Event of Default shall then exist or, after giving pro forma effect to such payment, thereafter shall begin to exist, (ii) the Consolidated Total Leverage Ratio, as measured pursuant to Section 5.7, hereof is less than or equal to 3.00 to 1.00 both prior to and after giving pro form effect to such Capital Distribution, and (iii) Borrowers Consolidated Fixed Charge Coverage Ratio, as measured pursuant to Section 5.7 hereof, is greater than or equal to 1.15 to 1.00 both prior to and after giving pro form effect to such Capital Distribution; and

(d)         Ultralife may repurchase its capital stock as required by Ultralife’s executive compensation program, so long as (i) no Default or Event of Default shall then exist or, after giving pro forma effect to such payment, thereafter shall begin to exist, (ii) the proceeds of such repurchase are used solely for the purpose of paying withholding tax incurred pursuant to the issuance of stock (as compensation) under such executive compensation program, and (iii) the amount of stock (as compensation) issued under such executive compensation program is consistent with past business practices of Ultralife.

SECTION 5.21    MANAGEMENT FEES. Except as permitted under Section 5.16(a), the Companies shall not pay any Management Fees during any Fiscal Year.

SECTION 5.22    SUBSIDIARY GUARANTIES. Each Domestic Subsidiary created or acquired subsequent to the Closing Date (as permitted under the terms of this Agreement) shall also be subject to the satisfaction of the following conditions on or prior to the date of its creation or acquisition or within five (5) Business Days thereafter (or such other time frame as specified below):

(i)         Borrowers shall provide written notice to Agent at least ten (10) days prior to the creation or acquisition of such Subsidiary,

(ii)         such Subsidiary shall execute and deliver to Agent, a joinder and assumption agreement to this Agreement, in form and substance satisfactory to Agent, which agreement shall make such Subsidiary a Credit Party hereunder, including, without limitation, pursuant to Articles VI and XII hereunder,

(iii)         Borrowers or such other Person shall execute and deliver to Agent, for the benefit of the Lenders, (i) a Pledge Agreement with respect to all of its issued and outstanding Capital Stock of such Subsidiary, and otherwise in form and substance reasonably satisfactory to Agent, together with the original stock certificates (or equivalent) and appropriate stock powers (or equivalent) and (iii) such other security documents as may be required by Agent,

(iv)         such Subsidiary shall authorize Agent to file appropriate UCC or PPSA, as applicable, financing statements naming such Subsidiary as debtor,

(v)         with respect to an acquired Subsidiary, Borrowers shall deliver to Agent, the results of UCC, PPSA, federal, provincial, territorial, municipal or state tax lien and judicial lien searches with regard to such Subsidiary, satisfactory to Agent,

(vi)         Borrowers shall cause such Subsidiary to deliver to Agent an officer’s certificate certifying the names of the officers (or other authorized Persons) of such Subsidiary authorized to sign the Loan Documents, together with the true signatures of such officers (or other authorized Persons) and certified copies of (A) the resolutions of the board of directors (or equivalent governing body) of such Subsidiary evidencing approval of the execution and delivery of the Loan Documents and the execution of other Related Writings to which such Subsidiary is a party, (B) the Formation Documents of such Subsidiary having been recently certified by the Secretary of State (if applicable) of the jurisdiction under which such Domestic Subsidiary shall have been organized, and (C) the Governance Documents of such Subsidiary,

(vii)         Borrowers shall, upon reasonable request of Agent, deliver to Agent and the Lenders, an opinion of counsel for such Subsidiary, in form and substance reasonably satisfactory to Agent,

(viii)         Borrowers shall deliver to Agent a good standing certificate (or equivalent) for such Subsidiary issued by the Secretary of State in the state(s) where such Subsidiary is organized or qualified as a foreign entity,

(ix)         Borrowers shall deliver to Agent a revised Schedule 7.1 to this Agreement reflecting the information required thereon for such Subsidiary; and

(x)         Each Credit Party, including such Subsidiary, shall deliver to Agent such other documents as Agent may request, in its reasonable discretion.

SECTION 5.23    COLLATERAL. Each Credit Party shall:

(a)         at all reasonable times and with prior notice thereof allow Agent by or through any of its officers, agents, employees, attorneys, or accountants to (i) examine, inspect, and make extracts from each Credit Party’s books and other records, including, without limitation, the tax returns of such Credit Party; (ii) arrange for verification of each Credit Party’s Accounts, under reasonable procedures, directly with Account Debtors or by other methods; and (iii) examine and inspect Each Credit Party’s Inventory and Equipment, wherever located; provided, however, unless an Event of Default is continuing, the Credit Parties shall not be required to reimburse the Agent for more than one such inspection or visit in any Fiscal Year;

(b)         promptly furnish to Agent upon request (i) additional statements and information with respect to the Collateral, and all writings and information relating to or evidencing any of any Credit Party’s Accounts (including, without limitation, computer printouts or typewritten reports listing the mailing addresses of all present Account Debtors), and (ii) any other writings and information as Agent may reasonably request;

(c)         notify Agent in writing of any Accounts with respect to which (i) the Account Debtor is the United States of America or federal government of Canada or any state, province, territory, city, county or other governmental authority or any department, agency or instrumentality of any of them and such Account is in excess $250,000 per year, and (ii) the Account Debtor is any foreign government or instrumentality thereof or any business which is located in a foreign country;

(d)         promptly notify Agent in writing of any information which any Credit Party has or may receive with respect to the Collateral which materially and adversely affects the value thereof or the rights of Agent or the Lenders with respect thereto; and

(e)         maintain the Equipment in good operating condition and repair, ordinary wear and tear excepted, making all necessary replacements thereof so that the value and operating efficiency thereof shall at all times be maintained and preserved, and promptly inform Agent of any material deletions from the Equipment, other than obsolete, worn out, damaged, surplus, unused or permanently retired Equipment.

If the Credit Parties fail to keep and maintain any material Equipment in good operating condition, other than obsolete, worn out, damaged, surplus, unused or permanently retired Equipment, Agent may (but shall not be required to) so maintain or repair all or any part of the Equipment and the cost thereof shall be a Related Expense. All Related Expenses are payable to Agent upon demand therefor; Agent may, at its option, debit Related Expenses directly to the Revolving Credit Notes or any other Notes.

SECTION 5.24    FURTHER ASSURANCE. Each Credit Party will, and will cause each other Company, at no expense to Agent or any Lender, make and do all such acts and things (including, without limitation, the delivery to Agent of any Chattel Paper, Document, Instrument, or other writing or record of any kind the possession of which perfects a security interest therein, and the taking of any action necessary to give Agent control of any Chattel Paper, Deposit Account, Investment Property, or Letter of Credit Rights the control of which perfects a security interest therein) as Agent may from time to time reasonably require for the better evidencing, perfection, protection, or validation of, or realization of the benefits of, its security interest in the Collateral of the Credit Parties or any real property of the Credit Parties. Without limiting the generality of the foregoing, each Credit Party will, at no expense to Agent or any Lender, upon each request of Agent:

(i)         complete, correct, amend, continue, supplement, sign (or otherwise authenticate if Agent shall so require), and file in such public offices as Agent may from time to time deem advisable, such financing statements, financing change statements and amendments thereto (including, without limitation, continuation statements) naming such Credit Party as debtor and containing such collateral indications (including, by way of example, but without limitation, “all assets in which debtor now has or hereafter acquires any rights or any power to transfer rights” or “all personal property and fixtures in which debtor now has or hereafter acquires any rights or any power to transfer rights”) and other information (including, without limitation, if Agent shall require, a statement to the effect that all chattel paper and each and every instrument in which such Credit Party has or at any time acquires any rights or any power to transfer rights has been assigned to Agent, and any further assignment of all or any part of any such chattel paper or instrument or any interest therein violates the rights of Agent) as Agent may from time to time require,

(ii)         sign (or otherwise authenticate if Agent shall so require) and deliver, and, upon each request of Agent, use reasonable commercial efforts to cause third parties to sign (or otherwise authenticate if Agent shall so require) and deliver, such affidavits, assignments, financing statements, indorsements of specific items of the Collateral of such Credit Party, mortgages, deeds of hypothec, powers of attorney, control agreements, security agreements, and other writings and other records, as Agent may from time to time reasonably require, each in form and substance satisfactory to Agent, including, without limitation, short form motor vehicle security agreements in the form and substance as Agent shall require,

(iii)         cause all Chattel Paper and Instruments in which such Credit Party now has or hereafter acquires any rights to bear a conspicuous legend, in form and substance reasonably satisfactory to Agent, indicating that the Chattel Paper or Instrument, as the case may be, has been assigned to Agent and that further assignment thereof violates the rights of Agent; provided, however, that so long as no Event of Default exists, such Credit Party shall only be required to comply with this subpart (iii) to the extent that the aggregate value of the Companies’ Chattel Paper and Instruments exceeds $50,000,

(iv)         cause all applicable certificates of title (in the case of any motor vehicle or other chattel in which Agent has been granted a security interest by such Credit Party and which is subject to any certificate of title law) to be duly noted with Agent’s security interest and to be deposited with Agent,

(v)         with respect to any Pledge Agreement related to Capital Stock of a Subsidiary organized under the laws of the United Kingdom (a “UK Subsidiary Pledge”), make or do all such acts or things as required at the discretion of Agent to insure that the UK Subsidiary Pledge is enforceable and that the security interests granted pursuant to the Pledge Agreement relating to such Subsidiary are recognized and properly evidenced under the laws of the United Kingdom, including, without limitation, the following: (A) engaging local counsel in the United Kingdom to review or amend, restate, supplement or otherwise modify any Pledge Agreement or to prepare a new agreement to the extent necessary, and opine on (i) the enforceability of any such Pledge Agreement (as presently drafted or as amended, restated, supplemented or otherwise modified based on such counsel’s review) under the laws of the United Kingdom, or (ii) any such new agreement under the laws of the United Kingdom, (B) delivering or executing, or causing to be delivered or executed, such other documents, writings, opinions, instruments or records of any kind required or customary under the laws of the United Kingdom, and (C) filing, registering or recording (or authorizing Agent or Agent’s designee to file, register or record) in any government or public offices (domestic or foreign) any documents, writings, instruments or records of any kind; provided, however, that no action shall be required under clauses (A) and (B) above until Revolving Credit Exposure is equal to or greater than $5,000,000,

(vi)         comply with every other requirement deemed necessary by Agent in its reasonable discretion for the perfection of its security interest in the Collateral of such Credit Party, and

(vii)         with respect to any other location where any books and records or any Collateral is located, cause to be delivered a landlord waiver and mortgagee waiver, if applicable, each in form and substance reasonably satisfactory to Agent.

Each Credit Party hereby authorizes Agent, on behalf of the Lenders, to file financing statements with respect to the Collateral, including such financing statements that describe the Collateral as “all assets” or “all personal property” or “all present and after-acquired personal property” or words of similar effect. Each Credit Party hereby authorizes Agent or Agent’s designated agent (but without obligation by Agent to do so) to make and do all such acts and things referred to in this Section 5.24, and to incur Related Expenses (whether prior to, upon, or subsequent to any Default or Event of Default), and each Credit Party shall promptly repay, reimburse, and indemnify Agent and the Lenders for any and all Related Expenses. All Related Expenses are payable to Agent upon demand therefor.

SECTION 5.25    DEPOSIT ACCOUNTS. Within 90 days following the Closing Date, Borrowers shall have (a) delivered to Agent either (i) evidence, satisfactory to Agent, that Borrowers and each other Credit Party shall have closed or moved to Agent all Deposit Accounts (other than any Excluded Accounts) and lockboxes, or (ii) with respect to any such Deposit Accounts (other than Excluded Accounts) that are not closed or moved (the “Other Accounts”), deliver fully executed control agreements, in form and substance satisfactory to Agent, whereby Agent is given exclusive control over such Other Accounts; and (b) established Agent as its primary depository, cash management and treasury management institution.

SECTION 5.26    FISCAL YEAR. No Company will, or will permit any Subsidiary to, change its Fiscal Year or the Fiscal Year of its Subsidiaries.

SECTION 5.27    ANTI-TERRORISM LAWS. No Company shall (i) conduct any business or engage in any transaction or dealing with any Blocked Person or Canadian Blocked Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person or Canadian Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224, the USA Patriot Act or any other Anti-Terrorism Law. Each Credit Party shall deliver to Lenders any certification or other evidence requested from time to time by any Lender in its sole discretion, confirming such Credit Party’s compliance with this Section. Notwithstanding the foregoing, the representations given in this Section 5.27 shall not be made by nor apply to any Person that qualifies as a corporation that is registered or incorporated under the laws of Canada or any province thereof and that carries on business in whole or in part in Canada within the meaning of Section 2 of the Foreign Extraterritorial Measures (United States) Order, 1992 passed under the Foreign Extraterritorial Measures Act (Canada) in so far as such representations would result in a violation of or conflict with the Foreign Extraterritorial Measures Act (Canada) or any similar law.

SECTION 5.28    USE OF PROCEEDS. The Borrowers’ use of the proceeds of the Loans and Letters of Credit shall be for refinancing existing Indebtedness, for working capital and other general corporate purposes of the Companies (including, without limitation, the Electrochem Acquisitions and other Acquisitions and investments, in each case permitted hereunder), and for fees and expenses associated with the transactions contemplated by this Agreement. The Borrowers will not, directly or indirectly, use the proceeds of the Loans and Letters of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (a) (i) to fund activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, a Sanctioned Country, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor, or otherwise); or (b) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of Anti-Corruption Laws.

SECTION 5.29    OTHER BUSINESSES. Each Company will not, and will not permit any of its Subsidiaries to, engage in any business other than the business in which they are currently engaged or any other businesses reasonably related or incidental thereto.

SECTION 5.30    ACCOUNTING CHANGES. No Company will, or will permit any of its Subsidiaries to, make or permit any change in its accounting policies or financial reporting practices and procedures, except changes in accounting policies which are required or permitted by GAAP and changes in financial reporting practices and procedures which are required or permitted by GAAP or recommended by Borrowers’ accountants, in each case as to which Borrowers shall have delivered to the Agent prior to the effectiveness of any such change a report prepared by a Financial Officer of Borrowers describing such change and explaining in reasonable detail the basis therefor and effect thereof. In the event any “Accounting Changes” (as defined below) shall occur and such changes affect financial covenants, standards or terms in this Agreement, then the Credit Parties, the Lenders and the Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of the Credit Parties, shall be the same after such Accounting Changes as if such Accounting Changes had not been made, and until such time as such an amendment shall have been executed and delivered by the Borrowers, the Required Lenders and Agent (a) all financial covenants, standards and terms in this Agreement shall be calculated and/or construed as if such Accounting Changes had not been made, and (b) Borrowers shall prepare footnotes to the financial statements required to be delivered hereunder that show the differences between the financial statements required to be delivered hereunder (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). For the purposes of this Section 5.30, “Accounting Changes” shall mean changes in accounting principles required or permitted by Borrowers’ GAAP and implemented by Borrowers.

SECTION 5.31    SPECULATIVE TRANSACTIONS. No Company will enter into any Hedge Agreement, except (a) Hedge Agreements entered into to hedge or mitigate risks to which any Company has actual exposure, and (b) Hedge Agreements entered into in order to cap, collar or exchange interest rates (from floating rate to fixed rate, from one floating rate to another floating rate or otherwise) with respect to any interest bearing liability or investment of any Company. In no event shall any Company enter into any Hedge Agreement for speculative purposes.

SECTION 5.32    SUBSIDIARY RESTRICTIONS. No Company will, or permit any Subsidiary to, enter into, or be otherwise subject to, any contract or agreement (including its certificate of incorporation or formation, articles, by-laws, limited liability company operating agreement or partnership agreement) which limits the amount of or otherwise imposes restrictions on (i) the payment of dividends or distributions by any Subsidiary to Borrowers or any other Subsidiary, (ii) the payment by any Subsidiary of any indebtedness owed to Borrowers or any other Subsidiary, (iii) the making of loans or advances by any Subsidiary to Borrowers or any other Subsidiary, (iv) the transfer by any Subsidiary of its property or assets to Borrowers or any other Subsidiary, (v) the merger or consolidation of any Subsidiary with or into Borrowers or any other Subsidiary, or (vi) the guaranty by any Subsidiary of Borrowers’ indebtedness under the Loan Documents; provided that (a) the foregoing shall not apply to restrictions and conditions imposed by law or by the Loan Documents, (b) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or asset pending such sale, provided such restrictions and conditions apply only to the Subsidiary or asset that is to be sold and such sale is permitted hereunder, (c) clause (iv) of the foregoing shall not apply to customary provisions in leases, licenses and other contracts restricting the assignment, licensing, subletting, leasing thereof or otherwise granting a Lien on the assets subject thereto, (d) the foregoing shall not apply to restrictions set forth in the Indebtedness described in paragraph 5.8(b), (e) the foregoing shall not apply to customary provisions in joint venture agreements expressly permitted hereunder and applicable solely to such joint venture, (f) the foregoing shall not apply to restrictions contained in any non-material agreement in effect at the time a Person becomes a Subsidiary of Borrowers so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary of Borrowers, (g) the foregoing shall not apply to restrictions that arise in connection with cash or other deposits permitted hereunder and limited to such cash or deposit, and (h) the foregoing shall not apply to restrictions on cash earnest money deposits in favor of sellers in connection with acquisitions not prohibited hereunder.

SECTION 5.33    INTERCOMPANY OBLIGATIONS. Pay or permit to be paid any payables or loans owing from a Credit Party to a Company that is not a Credit Party (the “Subsidiary Payables”), unless (a) such payments are made in the ordinary course of business and consistent with past practice, (b) no Event of Default has occurred and is continuing and Agent has not delivered a notice prohibiting such payments, and (c) not less than 90 days have elapsed since the later to occur of (i) the date of the invoice with respect thereto, and (ii) the date on which such sale related to such applicable Subsidiary Payable has been fully completed. As of the Closing Date, the amount of all Subsidiary Payables is set forth on Schedule 5.33.

SECTION 5.34    PAYMENT LIMITATIONS. No Company will enter into or become subject to any contractual restriction on the payment of the Secured Debt.

SECTION 5.35    FLOOD HAZARD. If any portion of any Mortgaged Real Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, then the Borrowing Agent shall, or shall cause the applicable Credit Parties to (a) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws, which such insurance shall (i) identify the addresses of each property located in a special flood hazard area, (ii) indicate the applicable flood zone designation, the flood insurance coverage and deductible relating thereto, (iii) provide that the insurer will give the Agent at least forty-five (45) days’ written notice of cancellation or non-renewal, and (iv) shall otherwise be in form and substance satisfactory to the Agent, and (b) deliver to the Agent evidence of such compliance, in form and substance reasonably acceptable to the Agent, including, without limitation, evidence of annual renewals of such insurance. The applicable Credit Party shall also provide to each Lender from time to time such documents and other information reasonably requested by such Lender to permit such Lender to comply with Flood Insurance Laws and any other applicable flood regulations. Any increase, extension or renewal of the Commitment shall be subject to flood insurance due diligence and flood insurance compliance reasonably satisfactory to the Agent.

SECTION 5.36    POST CLOSING CONDITIONS.

(a)         No later than 30 days after the Closing Date (unless a longer period is agreed to in writing by Agent), with respect to each parcel of the Mortgaged Real Property owned by a Credit Party, the Borrowers shall have delivered to the Agent: (a) evidence to the Agent’s reasonable satisfaction in its sole discretion that no portion of such Mortgaged Real Property is located in a Special Flood Hazard Area or is otherwise classified as Class A or Class BX on the Flood Maps maintained by the Federal Emergency Management Agency; (b) an executed original of the Mortgage with respect to such Mortgaged Real Property and shall cause such Mortgage to be filed in the appropriate recording office, and (c) an opinion of counsel with respect to such Mortgage, in form and substance satisfactory to Agent.

(b)         No later than 30 days after the Closing Date (unless a longer period is agreed to in writing by Agent), Borrowers shall have delivered a landlord’s waiver and/or a bailee’s waiver, if applicable, each in form and substance satisfactory to Agent and the Lenders, for each location where either (a) a Credit Party’s books and records are located, or (b) any Collateral of a Credit Party with a fair market value in excess of $50,000 in the aggregate is located.

ARTICLE VI. SECURITY

SECTION 6.1    SECURITY INTEREST IN COLLATERAL. In consideration of and as security for the full and complete payment of all of the Secured Debt, each Credit Party hereby creates and provides in favor of Agent for the benefit of the Secured Creditors, and grants to Agent for the benefit of the Secured Creditors, a security interest in and an assignment of the Collateral of such Credit Party. The “Collateral” of any Credit Party shall mean, collectively,

(a)         all Accounts, all Chattel Paper, all Deposit Accounts, all Documents (including any “document of title” as defined in the PPSA), all Equipment, all fixtures, all General Intangibles (including any “intangible” as defined in the PPSA), all Instruments, all Inventory, all Investment Property, all letters of credit, all Letter of Credit Rights, all Receivables, all Intellectual Property, all Assigned Contracts, the Mortgaged Real Property and all Supporting Obligations in which such Credit Party now has or hereafter acquires any rights or any power to transfer rights;

(b)         all Commercial Tort Claims in which such Credit Party now has rights or any power to transfer rights and which are described on Schedule 7.4 hereto, as may be amended from time to time;

(c)         all property, tangible or intangible, in which such Credit Party now has or hereafter acquires any rights or any power to transfer rights and which now or hereafter is in the control (by Document or otherwise) or possession of the Secured Creditors and Agent or any of them or is owed by the Secured Creditors and Agent or any of them to such Credit Party, including, without limitation, any Cash Collateral Account and all other Deposit Accounts; and

(d)         all accessions to and Products of all or any part of the goods hereinbefore described, all replacements and substitutions for, and all additions to, and all Proceeds of, all or any part of the property described in the foregoing clauses (a), (b), and (c) or any other accessions, Products, replacements, substitutions, additions, or Proceeds in which such Credit Party now has or hereafter acquires any rights or any power to transfer rights.

Notwithstanding anything herein to the contrary, in no event shall the Lien granted under this Section 6.1 attach to or be deemed to be created in any Excluded Property.

SECTION 6.2    AFTER ACQUIRED PROPERTY. As to any property that would be included among the Collateral of any Credit Party on the date hereof but for the fact that such property does not presently exist or the fact that such Credit Party does not presently have any rights in such property or any power to transfer rights therein, such property shall be included among the Collateral of such Credit Party, and Agent’s security interest in such property shall automatically attach thereto, immediately when such property comes into existence and such Credit Party acquires any rights therein or any rights to transfer rights therein, in each case without the making or doing of any further or other act or thing. If, at any time after the date hereof, any Credit Party shall acquire any rights or any power to transfer rights in any Commercial Tort Claim, or if the UCC or PPSA shall be amended to include within its scope any property that, prior to giving effect to such amendment, would not be included among the Collateral of such Credit Party, then, and in each such case, such Credit Party shall forthwith notify Agent and shall execute and deliver to Agent (or otherwise authenticate if Agent shall require) such security agreements and other writings or records as Agent shall require, each in form and substance reasonably satisfactory to Agent, for the purpose of granting in favor of Agent, for the benefit of the Secured Creditors, as security for the Secured Debt, a perfected first priority security interest in and assignment of such Commercial Tort Claim or other property and all proceeds thereof, free and clear of any Lien other than any in favor of Agent. Upon the granting of such security interest, such Commercial Tort Claim or other property, as the case may be, and all Proceeds thereof shall be deemed to be included among the Collateral of such Credit Party. No Credit Party shall open any Commodity Account, Deposit Account, or Securities Account, other than any petty cash accounts, payroll accounts, or trust accounts, unless, prior to or concurrently with the opening thereof, such Credit Party and the Person by which or with which such Commodity Account, Deposit Account or Securities Account, as the case may be, is to be maintained shall have entered into a control agreement in form and substance satisfactory to Agent.

SECTION 6.3    COLLECTIONS AND RECEIPT OF PROCEEDS BY THE CREDIT PARTIES. Prior to the exercise by Agent and the Lenders of their rights under Article IX of this Agreement, both (i) the lawful collection and enforcement of all of each Credit Party’s Receivables, and (ii) the lawful receipt and retention by each Credit Party of all Proceeds of all of such Credit Party’s Receivables and Inventory shall be as the agent of the Lenders. Following notice from Agent to a Borrower after the occurrence and during the continuance of an Event of Default, a Cash Collateral Account shall be opened by each Credit Party at the main office of Agent and substantially all such lawful collections of such Credit Party’s Receivables and such Proceeds of such Credit Party’s Receivables and Inventory shall be remitted daily by such Credit Party to Agent in the form in which they are received by such Credit Party, either by mailing or by delivering such collections and Proceeds to Agent, appropriately endorsed for deposit in the Cash Collateral Account. No Credit Party shall commingle such collections or Proceeds with any of such Credit Party’s other funds or property, but shall hold such collections and Proceeds separate and apart therefrom upon an express trust for Agent for the benefit of the Secured Creditors. Agent may, in its sole discretion, at any time and from time to time, apply all or any portion of the account balance in the Cash Collateral Account as a credit against the Secured Debt in accordance with the provisions of Section 2.3(b) hereof. If, as a result of collections or Proceeds, a credit balance exists in favor of the a Credit Party and no Event of Default has occurred and is continuing, such credit balance shall be disbursed on a daily basis to an interest bearing Deposit Account reasonably acceptable to Agent maintained by such Credit Party which shall be subject to a control agreement consistent with the provisions of this sentence, in form and substance satisfactory to the Agent, but prior to the occurrence of an Event of Default which is continuing, the funds within which may be withdrawn by such Credit Party. For the avoidance of doubt, after the occurrence of an Event of Default which is continuing, any funds then in such account shall not be subject to withdrawal by any Credit Party but shall be remitted to the Cash Collateral Account on a daily basis for application on a daily basis to the Secured Debt in accordance with Section 2.3(b) hereof. If any remittance shall be dishonored, or if, upon final payment, any claim with respect thereto shall be made against Agent on its warranties of collection, Agent may charge the amount of such item against the Cash Collateral Account or any other Deposit Account maintained by a Credit Party with Agent or with any other Lender, and, in any event, retain the same and such Credit Party’s interest therein as additional security for the Secured Debt. Agent may, in its sole discretion, at any time and from time to time, release funds from the Cash Collateral Account to the applicable Credit Party for use in such Credit Party’s business. The balance in the Cash Collateral Account may be withdrawn by the Credit Parties upon termination of this Agreement and payment in full of all of the Secured Debt. Following notice from Agent to a Borrower after the occurrence and during the continuance of an Event of Default, each Credit Party shall cause substantially all remittances representing collections and Proceeds of Collateral to be mailed to a lock box selected by Agent, to which Agent shall have access for the processing of such items in accordance with the provisions, terms and conditions of Agent’s customary lock box agreement.

Agent shall at all times have the rights and remedies of a secured party under the UCC and the PPSA, in addition to the rights and remedies of a secured party provided elsewhere within this Agreement, in any other writing executed by any Credit Party or otherwise provided by law. Agent, or Agent’s designated agent, is hereby constituted and appointed each Credit Party’s attorney-in-fact with authority and power to endorse any and all instruments, documents, and chattel paper upon such Credit Party’s failure to do so. Such authority and power, being coupled with an interest, shall be (a) irrevocable until all of the Secured Debt is paid, (b) exercisable by Agent at any time and without any request upon any Credit Party by Agent to so endorse, and (c) exercisable in Agent’s name or any Credit Party’s name. Each Credit Party hereby waives presentment, demand, notice of dishonor, protest, notice of protest, and any and all other similar notices with respect thereto, regardless of the form of any endorsement thereof. Neither Agent nor the Secured Creditors shall be bound or obligated to take any action to preserve any rights therein against prior parties thereto.

SECTION 6.4    COLLECTIONS AND RECEIPT OF PROCEEDS BY AGENT. Each Credit Party hereby constitutes and appoints Agent, or Agent’s designated agent, as such Credit Party’s attorney-in-fact to exercise, at any time, all or any of the following powers which, being coupled with an interest, shall be irrevocable until the complete and full payment of all of the Secured Debt:

(a)         after the occurrence of an Event of Default and during the continuance thereof, to receive, retain, acquire, take, endorse, assign, deliver, accept, and deposit, in Agent’s name or such Credit Party’s name, any and all of such Credit Party’s cash, instruments, chattel paper, documents, Proceeds of Receivables, Proceeds of Inventory, collection of Receivables, and any other writings relating to any of the Collateral;

(b)         after the occurrence of an Event of Default and during the continuance thereof, to transmit to Account Debtors, on any or all of such Credit Party’s Receivables, notice of assignment to Agent for the benefit of the Secured Creditors thereof and Agent’s, for the benefit of the Secured Creditors, security interest therein and to request from such Account Debtors at any time, in Agent’s name or in such Credit Party’s name, information concerning such Credit Party’s Receivables and the amounts owing thereon;

(c)         after the occurrence of an Event of Default and during the continuance thereof, to transmit to purchasers of any or all of such Credit Party’s Inventory, notice of Agent’s security interest therein, and to request from such purchasers at any time, in Agent’s name or in such Credit Party’s name, information concerning such Credit Party’s Inventory and the amounts owing thereon by such purchasers;

(d)         after the occurrence of an Event of Default and during the continuance thereof, to notify and require Account Debtors on such Credit Party’s Receivables and purchasers of such Credit Party’s Inventory to make payment of their indebtedness directly to Agent;

(e)         after the occurrence of an Event of Default and during the continuance thereof, to take or bring, in Agent’s name or such Credit Party’s name, all steps, actions, suits, or proceedings deemed by Agent necessary or desirable to effect the receipt, enforcement, and collection of the Collateral; and

(f)         to accept all collections in any form relating to the Collateral, including remittances which may reflect deductions, and to deposit the same, into such Credit Party’s Cash Collateral Account or, at the option of Agent, to apply them as a payment against the Secured Debt in accordance with Section 2.3(b) hereof.

SECTION 6.5    USE OF INVENTORY AND EQUIPMENT. Unless otherwise prohibited by Agent and the Required Lenders after an Event of Default shall have occurred and be continuing, each Credit Party may (a) retain possession of and use its Inventory and Equipment in any lawful manner not inconsistent with this Agreement or with the terms, conditions, or provisions of any policy of insurance thereon; (b) sell or lease its property consisting solely of Inventory in the ordinary course of business and other property as expressly permitted under this Agreement; provided, however, that a sale or lease in the ordinary course of business does not include a transfer in partial or total satisfaction of an Indebtedness, except for transfers in satisfaction of partial or total purchase money prepayments by a buyer in the ordinary course of such Credit Party’s business; and (c) use and consume any raw materials or supplies, the use and consumption of which are necessary or desirable in order to carry on such Credit Party’s business.

SECTION 6.6    ULC LIMITATION. Notwithstanding any provisions to the contrary contained in this Agreement or any other Loan Document, as regards each applicable Credit Party who is a registered and beneficial owner of Pledged ULC Shares, such Credit Party owns and will remain so until such time as such Pledged ULC Shares are fully and effectively transferred into the name of Agent or any other person on the books and records of such ULC. Nothing in this Agreement or any other Loan Document is intended to or shall constitute Agent or any person other than a Credit Party to be a member or shareholder of any ULC until such time as written notice is given to the applicable Credit Party and all further steps are taken so as to register Agent or other person as holder of the Pledged ULC Shares. The granting of the pledge and security interest pursuant to Section 6.1 or in any other Loan Document does not make Agent a successor to any Credit Party as a member or shareholder of any ULC, and neither Agent nor any of its respective successors or assigns hereunder shall be deemed to become a member or shareholder of any ULC by accepting this Agreement or any other Loan Document or exercising any right granted herein unless and until such time, if any, when Agent or any successor or assign expressly becomes a registered member or shareholder of any ULC. Each applicable Credit Party shall be entitled to receive and retain for its own account any dividends or other distributions if any, in respect of the Collateral, and shall have the right to vote such Pledged ULC Shares and to control the direction, management and policies of the ULC issuing such Pledged ULC Shares to the same extent as such Credit Party would if such Pledged ULC Shares were not pledged to Agent or to any other person pursuant hereto. To the extent any provision herein or in any other Loan Document would have the effect of constituting Agent to be a member or shareholder of any ULC prior to such time, such provision shall be severed herefrom and therefrom and ineffective with respect to the relevant Pledged ULC Shares without otherwise invalidating or rendering unenforceable this Agreement or any other Loan Document or invalidating or rendering unenforceable such provision insofar as it relates to Collateral other than Pledged ULC Shares. Notwithstanding anything herein or in any other Loan Document to the contrary (except to the extent, if any, that Agent or any of its successors or assigns hereafter expressly becomes a registered member or shareholder of any ULC), neither Agent nor any of its respective successors or assigns shall be deemed to have assumed or otherwise become liable for any debts or obligations of any ULC. Except upon the exercise by Agent or other persons of rights to sell or otherwise dispose of Pledged ULC Shares or other remedies following the occurrence and during the continuance of an Event of Default, each applicable Credit Party shall not cause or permit, or enable any ULC in which it holds Pledged ULC Shares to cause or permit, Agent to: (a) be registered as member or shareholder of such ULC; (b) have any notation entered in its favor in the share register of such ULC; (c) be held out as member or shareholder of such ULC; (d) receive, directly or indirectly, any dividends, property or other distributions from such ULC by reason of Agent or other person holding a security interest in the Pledged ULC Shares; or (e) act as a member or shareholder of such ULC, or exercise any rights of a member or shareholder of such ULC, including the right to attend a meeting of such ULC or vote the shares of such ULC.

ARTICLE VII. REPRESENTATIONS AND WARRANTIES

Each Credit Party hereby represents and warrants, as applicable, that the statements set forth in this Article VII are true, correct and complete.

SECTION 7.1    EXISTENCE; SUBSIDIARIES; FOREIGN QUALIFICATION; CAPITALIZATION. Each Company is a corporation or limited liability company duly organized, validly existing, and in good standing (or good standing equivalent) under the laws of its jurisdiction of organization and as of the date hereof is duly qualified and authorized to do business and is in good standing (or good standing equivalent) as a foreign organization in the jurisdictions set forth opposite its name on Schedule 7.1 hereto, which are all of the states or jurisdictions where the character of its property or its business activities makes such qualification necessary, except where the failure to so qualify will not cause or result in a Material Adverse Effect. Except as set forth in Schedule 7.1 hereto, no Company has, at any time during the period of five (5) consecutive years ending on the Closing Date, used or done business under, or been known among creditors by, any name other than the name of such Company set forth in such Company’s Formation Documents. Schedule 7.1 sets forth as of the Closing Date all fictitious names and “DBAs” utilized by the Companies as of the date hereof. Schedule 7.1 hereto sets forth, as of the Closing Date, each Company, each Person that is an owner of such Company’s Capital Stock, its name as set forth in its Formation Documents, its jurisdiction of organization, its organizational identification number (or if none a statement to that effect), its relationship to Borrowers, including the percentage of Capital Stock owned by a Company or the percentage of Capital Stock of a Company owned by it and its principal place of business. As of the Closing Date, none of the Credit Parties have outstanding any interests or securities convertible or exchangeable for any of its Capital Stock or containing any profit participation features, and does not have outstanding any rights or options to subscribe for or to purchase its Capital Stock or any stock appreciation rights or phantom stock plans, except as set forth on Schedule 7.1. Schedule 7.1 accurately sets forth the following, as of the Closing Date, with respect to all outstanding options and rights to acquire any of the Credit Parties’ Capital Stock: (i) the total number of shares (or equivalent) issuable upon exercise of all outstanding options; (ii) the range of exercise prices for all such outstanding options; (iii) the number of shares (or equivalent) issuable, the exercise price and the expiration date for each such outstanding option; and (iv) with respect to all outstanding options, warrants and rights to acquire such Credit Party’s Capital Stock, the holder, the number of shares (or equivalent) covered, the exercise price and the expiration date. None of the Credit Parties are subject to any obligation (contingent or otherwise) to repurchase, redeem, retire or otherwise acquire any Capital Stock or any warrants, options or other rights to acquire its Capital Stock, except as set forth on Schedule 7.1. None of the Credit Parties have violated any applicable federal, state, provincial or territorial securities laws in connection with the offer, sale or issuance of any of its Capital Stock.

SECTION 7.2    AUTHORITY. Each Company has the corporate or equivalent right and power and is duly authorized and empowered to enter into, execute and deliver the Loan Documents to which it is a party and to perform and observe the provisions of the Loan Documents. The Loan Documents to which each Company is a party are the valid and binding obligations of such Company, enforceable against such Company in accordance with their respective terms, subject to the effects of` (a) Debtor Relief Laws and (b) general equitable principles (regardless of whether enforcement is sought in equity or at law). The execution, delivery and performance of the Loan Documents will not conflict with nor result in any breach in any of the provisions of, or constitute a default under, or result in the creation of any Lien (other than the Permitted Liens) upon any assets or property of any Company under the provisions of, such Company’s Organizational Documents or any material agreement.

SECTION 7.3    COMPLIANCE WITH LAWS. A Borrower has filed all reports required to be filed by it under the Exchange Act. Except as would not reasonably be expected to result in a Material Adverse Effect, each Company:

(a)         holds all permits, certificates, licenses, orders, registrations, franchises, authorizations, and other approvals from federal, state, provincial, territorial, municipal, local, and foreign governmental and regulatory bodies necessary for the conduct of its business and is in compliance with all applicable laws relating thereto, except where the failure to obtain such permits, certificates, licenses, orders and registrations could not reasonably be expected to result in a Material Adverse Effect;

(b)         is in compliance with all federal, state, provincial, territorial, municipal, local, or foreign applicable statutes, rules, regulations, and orders including, without limitation, those relating to environmental protection, occupational safety and health, and equal employment practices; and

(c)         is not in violation of or in default under any agreement to which it is a party or by which its assets are subject or bound.

SECTION 7.4    LITIGATION AND ADMINISTRATIVE PROCEEDINGS. No Company has any rights in or any power to transfer rights in any Commercial Tort Claim except for any such claim described on Schedule 7.4 to this Agreement or in any security agreement executed and delivered to Agent by such Company after the date of this Agreement pursuant to this Agreement or another Related Writing. Except (i) as of the Closing Date, as disclosed on Schedule 7.4 hereto, as to any of which, if determined adversely, could not reasonably be expected to have a Material Adverse Effect, and (ii) subsequent to the Closing Date, as could not reasonably be expected to result in a Material Adverse Effect, there are (a) no lawsuits, actions, investigations, or other proceedings pending or, to the knowledge of each Company, threatened in writing against any Company or in respect of which any Company may have any liability, in any court or before any governmental authority, arbitration board, or other tribunal, (b) no orders, writs, injunctions, judgments, or decrees of any court or government agency or instrumentality to which any Company is a party or by which the property or assets of any Company are bound, and (c) no grievances, disputes, or controversies outstanding with any union or other organization of the employees of any Company or, to the knowledge of each Company, threats of work stoppage, strike, or pending demands for collective bargaining.

SECTION 7.5    LOCATION. Schedule 7.5 hereto sets forth, for each Company as of the Closing Date:

(a)         the location of its chief executive offices existing during the period of four (4) consecutive months ending upon and including the date of this Agreement;

(b)         each location at which any Company has maintained, at any time during the period of five (5) consecutive years ending upon and including the date of this Agreement, a place of business, and each location at which any Credit Party has kept any goods or any records concerning its Receivables during such period; and

(c)         the name and address of each Person (other than a Company) having possession of any goods of any Company, and a description of the goods in such Person’s possession.

Each Person set forth in Schedule 7.5 hereto pursuant to clause (c) of this Section 7.5 has acknowledged in writing, in form and substance reasonably satisfactory to Agent, that among other things, it holds possession of such Company’s goods for the sole benefit of Agent, except to the extent that obtaining such acknowledgement has been waived by Agent.

SECTION 7.6    TITLE TO ASSETS. Each Company has good title to and ownership of all property it purports to own, which property is free and clear of all Liens, except Permitted Liens.

SECTION 7.7    LIENS AND SECURITY INTERESTS. On and after the Closing Date, except for (i) the Permitted Liens, (ii) any agreement relating to Indebtedness of the type permitted by Section 5.8(b) hereof and (iii) any lease, license, contract, property rights or agreement of the type permitted by the last paragraph of Section 6.1, (a) there is no financing statement outstanding covering any personal property of any Company; (b) there is no mortgage or deeds of hypothec outstanding covering any real property of any Company; (c) no real or personal property of any Company is subject to any security interest or Lien of any kind; and (d) Agent, for the benefit of the Lenders, has a valid and enforceable first priority security interest in the Collateral. No Company has entered into any contract or agreement that exists on or after the Closing Date that would prohibit Agent or the Lenders from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of any Company other than contracts and agreements (x) in respect of Capital Leases, (y) resulting in purchase money security interests and (z) in respect of the lease or licensing of intellectual property and other rights permitted hereunder.

SECTION 7.8    INVESTMENT ACCOUNTS. Schedule 7.8 hereof sets forth, as of the Closing Date, for each Company, the name of each Person by which there is maintained, or with which there is maintained, any Commodity Account, Deposit Account, or Securities Account in which such Company has rights or the power to transfer rights and the title and account number of each such Commodity Account, Deposit Account or Securities Account.

SECTION 7.9    REAL PROPERTIES. Schedule 7.9 hereof sets forth, as of the Closing Date the address or tax parcel number of each parcel of real property owned or leased by any Company. Each Company further represents and warrants that with respect to each parcel of such real property, except as would not reasonably be expected to result in a Material Adverse Effect,

(a)         such parcel has all required public utilities, and means of access (both physical and legal) between such parcel and public highways;

(b)         the use and accessory uses of such parcel do not violate (i) any laws, ordinances or regulations (including subdivision, zoning, building, environmental protection and wetland protection laws), or (ii) any building permits, restrictions of record, or agreements affecting such parcel or any part thereof;

(c)         no zoning authorizations, approvals or variances, and no other right to construct or use of such parcel is to any extent dependent upon or related to any real estate other than another parcel of a Company’s real property;

(d)         all consents, licenses and permits and all other authorizations or approvals required for operation of such parcel as contemplated have been obtained on and as of the Closing Date, and all laws relating to the operation of such improvements have been complied with;

(e)         the lawful use and operation of such parcel does not require any variances or special use permits;

(f)         such parcel is taxed separately without regard to any other property, and for all purposes such parcel may be mortgaged, conveyed and otherwise dealt with as an independent parcel;

(g)         no Company has entered into any leases, subleases or other arrangements for occupancy of space within such parcel, other than the leases described in Schedule 7.9 hereof, and Borrowers has delivered to Agent a true, correct and complete copy of each lease, sublease, or other arrangement so described;

(h)         each lease, sublease, or other arrangement in Schedule 7.9 hereof, is in full force and effect, and, except as disclosed in Schedule 7.9 hereof, or as otherwise disclosed to Agent in writing after the date hereof, there is not continuing any default on the part of any such each lease, sublease, or other arrangement; and

(i)         to any Company’s knowledge, no building or other improvements encroach upon any property line, building line, setback line, side yard line or any recorded or visible easement (or other easement of which any Company is aware or has reason to believe may exist) with respect to such parcel, except as shown in the survey delivered in connection herewith.

SECTION 7.10    LETTERS OF CREDIT. The Companies do not have, as of the date hereof, any letters of credit under which any Company is a beneficiary.

SECTION 7.11    TAX RETURNS. All federal, state, provincial, territorial and material local tax returns and other material reports required by law to be filed in respect of the income, business, properties and employees of each Company have been filed and all taxes, assessments, fees and other governmental charges that are shown thereon to be due and payable have been paid, except as otherwise permitted herein. The provision for taxes on the books of each Company is adequate in all material respects for all years not closed by applicable statutes and for the current fiscal year.

SECTION 7.12    ENVIRONMENTAL LAWS. Each Company is in compliance with any and all Environmental Laws, including, without limitation, all Environmental Laws in all jurisdictions in which any Company owns or operates, or has owned or operated, a facility or site, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other wastes, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise except where the failure to comply with such Environmental Laws does not and would not reasonably be expected to cause or result in a Material Adverse Effect. No litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to the knowledge of each Company, threatened, against any Company that relates to, any real property or leased property in which any Company holds or has held an interest except for such litigation or proceedings that do not and would not reasonably be expected to cause or result in a Material Adverse Effect. No release, threatened release or disposal of hazardous substances, hazardous waste, solid waste or other substances or wastes is occurring, or has occurred (other than those that are currently being cleaned up in accordance with Environmental Laws), on, under or to any real property in which any Company holds any interest in violation of any Environmental Law except for such releases or disposals that do not and would not reasonably be expected to cause or result in a Material Adverse Effect. As used in this Section, “litigation or proceeding” means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private Person or otherwise.

SECTION 7.13    CONTINUED BUSINESS. Except for the termination of business relationships upon the completion of services performed by any Company in the ordinary course of business, there exists no actual, pending, or, to any Credit Party’s knowledge, any threatened termination, cancellation or limitation of, or any material modification or material change in the business relationship of any Company and any material customer or material supplier, or any group of customers or suppliers, whose purchases or supplies, individually or in the aggregate, are material to the business of any Company, and, to any Credit Party’s knowledge, there exists no present condition or state of facts or circumstances that would materially affect adversely any Company in any respect or prevent a Company from conducting such business or the transactions contemplated by this Agreement in substantially the same manner in which it was previously conducted.

SECTION 7.14    EMPLOYEE BENEFITS PLANS. Schedule 7.14 hereto identifies as of the Closing Date each ERISA Plan and Canadian Pension Plan sponsored or maintained by a Company. Except as would not reasonably be expected to have a Material Adverse Effect: (a) no ERISA Event has occurred or is expected to occur with respect to an ERISA Plan; (b) payment has been made of all amounts which a Controlled Group member is required, under applicable law or under the governing documents, to have been paid as a contribution to or a benefit under each ERISA Plan; (c) the liability of each Controlled Group member with respect to each ERISA Plan has been fully funded based upon reasonable and proper actuarial assumptions, has been fully insured, or has been fully reserved for on its financial statements to the extent required by GAAP; and (d) to our knowledge, no changes have occurred or are expected to occur that would cause an increase in the cost of providing benefits under any ERISA Plan. Except as would not reasonably be expected to have a Material Adverse Effect, with respect to each ERISA Plan that is intended to be qualified under Code Section 401(a): (i) there has been no non-compliance by the ERISA Plan and any associated trust with the applicable requirements of Code Section 401(a), (ii) the ERISA Plan and any associated trust have been amended to comply with all such requirements as currently in effect, other than those requirements for which a retroactive amendment can be made within the “remedial amendment period” available under Code Section 401(b) (as extended under Treasury Regulations and other Treasury pronouncements upon which taxpayers may rely), (iii) the ERISA Plan and any associated trust have received a favorable determination letter from the Internal Revenue Service stating that the ERISA Plan qualifies under Code Section 401(a), that the associated trust qualifies under Code Section 501(a) and, if applicable, that any cash or deferred arrangement under the ERISA Plan qualifies under Code Section 401(k), unless the ERISA Plan was first adopted at a time for which the above-described “remedial amendment period” has not yet expired, (iv) the ERISA Plan currently satisfies the requirements of Code Section 410(b), without regard to any retroactive amendment that may be made within the above-described “remedial amendment period”, and (v) no contribution made to the ERISA Plan is subject to an excise tax under Code Section 4972. Except as would not reasonably be expected to have a Material Adverse Effect, with respect to any Pension Plan, the “accumulated benefit obligation” of Controlled Group members with respect to the Pension Plan (as determined in accordance with Statement of Accounting Standards No. 87, “Employers’ Accounting for Pensions”) does not exceed the fair market value of Pension Plan assets. Except as would not reasonably be expected to have a Material Adverse Effect, no Controlled Group Member has or has had in the past, an obligation to contribute to a Multiemployer Plan.

         To the extent applicable, Excell Canada and the other Credit Parties are in compliance with the requirements of the Pension Benefits Act (Ontario) and other federal or provincial laws with respect to each (i) Canadian Pension Plan, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect, and (ii) Canadian Defined Benefit Plan. No fact or situation that may reasonably be expected to result in a Material Adverse Effect exists in connection with any Canadian Pension Plan or Canadian Defined Benefit Plan. No Canadian Pension Event has occurred. No Canadian Guarantor nor any other Credit Party has a Canadian Defined Benefit Plan. The Financial Services Regulatory Authority of Ontario has not issued any default or other breach notices in respect of any Canadian Defined Benefit Plan. No lien has arisen, choate or inchoate, in respect of any Canadian Guarantor or their Subsidiaries or their property in connection with any Canadian Pension Plan (save for contribution amounts not yet due).

SECTION 7.15    CONSENTS OR APPROVALS. No material consent, approval or authorization of, or filing, registration or qualification with, any governmental authority or any other Person is required to be obtained or completed by any Company in connection with the execution, delivery or performance of any of the Loan Documents, that has not already been obtained or completed.

SECTION 7.16    SOLVENCY. Each Credit Party has received consideration that is the reasonable equivalent value of the obligations and liabilities that such Credit Party has incurred to the Lenders. No Credit Party is insolvent as defined in any applicable state or federal statute and no Credit Party which is a Canadian Subsidiary is (on a standalone basis) an “insolvent person” as such term is defined in the BIA, nor will Borrowers be rendered insolvent by the execution and delivery of the Loan Documents to Agent and the Lenders. No Credit Party is engaged or about to engage in any business or transaction for which the assets retained by it are or will be an unreasonably small amount of capital, taking into consideration the obligations to Agent and the Lenders incurred hereunder. No Credit Party intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature.

SECTION 7.17    FINANCIAL STATEMENTS. The December 31, 2023, audited Consolidated financial statements of the Companies (other than Electrochem) and the June 30, 2024, internally prepared Consolidated financial statements of the Companies (other than Electrochem), furnished to Agent and the Lenders, are true and complete, have been prepared in accordance with GAAP, and fairly present in all material respects the Companies’ financial condition as of the dates of such financial statements and the results of their operations for the periods then ending. Since the dates of such statements, there has been no Material Adverse Effect nor any change in any Company’s accounting procedures (except as permitted by Section 5.30 hereof).

SECTION 7.18    REGULATIONS. No Company is engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “margin stock” (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States of America). Neither the granting of any Loan (or any conversion thereof) nor the use of the proceeds of any Loan will violate, or be inconsistent with, the provisions of Regulation U or X of said Board of Governors.

SECTION 7.19    MATERIAL AGREEMENTS. Except as disclosed on Schedule 7.19 hereto, no Company is a party to any contract, agreement, understanding, or arrangement that if violated, breached, or terminated for any reason, would have or would be reasonably expected to have a Material Adverse Effect. Each Credit Party has heretofore delivered or made available to Agent true and complete copies of all Material Contracts to which it is a party or to which it or any of its properties is subject. All Material Contracts are in full force and effect and no material defaults currently exist thereunder.

SECTION 7.20    INTELLECTUAL PROPERTY. Each Company owns, possesses, or has the right to use all of the Intellectual Property necessary for the conduct of its business without, to any Company’s knowledge, any conflict with the rights of others. Schedule 7.20 hereto provides, as of the Closing Date, a complete and accurate list of all registered Intellectual Property owned by each Company, showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

SECTION 7.21    INSURANCE. Each Company maintains insurance as required by Section 5.1 hereof. Schedule 7.21 hereto sets forth, as of the Closing Date, all insurance carried by the Companies, setting forth in detail the amount and type of such insurance.

SECTION 7.22    ACCURATE AND COMPLETE STATEMENTS. Neither the Loan Documents nor any written statement made by any Company in connection with any of the Loan Documents (other than any financial projections or estimates or other forward looking statements as to which no representation or warranty is made or given) contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or in the Loan Documents not misleading. After due inquiry by each Credit Party, there is no known fact that any Company has not disclosed to Agent and the Lenders that has or would have a Material Adverse Effect. The representations and warranties made by the Credit Parties in the Electrochem Acquisition Documents and in any other agreements, instruments or certificates delivered pursuant thereto, are true and correct in all material respects (except where any such representation and warranty is stated as being true only as of a specific date, in which case such representation and warranty was true and correct in all material respects on such date).

To the best knowledge of the Borrowers, the information included in the Beneficial Ownership Certifications most recently provided to any Lender in connection with this Agreement is true and correct in all respects.

SECTION 7.23    DEFAULTS. No Default or Event of Default exists hereunder, nor will any begin to exist immediately after the execution and delivery hereof.

SECTION 7.24    ELIGIBLE ACCOUNTS AND ELIGIBLE INVENTORY. Other than any items which may be deemed ineligible by Agent in the exercise of its reasonable discretion, all of the Eligible Accounts and Eligible Inventory included in the calculation of the Borrowing Base as set forth in each Borrowing Base Certificate now or hereafter furnished to Agent meets, or as of the date stated thereon, will meet all eligibility requirements specified in the definitions of those terms as set forth in Article I hereof.

SECTION 7.25    ANTI-TERRORISM LAWS. No Credit Party nor any Affiliate of any Credit Party, is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

SECTION 7.26    SANCTIONS AND EXPORT CONTROL LAWS. No Credit Party, nor any Affiliate of any Credit Party, or their respective agents acting or benefiting in any capacity in connection with the Loans, Letters of Credit or other transactions hereunder, is any of the following (each a “Blocked Person”):

(i)         a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(ii)        a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(iii)       a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv)       a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order No. 13224;

(v)       a Person or entity that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list;

(vi)       a Canadian Blocked Person; or

(vii)      a person or entity who is affiliated or associated with a person or entity listed above.

No Credit Party nor to the knowledge of any Credit Party, any of its agents acting in any capacity in connection with the Loans, Letters of Credit or other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person or Canadian Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224 or Canadian Economic Sanctions and Export Control Laws. Notwithstanding the foregoing, the representations given in this Section 7.26 shall not be made by nor apply to any Person that qualifies as a corporation that is registered or incorporated under the laws of Canada or any province thereof and that carries on business in whole or in part in Canada within the meaning of Section 2 of the Foreign Extraterritorial Measures (United States) Order, 1992 passed under the Foreign Extraterritorial Measures Act (Canada) in so far as such representations would result in a violation of or conflict with the Foreign Extraterritorial Measures Act (Canada) or any similar law.

ARTICLE VIII. EVENTS OF DEFAULT

Each of the following shall constitute an Event of Default hereunder:

SECTION 8.1    PAYMENTS. If any of the Companies shall fail to pay (a) any principal of any Loan (including, without limitation, pursuant to the Notes, Section 2.1 hereof and Section 2.7 hereof) when the same shall become due and payable, or (b) any interest on any Loans or any other payment required to be made by the Companies to the Agent or the Lenders under any Loan Document within five (5) Business Days of the date that such payment is due.

SECTION 8.2    SPECIAL COVENANTS. If any Company or any Obligor shall fail or omit to perform and observe Sections 5.1, 5.3, 5.7, 5.8, 5.9, 5.10, 5.11, 5.12, 5.13, 5.14, 5.17, 5.18, 5.19, 5.20, 5.21, 5.25, 5.26, 5.27, 5.29, 5.31, 5.32, 5.33, 5.34, and 6.3 hereof.

SECTION 8.3    OTHER COVENANTS. If any Company or any Obligor shall fail or omit to perform and observe any agreement or other provision (other than those referred to in this Article VIII) contained or referred to in this Agreement or any Related Writing that is on such Company’s or Obligor’s part, as the case may be, to be complied with, and such Default shall not have been fully corrected within 30 days after the earlier to occur of (a) the date an executive officer of a Company becomes aware or should have become aware of such Default, or (b) the giving of written notice thereof to Borrowers by Agent or any Lender that the specified Default is to be remedied.

SECTION 8.4    REPRESENTATIONS AND WARRANTIES. If any representation, warranty or statement made in or pursuant to this Agreement or any Loan Document or any other material written factual information (excluding any projections or forward looking information) furnished by any Company or any Obligor to the Lenders or any thereof or any other holder of any Note, shall be false or erroneous in any material respect when made or deemed made (without duplication of any materiality qualifiers).

SECTION 8.5    CROSS DEFAULT. If (a) any Company or any Obligor shall default in the payment of principal or interest due and owing upon any other obligation for borrowed money in excess of the aggregate, for all such obligations for all such Companies and Obligors, of $500,000 beyond any period of grace provided with respect thereto or in the performance or observance of any other agreement, term or condition contained in any agreement under which such obligation is created, if the effect of such default is to allow the acceleration of the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity; or (b) any default by any Company shall have occurred under the Electrochem Acquisition Documents, which such default shall be continuing beyond any period of grace provided with respect thereto.

SECTION 8.6    ERISA DEFAULT. The occurrence of one or more ERISA Events or Canadian Pension Events that (a) would reasonably be expected to have a Material Adverse Effect, or (b) results in a Lien in excess of $500,000 on any of the assets of any Obligor (save for contribution amounts not yet due).

SECTION 8.7    CHANGE IN CONTROL. If any Change in Control shall occur.

SECTION 8.8    MONEY JUDGMENT. A final judgment or order for the payment of money not fully covered by insurance shall be rendered against any Company or any Obligor by a court of competent jurisdiction, that remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) of 45 days after the date on which the right to appeal has expired, provided that the aggregate of all such judgments for all the Obligors exceeds $750,000 at any time outstanding.

SECTION 8.9    VALIDITY OF LOAN DOCUMENTS. (a) Any material provision, in the reasonable judgment of Agent, of any Loan Document shall at any time for any reason cease to be valid and binding and enforceable against Borrowers, any Credit Party or any other Obligor; (b) the validity, binding effect or enforceability of any Loan Document against Borrowers, any Credit Party or any Obligor shall be contested by any Company or any other Obligor; (c) Borrowers, any Credit Party or any other Obligor shall deny that it has any or further liability or obligation thereunder; (d) any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to Agent and the Lenders the benefits purported to be created thereby; or (e) any Lien purported to be created with respect to the Collateral shall be asserted by any Company not to be, a valid and perfected Lien on the Collateral and of the same effect and priority purported to be created thereby.

SECTION 8.10    NONMONETARY JUDGMENTS. Any nonmonetary judgment or order shall be rendered against any Obligor that would have a Material Adverse Effect and either (i) enforcement proceedings shall have been commenced by any person upon such judgment or order, or (ii) there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

SECTION 8.11    ENCUMBRANCES OF SECURITY DOCUMENTS. Except as specifically agreed to in writing by the Agent, any applicable Loan Document for any reason (other than pursuant to the terms thereof) ceases to create a valid and perfected first priority Lien (subject to Permitted Liens) in any of the Collateral.

SECTION 8.12    SOLVENCY. If any Obligor shall (a) discontinue its operations other than as permitted hereunder, (b) generally not pay its debts as such debts become due, (c) make a general assignment for the benefit of creditors, (d) apply for or consent to the appointment of a receiver, interim receiver, receiver and manager, monitor, a custodian, a trustee, an interim trustee or liquidator of all or a substantial part of its assets, (e) be adjudicated a debtor or have entered against it an order for relief under Title 11 of the United States Code, as the same may be amended from time to time, or any other Debtor Relief Law (f) file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other Debtor Relief Law, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding or proposal (whether federal, state, provincial or territorial) relating to any Debtor Relief Laws, (g) suffer or permit to continue unstayed and in effect for 60 consecutive days any judgment, decree or order entered by a court of competent jurisdiction, that approves a petition seeking its reorganization or appoints a receiver, interim receiver, receiver and manager, monitor, custodian, trustee, interim trustee or liquidator of all or a substantial part of its assets, or (h) take, or omit to take, any action in order thereby to effect any of the foregoing.

ARTICLE IX. REMEDIES UPON DEFAULT

Notwithstanding any contrary provision or inference herein or elsewhere,

SECTION 9.1    OPTIONAL DEFAULTS. If any Event of Default referred to in Article VIII (other than Section 8.12) hereof shall occur, the Required Lenders shall have the right, in their or its discretion, by directing Agent, on behalf of the Lenders, to give written notice to any Borrower, to:

(a)         terminate the Commitments and the credits hereby established, if not previously terminated, and, immediately upon such election, the obligations of the Lenders, and each thereof, to make any further Loan and the obligation of Agent to issue any Letter of Credit hereunder immediately shall be terminated, and/or

(b)         accelerate the maturity of all of the Secured Debt (if the Secured Debt is not already due and payable), whereupon all of the Secured Debt shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by each Credit Party.

SECTION 9.2    AUTOMATIC DEFAULTS. If any Event of Default referred to in Section 8.12 hereof shall occur:

(a)         all of the Commitments and the credits hereby established shall automatically and immediately terminate, if not previously terminated, and no Lender thereafter shall be under any obligation to grant any further Loan, nor shall Agent be obligated to issue any Letter of Credit hereunder, and

(b)         the principal of and interest then outstanding on all Notes, and all of the Secured Debt to the Lenders, shall thereupon become and thereafter be immediately due and payable in full (if the Secured Debt is not already due and payable), all without any presentment, demand or notice of any kind, which are hereby waived by each Credit Party.

SECTION 9.3    LETTERS OF CREDIT. If the maturity of the Loans is accelerated pursuant to Section 9.1 or 9.2 hereof, Borrowers shall immediately deposit with Agent, as security for Borrowers’, any Credit Party’s and any other Obligor’s obligations to reimburse Agent and the Lenders for any then outstanding Letters of Credit, cash equal to 105% of the sum of the aggregate undrawn balance of any then outstanding Letters of Credit. Agent and the Lenders are hereby authorized, at their option, to deduct any and all such amounts from any deposit balances then owing by any Lender to or for the credit or account of any Company, as security for Borrowers’, any Credit Party’s and any other Obligor’s obligations to reimburse Agent and the Lenders for any then outstanding Letters of Credit.

SECTION 9.4    OFFSETS. If there shall occur or exist any Event of Default, each Lender shall have the right at any time to set off against, and to appropriate and apply toward the payment of, any and all Secured Debt then owing by any Credit Party to that Lender (including, without limitation, any participation purchased or to be purchased pursuant to Section 9.5 hereof), whether or not the same shall then have matured, any and all deposit balances and all other Indebtedness then held or owing by that Lender to or for the credit or account of any Credit Party, all without notice to or demand upon any Credit Party or any other Person, all such notices and demands being hereby expressly waived by each Credit Party. Any such amounts set off by such Lender shall be delivered to the Agent to be applied in accordance with Section 2.3(b) hereof.

SECTION 9.5    EQUALIZATION PROVISION. Each Lender agrees with the other Lenders that if it, at any time, shall obtain any Advantage over the other applicable Lenders or any thereof in respect of the Applicable Debt (including Letters of Credit and Swing Loans but excluding amounts under Article III hereof), it shall purchase from the other applicable Lenders, for cash and at par, such additional participation in the Debt as shall be necessary to nullify the Advantage. If any such Advantage resulting in the purchase of an additional participation as aforesaid shall be recovered in whole or in part from the Lender receiving the Advantage, each such purchase shall be rescinded, and the purchase price restored (but without interest unless the Lender receiving the Advantage is required to pay interest on the Advantage to the Person recovering the Advantage from such Lender) Ratably to the extent of the recovery. Each Lender further agrees with the other Lenders that if it at any time shall receive any payment for or on behalf of Borrowers on any Indebtedness owing by Borrowers to that Lender by reason of offset of any deposit or other Indebtedness, it will apply such payment first to any and all Applicable Debt owing by Borrowers to that Lender (including, without limitation, any participation purchased or to be purchased pursuant to this Section or any other Section of this Agreement). Borrowers agree that any Lender so purchasing a participation from the other Lenders or any thereof pursuant to this Section may exercise all its rights of payment (including the right of set off) with respect to such participation as fully as if such Lender was a direct creditor of Borrowers in the amount of such participation.

SECTION 9.6    COLLATERAL. Upon the occurrence and during the continuance of an Event of Default, Agent, at the direction of the Required Lenders, may require any Credit Party to assemble the Collateral, which such Credit Party agrees to do, and make it available to Agent at a reasonably convenient place to be designated by Agent. Upon the occurrence and during the continuance of an Event of Default, Agent, at the direction of the Required Lenders, may, with or without notice to or demand upon any Credit Party and with or without the aid of legal process, make use of such force as may be necessary to enter any premises where the Collateral, or any thereof, may be found and to take possession thereof (including anything found in or on the Collateral that is not specifically described in this Agreement, each of which findings shall be considered to be an accession to and a part of the Collateral) and for that purpose may pursue the Collateral wherever the same may be found, without liability for trespass or damage caused thereby to any Credit Party. After any delivery or taking of possession of the Collateral, or any thereof, pursuant to this Agreement, then, with or without resort to any Credit Party personally or any other Person or property, all of which each Credit Party hereby waives, and upon such terms and in such manner as Agent may deem advisable, Agent, in its discretion, may sell, assign, transfer and deliver any of the Collateral at any time, or from time to time. No prior notice need be given to any Credit Party or to any other Person in the case of any sale of Collateral which Agent determines to be perishable or to be declining speedily in value or which is customarily sold in any recognized market, but in any other case Agent shall give such Credit Party not fewer than ten (10) days prior notice of either the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made. Each Credit Party waives advertisement of any such sale and (except to the extent specifically required by the preceding sentence) waives notice of any kind in respect of any such sale. At any such public sale, Agent or the Lenders may purchase the Collateral, or any part thereof, free from any right of redemption, all of which rights such Credit Party hereby waives and releases. After paying all claims, if any, secured by Liens having precedence over this Agreement, Agent shall apply any payments received on the Secured Debt and the net proceeds of each such sale to or toward the payment of the Secured Debt, whether or not then due, in such order and by such division as set forth in Section 2.3(b) hereof. Any excess, to the extent permitted by law, shall be paid to the Credit Parties, and the Credit Parties shall remain liable for any deficiency. Upon the occurrence and during the continuance of an Event of Default, Agent shall at all times have the right to obtain new appraisals of any Credit Party or the Collateral, the cost of which shall be paid by the Credit Parties. If Agent sells, leases, licenses, or otherwise disposes of any Collateral of any Credit Party on credit, then, and in each such case, Borrowers will be credited only with payments actually received by Agent and, if any Person obligated to make any payment for any Collateral of any Credit Party does not make such payment when due, Agent may thereafter sell, lease, license, or otherwise dispose of such Collateral of such Credit Party. In connection with any sale or other disposition of any Collateral of any Credit Party, Agent, shall have the right, but no duty, to disclaim warranties of title, possession, quiet enjoyment, and the like, and Agent shall have the right to comply with any applicable requirements of law (whether federal, state, local, or otherwise), and no such disclaimer or compliance shall be considered to have adversely affected the commercial reasonableness of any such sale or other disposition.

SECTION 9.7    APPOINTMENT OF RECEIVER. Upon the occurrence and during the continuance of an Event of Default, Agent shall be entitled, to make application to the United States District Court for the Northern District of New York or any other applicable court of competent jurisdiction, for the immediate appointment of a receiver, interim receiver, receiver and manager, monitor or other similar official for all or part of the Collateral or the real property, whether such receivership is incidental to a proposed sale of the Collateral or the real property, pursuant to the Uniform Commercial Code, PPSA or otherwise. Each Credit Party hereby irrevocably consents to the appointment of such a receiver, interim receiver, receiver and manager, monitor or other similar official without bond, to the full extent permitted by applicable statute or law as a matter of strict right and without any requirement of any notice to any Credit Party and without regard to the adequacy of the Collateral or the real property for the repayment of the Secured Debt or the solvency of any Borrower or any Obligor. Each Credit Party hereby further waives any and all notices of and defenses to such appointment and agrees not to oppose any application therefor by Agent. Nothing herein shall be construed to deprive Agent or any Lender of any other right, remedy or privilege Agent or any Lender may now have under the law to have a receiver, interim receiver, receiver and manager, monitor or other similar official appointed. Any such receiver, interim receiver, receiver and manager, monitor or other similar official shall have all of the usual powers and duties of receivers, interim receivers, receiver and managers, monitors or other similar officials in similar cases, including, without limitation, the full power to hold, develop, rent, lease, manage, maintain, operate and otherwise use or permit the use of the Collateral or the real property upon such terms and conditions as said receiver, interim receiver, receiver and manager, monitor or other similar official may deem to be prudent and reasonable under the circumstances.

ARTICLE X. THE AGENT

The Lenders authorize KeyBank and KeyBank hereby agrees to act as agent for the Lenders in respect of this Agreement upon the terms and conditions set forth elsewhere in this Agreement, and upon the terms and conditions set forth below. Except as to Section 10.10 in connection with the appointment of a successor Agent, it is understood that this Article X shall not be intended to confer any rights, powers, privileges or benefits upon any Obligor, but is intended solely to establish the rights, powers and duties of the Agent and the Lenders.

SECTION 10.1    APPOINTMENT AND AUTHORIZATION. Each Lender hereby irrevocably appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers hereunder as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Neither Agent, its Affiliates nor any of their respective directors, officers, attorneys or employees shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct. In no event shall Agent be liable for punitive, special, consequential, incidental, exemplary or other similar damages.

SECTION 10.2    NOTE HOLDERS. Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with it, signed by such payee and in form satisfactory to Agent.

SECTION 10.3    CONSULTATION WITH COUNSEL. Agent may consult with legal counsel selected by it and shall not be liable for any reasonable action taken or suffered in good faith by it in accordance with the opinion of such counsel.

SECTION 10.4    DOCUMENTS. Agent shall not be under any duty to examine into or pass upon the validity, effectiveness, genuineness or value of any Loan Documents or any other Related Writing furnished pursuant hereto or in connection herewith or the value of any collateral obtained hereunder, and Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

SECTION 10.5    AGENT AND AFFILIATES. With respect to the Loans, Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not Agent, and Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Company or any Affiliate thereof.

SECTION 10.6    KNOWLEDGE OF DEFAULT. It is expressly understood and agreed that Agent shall be entitled to assume that no Default or Event of Default has occurred, unless Agent has been notified by a Lender in writing that such Lender believes that a Default or Event of Default has occurred and is continuing and specifying the nature thereof.

SECTION 10.7    ACTION BY AGENT. So long as Agent shall be entitled, pursuant to Section 10.6 hereof, to assume that no Default or Event of Default shall have occurred and be continuing, Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights that may be vested in it by, or with respect to taking or refraining from taking any action or actions that it may be able to take under or in respect of, this Agreement. Agent shall incur no liability under or in respect of this Agreement by acting upon any notice, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything that it may do or refrain from doing in the reasonable exercise of its judgment, or that may seem to it to be necessary or desirable in the premises, except for any liability arising from Agent’s gross negligence or willful misconduct.

SECTION 10.8    NOTICES, DEFAULT, ETC. In the event that Agent shall have acquired actual knowledge of any Default or Event of Default, Agent shall promptly notify the Lenders and shall take such action and assert such rights under this Agreement as the Required Lenders shall direct and Agent shall inform the other Lenders in writing of the action taken. Agent may take such action and assert such rights as it deems to be advisable, in its discretion, for the protection of the interests of the holders of the Notes.

SECTION 10.9    INDEMNIFICATION OF AGENT. The Lenders agree to indemnify Agent (to the extent not reimbursed by the Credit Parties) ratably, according to their respective Aggregate Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against Agent in its capacity as agent in any way relating to or arising out of this Agreement or any Loan Document or any action taken or omitted by Agent with respect to this Agreement or any Loan Document, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements resulting from Agent’s gross negligence, willful misconduct or from any action taken or omitted by Agent in any capacity other than as agent under this Agreement.

SECTION 10.10    SUCCESSOR AGENT. Agent may resign as agent hereunder by giving not fewer than thirty (30) days prior written notice to Borrowers and the Lenders. If Agent shall resign under this Agreement, then either (a) the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders (with the consent of Borrowers so long as an Event of Default has not occurred and which consent shall not be unreasonably withheld), or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following Agent’s notice to the Lenders of its resignation, then Agent shall appoint a successor agent that shall serve as agent until such time as the Required Lenders appoint a successor agent. Upon its appointment, such successor agent shall succeed to the rights, powers and duties as agent, and the term “Agent” shall mean such successor effective upon its appointment, and the former agent’s rights, powers and duties as agent shall be terminated without any other or further act or deed on the part of such former agent or any of the parties to this Agreement.

SECTION 10.11    NATURE OF RELATIONSHIP. Notwithstanding the use of the defined term “Agent,” it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any of the Lenders by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders’ contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a “representative” of the Lenders within the meaning of the term “secured party” as defined in the UCC or the PPSA, as applicable, and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders, for itself and on behalf of its Affiliates, hereby agrees not to assert any claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each such Person hereby waives.

SECTION 10.12    NATURE OF DUTIES. The duties of Agent shall be mechanical and administrative in nature. Nothing in this Agreement or any of the Loan Documents, express or implied, is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Without limitation of the foregoing, neither the Agent nor any of its directors, officers, agents, attorneys or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any Obligor under any Loan Document, including, without limitation, any agreement by an Obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Event of Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any Collateral; or (g) the financial condition of the Borrowers or any Credit Party or of any other Company. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Credit Parties to the Agent at such time, but is voluntarily furnished by the Credit Parties to the Agent (either in its capacity as Agent or in its individual capacity).

SECTION 10.13    NO RELIANCE ON AGENT'S CUSTOMER IDENTIFICATION PROGRAM. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with Borrowers, Borrowers’ Affiliates or its agents, the Loan Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any record-keeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or such other laws.

SECTION 10.14    COLLATERAL MATTERS. Each Lender agrees that any action taken by Agent with respect to the Collateral in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by Agent of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders. Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any Collateral (i) upon termination of the Commitments, the payment in full of all Secured Debt and the satisfaction of all other obligations (other than those obligations surviving indefinitely pursuant to Section 11.18 hereof to the extent no claims giving rise thereto have been asserted); (ii) constituting property being sold or disposed of if Borrowers certify to Agent that the sale or disposition is made in compliance with the provisions of this Agreement, including, without limitation, Section 5.12 hereof (and Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which a Credit Party did not own any interest at the time the Lien was granted or at any time thereafter; (iv) in connection with any foreclosure sale or other disposition of Collateral after the occurrence and during the continuation of an Event of Default; or (v) if approved, authorized or ratified in writing by Agent at the direction of all Lenders in accordance with Section 11.3 hereof. Upon request by Agent at any time, Lenders will confirm in writing Agent’s authority to release particular types or items of Collateral pursuant hereto. Agent shall have no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by any Credit Party or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent herein or pursuant to this Agreement or the other Related Writings have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of its rights, authorities and powers granted or available to Agent in this Section 10.14 or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion, but consistent with the provisions of this Agreement, including given Agent's own interest in the Collateral as a Lender and that Agent shall have no duty or liability whatsoever to any Lender.

Without limiting the powers of the Agent, for the purposes of holding any hypothec granted to the Attorney (as defined below) pursuant to the laws of the Province of Québec to secure the prompt payment and performance of any and all Banking Services Obligations by any Credit Party, each of the Secured Creditors hereby irrevocably appoints and authorizes the Agent and, to the extent necessary, ratifies the appointment and authorization of the Agent, to act as the hypothecary representative of the creditors as contemplated under Article 2692 of the Civil Code of Québec (in such capacity, the “Attorney”), and to enter into, to take and to hold on their behalf, and for their benefit, any hypothec, and to exercise such powers and duties that are conferred upon the Attorney under any related deed of hypothec. The Attorney shall: (a) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Attorney pursuant to any such deed of hypothec and applicable law, and (b) benefit from and be subject to all provisions hereof with respect to the Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Secured Creditors and Credit Parties. Any person who becomes a Secured Creditor shall, by its execution of an Additional Lender Assumption Agreement, be deemed to have consented to and confirmed the Attorney as the person acting as hypothecary representative holding the aforesaid hypothecs as aforesaid and to have ratified, as of the date it becomes a Secured Creditor, all actions taken by the Attorney in such capacity. The substitution of the Agent pursuant to the provisions of this Section 10.14 shall also constitute the substitution of the Attorney.

SECTION 10.15    AUTHORIZATION TO ENTER INTO THE LOAN DOCUMENTS. Agent is hereby irrevocably authorized by each of the Lenders to execute and deliver the Loan Documents and any other Related Writing on behalf of each of the Lenders and to take such action and exercise such powers under the Loan Documents and any other Related Writing as Agent considers appropriate; provided, however, that Agent shall not amend the Loan Documents or any other Related Writing or consent to any waiver of its provisions unless such amendment or waiver is agreed to in writing by the Required Lenders (or all the Lenders if required by Section 11.3 hereof). Each Lender acknowledges and agrees that it will be bound by the terms and conditions of the Loan Documents and the Related Writings upon the execution and delivery thereof by Agent.

SECTION 10.16    ISSUING LENDER.

The Issuing Lender shall act on behalf of the Revolving Loan Lenders with respect to any Letters of Credit issued by the Issuing Lender and the documents associated therewith. The Issuing Lender shall have all of the benefits and immunities (a) provided to the Agent in this Article X with respect to any acts taken or omissions suffered by the Issuing Lender in connection with the Letters of Credit and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent”, as used in this Article X, included the Issuing Lender with respect to such acts or omissions, and (b) as additionally provided in this Agreement with respect to the Issuing Lender.

SECTION 10.17    SWING LINE LENDER.

The Swing Line Lender shall act on behalf of the Revolving Loan Lenders with respect to any Swing Loans. The Swing Line Lender shall have all of the benefits and immunities (a) provided to the agent in this Article X with respect to any acts taken or omissions suffered by the Swing Line Lender in connection with the Swing Loans as fully as if the term “Agent”, as used in this Article X, included the Swing Line Lender with respect to such acts or omissions, and (b) as additionally provided in this Agreement with respect to the Swing Line Lender.

SECTION 10.18    PLATFORM.

(a)         Each Credit Party agrees that the Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Lender, the Swing Line Lender and the other Lenders by posting the Communications on the Platform.

(b)         The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers or the other Credit Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Borrower’s, any Credit Party’s or the Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Credit Party pursuant to any Loan Document or the transactions contemplated therein that is distributed to the Agent, any Lender, the Issuing Lender or the Swing Line Lender by means of electronic communications pursuant to this Section, including through the Platform.

SECTION 10.19    ACKNOWLEDGEMENTS REGARDING ERRONEOUS PAYMENTS.

(a)         If the Agent notifies a Lender or Issuing Lender, or any Person who has received funds on behalf of a Lender or Issuing Lender such Lender or Issuing Lender (any such Lender or Issuing Lender or other recipient, a “Payment Recipient”), that the Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding subsection (b)) that any funds received by such Payment Recipient from the Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or Issuing Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Agent, and such Lender or Issuing Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Agent to any Payment Recipient under this subsection (a) shall be conclusive, absent manifest error.

(b)         Without limiting immediately preceding subsection (a), each Lender or Issuing Lender, or any Person who has received funds on behalf of a Lender or Issuing Lender, such Lender or Issuing Lender hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Agent (or any of its Affiliates) (i) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (ii) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates), or (iii) that such Lender or Issuing Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(A)         (1) in the case of immediately preceding subparts (b)(i) or (b)(ii), an error shall be presumed to have been made (absent written confirmation from the Agent to the contrary) or (2) an error has been made (in the case of immediately preceding subpart (b)(iii)), in each case, with respect to such payment, prepayment or repayment; and

(B)         such Lender or Issuing Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of such error) notify the Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent pursuant to this Section 10.19(b).

(c)         Each Lender or Issuing Lender hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Lender or Issuing Lender under any Loan Document, or otherwise payable or distributable by the Agent to such Lender or Issuing Lender from any source, against any amount due to the Agent under subsection (a) above or under the indemnification provisions of this Agreement.

(d)         In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor by the Agent in accordance with subsection (a) above, from any Lender or Issuing Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Agent’s notice to such Lender or Issuing Lender at any time, (i) such Lender or Issuing Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Loans with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment Agreement with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Lender shall deliver any Notes evidencing such Loans to the Borrowers or the Agent, (ii) the Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Agent as the assignee Lender shall become a Lender or Issuing Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Lender shall cease to be a Lender or Issuing Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Lender and (iv) the Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Agent shall retain all other rights, remedies and claims against such Lender or Issuing Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Agent may be equitably subrogated, the Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Issuing Lender under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e)         The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any other Credit Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from any Borrower or any other Credit Party for the purpose of making such Erroneous Payment.

(f)         To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g)         Each party’s obligations, agreements and waivers under this Section 10.19 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Lender, Swing Line Lender or Issuing Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE XI. MISCELLANEOUS

SECTION 11.1    LENDERS’ INDEPENDENT INVESTIGATION. Each Lender, by its signature to this Agreement, acknowledges and agrees that Agent has made no representation or warranty, express or implied, with respect to the creditworthiness, financial condition, or any other condition of any Company or with respect to the statements contained in any information memorandum furnished in connection herewith or in any other oral or written communication between Agent and such Lender. Each Lender represents that it has made and shall continue to make its own independent investigation of the creditworthiness, financial condition and affairs of the Companies in connection with the extension of credit hereunder, and agrees that Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto (other than such notices as may be expressly required to be given by Agent to the Lenders hereunder), whether coming into its possession before the granting of the first Loans or the issuing of the first Letter of Credit hereunder or at any time or times thereafter.

SECTION 11.2    NO WAIVER; CUMULATIVE REMEDIES. No omission or course of dealing on the part of Agent, any Lender or the holder of any Note in exercising any right, power or remedy hereunder or under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under any of the Loan Documents. The remedies herein provided are cumulative and in addition to any other rights, powers or privileges held by operation of law, by contract or otherwise.

SECTION 11.3    AMENDMENTS, CONSENTS. Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination, or waiver of any provision of any Loan Document nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Anything herein to the contrary notwithstanding, unanimous consent of the Lenders shall be required with respect to:

(a)          except in connection with an increase of the Revolving Credit Commitment pursuant to Section 2.5(b), any increase in the Commitment hereunder,

(b)          the extension of maturity of the Loans, the scheduled payment date of principal or interest thereunder (other than with respect to a mandatory prepayment under Section 2.7), or the payment of commitment or other fees or amounts payable hereunder,

(c)          any reduction in the rate of interest on the Loans, or in any amount of principal or interest due on any Loan, or the payment of commitment or other fees hereunder or any change in the manner of application of any payments made by Borrowers or any Credit Party to the Lenders hereunder,

(d)          any change in Section 2.3(b) or Section 11.10(a) hereof, any percentage voting requirement or voting rights of Lenders specified herein, or the definitions of Pro Rata Basis, Pro Rata Share or Required Lenders in this Agreement,

(e)          except as provided in Section 10.14 hereof, the release of any Guarantor of Payment or all or substantially all of the Collateral,

(f)          any amendment to this Section 11.3 or Section 9.5 hereof,

(g)          any amendment to the definition of Revolving Credit Commitment or any defined term used therein,

(h)          any amendment to this Agreement that would cause a Lender to be obligated to make (i) Revolving Loans in excess of its share of the Revolving Credit Commitment or (ii) Term Loans in excess of its share of the Term Loan Commitment,

(i)          subordinate (A) any Lien of Agent with respect to all or substantially all of the Collateral or (B) the Secured Debt to any other obligation for borrowed money, or

(j)          any amendment, modification or waiver of any provision of the Loan Documents in a manner that would permit transfers of Material Property in a non-arm’s length transaction (whether pursuant to a sale, lease, license, transfer, disposition, investment, Restricted Payment, dividend or otherwise or relating to the exclusive rights thereto) to any Person (including a Subsidiary or Affiliate of a Borrower) that is not a Credit Party (including for the avoidance of doubt, the definition of “Material Property”).

Anything herein to the contrary notwithstanding, (i) no provision of this Agreement relating to the rights or duties of the Issuing Lender in its capacity as such shall be amended, modified or waived without the consent of the Issuing Lender, and (ii) no provision of this Agreement relating to the rights or duties of the Swing Line Lender in its capacity as such shall be amended, modified or waived without the consent of the Swing Line Lender. Notice of amendments or consents ratified by the Lenders hereunder shall promptly be forwarded by Borrowers to all Lenders. Each Lender or other holder of a Note shall be bound by any amendment, waiver or consent obtained as authorized by this Section, regardless of its failure to agree thereto. For purposes of this Section 11.3, with respect to any Lender which makes a non-pro rata assignment as contemplated by Section 11.9 hereof, any Approved Fund of such Lender or any Affiliate of such Lender that becomes bound by this Agreement by virtue of such a non-pro rata assignment shall, by becoming so bound, be deemed to have irrevocably appointed such Lender as such Person’s agent for purposes of signing any amendment, modification or termination of, or any waiver or consent under or in connection with this Agreement or any other Related Writing, and such Person shall have no right individually to approve any such amendment, modification, termination, waiver or consent. Each such Lender, by becoming bound by this Agreement, shall be deemed to have irrevocably accepted its appointment as agent for such purposes, and each Lender agrees to exercise all powers of such Lender in its capacity as agent of such Person in a manner that is consistent with the manner in which such Lender exercises its individual rights under this Agreement and the other Related Writings.

SECTION 11.4    NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to a Credit Party, mailed or delivered to such Credit Party, addressed to such Credit Party at the address specified on the signature pages of this Agreement, if to a Lender, mailed or delivered to it, addressed to the address of such Lender specified on the signature pages of this Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties. All notices, statements, requests, demands and other communications provided for hereunder shall be given by overnight delivery or first class mail with postage prepaid by registered or certified mail return receipt requested, addressed as aforesaid, except that all notices hereunder shall not be effective until received or delivery refused.

SECTION 11.5    COSTS, EXPENSES AND TAXES. Each Credit Party agrees to pay on demand all documented Related Expenses and all other costs and expenses of Agent, including, but not limited to, (a) administration (including field examinations), travel and out of pocket expenses, including but not limited to reasonable attorneys’ fees and expenses, of Agent in connection with the preparation, negotiation and closing of the Loan Documents and Related Writings and the administration of the Loan Documents and Related Writings, the collection and disbursement of all funds hereunder and the other instruments and documents to be delivered hereunder; (b) extraordinary expenses of Agent in connection with the administration of the Loan Documents and Related Writings and the other instruments and documents to be delivered hereunder, (c) the reasonable fees and out of pocket expenses of special counsel for the Lenders, with respect to the foregoing, and of local counsel, if any, who may be retained by said special counsel with respect thereto, (d) the hiring or retention (with the consultation of Borrowers during such times when no Event of Default exists) of any third party consultant deemed necessary by Agent and the Lenders to protect and preserve the Collateral, and (e) costs of settlement incurred by Agent after the occurrence of an Event of Default, including but not limited to (1) costs in enforcing any obligation or in foreclosing against the Collateral or other security or exercising or enforcing any other right or remedy available by reason of such Event of Default, (2) costs in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or in any insolvency or bankruptcy proceeding or proposal, (3) costs of commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to any Credit Party and related to or arising out of the transactions contemplated hereby or by any of the Loan Documents, (4) costs of taking any other action in or with respect to any suit or proceeding (whether in bankruptcy or otherwise) (other than a suit among the Lenders to which no Company is a party), (5) costs of protecting, preserving, collecting, leasing, selling, taking possession of, or liquidating any of the Collateral, (6) costs in connection with attempting to enforce or enforcing any lien on or security interest in any of the Collateral or any other rights under the Loan Documents, or (7) costs incurred in connection with meeting with any Credit Party to discuss such Event of Default and the course of action to be taken in connection therewith. In addition, each Credit Party shall pay reasonable attorneys’ fees and reasonable fees of other professionals, all lien search and title search fees, all title insurance premiums, all filing and recording fees, all reasonable travel expenses and any and all stamp and other similar taxes and fees payable or determined to be payable in connection with the execution and delivery of the Loan Documents, and the other instruments and documents to be delivered hereunder, and agrees to hold Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees unless such delay or omission is the result of the gross negligence or the willful misconduct of Agent or any Lender. All of the foregoing will be part of the obligations, payable within five (5) Business Days of demand (unless any of the foregoing are to be paid at closing), shall be accompanied by reasonably detailed invoices, and shall be secured by the Collateral and other security for the Secured Debt. The obligations described in this Section 11.5 will survive any termination of this Agreement or the restructuring of the financing arrangements.

SECTION 11.6    INDEMNIFICATION. Each Credit Party agrees to defend, indemnify and hold harmless Agent and the Lenders (and their respective Affiliates, officers, directors, attorneys, agents and employees) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable attorneys’ fees) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against Agent or any Lender in connection with any investigative, administrative or judicial proceeding (whether or not such Lender or Agent shall be designated a party thereto) or any other claim by any Person relating to or arising out of any Loan Document or any actual or proposed use of proceeds of the Loans or any of the Secured Debt, or any activities of any Company or any Obligor or any of their respective Affiliates; provided that neither any Lender nor Agent shall have the right to be indemnified under this Section for its own gross negligence or willful misconduct. All obligations provided for in this Section 11.6 shall survive any termination of this Agreement. Notwithstanding anything to the contrary contained herein or in any Related Writing, neither Agent nor any Lender, nor any agent or attorney for any of them, shall be liable to any Credit Party or any Company (or any Affiliate of any such Person) for indirect, punitive, exemplary or consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Secured Debt or as a result of any transaction contemplated under this Agreement or any Related Writing.

SECTION 11.7    OBLIGATIONS SEVERAL; NO FIDUCIARY OBLIGATIONS. The obligations of the Lenders hereunder are several and not joint. Nothing contained in this Agreement and no action taken by Agent or the Lenders pursuant hereto shall be deemed to constitute the Lenders a partnership, association, joint venture or other entity. No default by any Lender hereunder shall excuse the other Lenders from any obligation under this Agreement; but no Lender shall have or acquire any additional obligation of any kind by reason of such default. The relationship between the Credit Parties and the Lenders with respect to the Loan Documents and the Related Writings is and shall be solely that of debtor and creditors, respectively, and neither Agent nor any Lender has any fiduciary obligation toward any Credit Party with respect to any such documents or the transactions contemplated thereby.

SECTION 11.8    EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. The delivery of a facsimile or pdf or other electronic counterpart shall be effective as an original counterpart.

SECTION 11.9    SUCCESSORS AND ASSIGNS.

(a)         Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither any Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)         Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation (i) such Lender’s Commitment, (ii) all Loans made by such Lender, (iii) such Lender’s Notes (if any), and (iv) such Lender’s interest in any Letter of Credit or Swing Loans); provided that any such assignment shall be subject to the following conditions:

(i)         Minimum Amounts.

(A)         no minimum amount is required to be assigned in the case of (x) an assignment of the entire remaining amount of the assigning Lender’s Commitment (to the extent the Commitment is still in effect) and the Loans at the time owing to such Lender, (y) contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in subpart (b)(i)(B) of this Section 11.9 in the aggregate, or (z) in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund; and

(B)         in any case not described in subpart (b)(i)(A) of this Section 11.9, the aggregate amount of each such assignment (determined as of the date the Assignment Agreement with respect to such assignment is delivered to the Agent (or, if “Trade Date” is specified in the Assignment Agreement, as of the Trade Date)) shall not be less than Five Million Dollars ($5,000,000), unless each of the Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrowing Agent otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)         Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the portion of such Lender’s Commitment assigned, except that this subpart (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations with respect to separate facilities on a non-pro rata basis.

(iii)         Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section 11.9 and, in addition:

(A)         the consent of the Borrowing Agent (such consent not to be unreasonably withheld or delayed) shall be required unless (1) a Default or Event of Default has occurred and is continuing at the time of such assignment, or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that (y) the Borrowers shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within three Business Days after having received notice thereof, and (z) the Borrowing Agent’s consent shall not be required during the primary syndication of the Commitment;

(B)         the consent of the Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)         the consent of the Issuing Lender and the Swing Line Lender shall be required for any assignment in respect of the Revolving Credit Commitment.

(iv)         Assignment Agreement. The parties to each assignment shall execute and deliver to the Agent an Assignment Agreement, together with a processing and recordation fee of Three Thousand Five Hundred Dollars ($3,500); provided that the Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Agent an administrative questionnaire in a form supplied by the Agent.

(v)         No Assignment to Certain Persons. No such assignment shall be made to (A) a Borrower or any of any Borrower’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any Person that, upon becoming a Lender, would constitute a Defaulting Lender.

(vi)         No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

(vii)         Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent, the Issuing Lender, the Swing Line Lender and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Loans in accordance with its Applicable Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this subpart (vii), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(viii)         Treatment as Lenders. Subject to acceptance and recording thereof by Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment Agreement, the Eligible Assignee thereunder shall be a party to this Agreement, and, to the extent of the interest assigned by such Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Article III and Sections 11.5 and 11.6 hereof with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section 11.9.

(c)         Register. The Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment Agreement delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time. The entries in the Register shall be conclusive, the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)         Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or any Borrower or any of any Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of the Commitment and the Loans and participations owing to it and the Notes, if any, held by it); provided that (i) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrowers, the Agent, the Issuing Lender, the Swing Line Lender and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and each of the other Loan Documents. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.9 with respect to any payments made by such Lender to any of its Participants.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the following (to the extent that it affects such Participant): (i) any increase in the portion of the participation amount of any Participant over the amount thereof then in effect, or any extension of the Commitment Period; or (ii) any reduction of the principal amount of or extension of the time for any payment of principal on any Loan, or the reduction of the rate of interest or extension of the time for payment of interest on any Loan, or the reduction of the unused fee. The Borrowers agree that each Participant shall be entitled to the benefits of Article III hereof (subject to the requirements and limitations therein, including the requirements under Section 3.2(e) hereof (it being understood that the documentation required under Section 3.2(e) hereof shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section 11.9; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.4 and 3.6 hereof as if it were an assignee under subsection (b) of this Section 11.9; and (B) shall not be entitled to receive any greater payment under Article III hereof, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrowing Agent’s request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 3.6 hereof with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.4 hereof as though it were a Lender; provided that such Participant agrees to be subject to Section 9.5 hereof as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(e)         Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 11.10    DEFAULTING LENDER.

Section 11.10. Defaulting Lenders.

(a)         Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)         Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders. Any amendment, waiver or consent requiring the consent of all the Lenders or each affected Lender that by its terms effects any Defaulting Lender more adversely than the other affected Lenders shall require the consent of such Defaulting Lender.

(ii)         Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX hereof or otherwise) or received by the Agent from a Defaulting Lender pursuant to Section 9.5 hereof shall be applied at such time or times as may be determined by the Agent as follows: (A) first, to the payment of amounts owing by such Defaulting Lender to the Agent hereunder; (B) second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lender or Swing Line Lender hereunder; (C) third, to Cash Collateralize the Issuing Lender’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.8 hereof; (D) fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; (E) fifth, if so determined by the Agent and the Borrowers, to be held in a deposit account and released pro rata in order to (1) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement, and (2) Cash Collateralize the Issuing Lender’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.8 hereof; (F) sixth, to the payment of any amounts owing to the Lenders or the Issuing Lender or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Lender or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; (G) seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and (H) eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if (y) such payment is a payment of the principal amount of any Loans or any Letters of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share, and (z) such Loans were made or reimbursement of any payment on any Letters of Credit were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.1 hereof were satisfied or waived, such payment shall be applied solely to pay the Loans of, and the Letter of Credit Exposure owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, the Letter of Credit Exposure owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letters of Credit and Swing Loans are held by the Lenders pro rata in accordance with the Commitment under the applicable facility without giving effect to Section 11.10(a)(iv) hereof. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 11.10(a)(ii) hereof shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)         Certain Fees.

(A)         No Defaulting Lender shall be entitled to receive any Unused Fee pursuant to Section 2.5(a) hereof for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)         Each Defaulting Lender shall be entitled to receive letter of credit fees, as set forth in Section 2.1A2 hereof for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.8 hereof.

(C)         With respect to any fee not required to be paid to any Defaulting Lender pursuant to subpart (A) or (B) above, the Borrowers shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in the Letter of Credit Exposure or Swing Loans that has been reallocated to such Non-Defaulting Lender pursuant to subpart (iv) below, (2) pay to the Issuing Lender and Swing Line Lender the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Lender’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.

(iv)         Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in the Letter of Credit Exposure and Swing Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Commitment Percentages with respect thereto (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Applicable Commitment Percentage with respect to the Revolving Credit Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)         Cash Collateral. If the reallocation described in subpart (iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under law, (y) first, prepay Swing Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (z) second, Cash Collateralize the Issuing Lender’s Fronting Exposure in accordance with the procedures set forth in Section 2.8 hereof.

(b)         Defaulting Lender Cure. If the Borrowers, the Agent, the Issuing Lender and the Swing Line Lender agree in writing that a Lender is no longer a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Agent may determine to be reasonably necessary to cause the Loans and funded and unfunded participations in the Letters of Credit and Swing Loans to be held pro rata by the Lenders in accordance with the Commitments under the applicable facility (without giving effect to Section 11.10(a)(iv) hereof), whereupon such Lender will cease to be a Defaulting Lender; provided that (i) no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender, and (ii) except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)         New Swing Loan and Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Loan unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Loan, and (ii) the Issuing Lender shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

(d)         Replacement of Defaulting Lenders. Each Lender agrees that, during the time in which any Lender is a Defaulting Lender, the Agent shall have the right (and the Agent shall, if requested by the Borrowers), at the sole expense of the Borrowers, upon notice to such Defaulting Lender and the Borrowers, to require that such Defaulting Lender assign and delegate, without recourse (in accordance with the restrictions contained in Section 11.9 hereof), all of its interests, rights and obligations under this Agreement to an Eligible Assignee, approved by the Borrowers (unless an Event of Default shall exist) and the Agent, that shall assume such obligations.

SECTION 11.11    SEVERABILITY OF PROVISIONS; CAPTIONS; ATTACHMENTS. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to Sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement. Each schedule or exhibit attached to this Agreement shall be incorporated herein and shall be deemed to be a part hereof.

SECTION 11.12    INVESTMENT PURPOSE. Each of the Lenders represents and warrants to Borrowers that it is entering into this Agreement with the present intention of acquiring any Note issued pursuant hereto for investment purposes only and not for the purpose of distribution or resale, it being understood, however, that each Lender shall at all times retain full control over the disposition of its assets.

SECTION 11.13    ENTIRE AGREEMENT. This Agreement, any Note and any other Loan Document or other agreement, document or instrument attached hereto or executed on or as of the Closing Date integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

SECTION 11.14    GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement, each of the Notes and any Related Writing (except to the extent otherwise expressed in such Related Writing) shall be governed by and construed in accordance with the laws of the State of New York and the respective rights and obligations of the Credit Parties and the Lenders shall be governed by New York law, without regard to principles of conflict of laws. Each Credit Party hereby irrevocably submits to the non-exclusive jurisdiction of any New York state or federal court, over any action or proceeding arising out of or relating to this Agreement, the Secured Debt or any Related Writing, and each Credit Party hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. Each Credit Party, on behalf of itself and its Subsidiaries, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Each Credit Party agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

SECTION 11.15    LEGAL REPRESENTATION OF PARTIES. The Loan Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Loan Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

SECTION 11.16    SURVIVAL OF REPRESENTATIONS. All representations and warranties made herein or in any other Loan Document or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

SECTION 11.17    SURVIVAL OF INDEMNITIES. All indemnities of Agent and the Lenders and other provisions relative to the reimbursement to the Lenders of amounts sufficient to protect the yield of the Lenders with respect to the Loans and Letters of Credit, including, but not limited to, Article III, Section 11.5 and 11.6 hereof, shall survive the termination of this Agreement and the other Loan Documents and the payment in full of the Secured Debt.

SECTION 11.18    PRESS RELEASES AND RELATED MATTERS. Each Credit Party hereby authorizes and consents to the publication by each Lender of customary advertising materials relating to the transactions contemplated by this Agreement and the other Loan Documents using such Credit Party’s name, product photographs, logos and/or trademarks but not prior to Ultralife’s filing of this Agreement with the SEC pursuant to the Exchange Act. Each of Agent, each Lender, and each Credit Party agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of Agent, any Lender, any Credit Party or their respective Affiliates or referring to this Agreement or any of the other Loan Documents without the prior written consent of each such other Person unless (and only to the extent that) Agent, each Lender, such Credit Party or such Affiliate, as applicable, is required to do so under law and then, in any event, such Credit Party or such Affiliate will consult with such Person before issuing such press release or other public disclosure, provided that so long as there are no material changes in the form or substance of such press releases or public disclosure, such written consent will be deemed to cover multiple dates, publications or other dissemination of the information.

SECTION 11.19    JOINT AND SEVERABILITY; BORROWING AGENCY. Each Borrower states and acknowledges that: (i) pursuant to this Agreement, Borrowers desire to utilize their borrowing potential on a consolidated basis to the same extent possible as if they were merged into a single corporate entity and that this Agreement reflects the establishment of credit facilities which would not otherwise be available to such Borrower if each Borrower were not jointly and severally liable for payment of the obligations; (ii) it has determined that it will benefit specifically and materially from the advances of credit contemplated by this Agreement; (iii) it is both a condition precedent to the obligations of Agent and the Lenders hereunder and a desire of Borrowers that each Borrower execute and deliver to Agent and the Lenders this Agreement; and (iv) Borrowers have requested and bargained for the structure and terms of and security for the advances contemplated by this Agreement.

Each Borrower shall be liable for all amounts due to Agent and the Lenders from any Borrower under this Agreement, regardless of which Borrower actually receives Loans or other extensions of credit hereunder or the amount of such Loans received by any Borrower or the manner in which Agent or the Lenders accounts for such Loans or other extensions of credit on its books and records (without limiting the foregoing, each Borrower shall be liable for the Loans made to each other Borrower). Each Borrower’s obligations with respect to Loans made to it, and each Borrower’s obligations arising as a result of the joint and several liability of such Borrower hereunder, with respect to Loans made to another Borrower hereunder, shall be separate and distinct obligations, but all such obligations shall be primary obligations of such Borrower.

Each Borrower’s obligations arising as a result of the joint and several liability of such Borrower hereunder with respect to Loans or other extensions of credit made to another Borrower hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability, avoidance or subordination of the obligations of any other Borrower or of any promissory note or other document evidencing all or any part of the obligations of any other Borrower, (ii) the absence of any attempt to collect the obligations from any other Borrower, any other guarantor, or any other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by Agent or any Lender with respect to any provision of any instrument evidencing the obligations of any other Borrower, or any part thereof, or any other agreement now or hereafter executed by any other Borrower and delivered to Agent or any Lender, (iv) the failure by Agent or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the obligations of any other Borrower, (v) Agent or any Lender’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the United States Bankruptcy Code or any similar Debtor Relief Law, (vi) any borrowing or grant of a security interest by any other Borrower, as debtor‑in‑possession under Section 364 of the United States Bankruptcy Code or any other Debtor Relief Law, (vii) the disallowance of all or any portion of Agent or any Lender’s claim for the repayment of the obligations of any other Borrower under Section 502 of the United States Bankruptcy Code or any other Debtor Relief Law, or (viii) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of any other Borrower. With respect to each Borrower’s obligations arising as a result of the joint and several liability of such Borrower hereunder with respect to Loans or other extensions of credit made to any Borrower hereunder, such Borrower waives, until the Secured Debt shall have been paid in full and this Agreement shall have been terminated, any right of subrogation, reimbursement, exoneration, indemnity, contribution or any remedy which such Borrower now has or may hereafter have against any other Borrower or any Obligor, and any benefit of, and any right to participate in, any security or collateral (including the Collateral) given to Agent or any Lender to secure payment of the Secured Debt or any other liability of any other Borrower to Agent or any Lender.

Each Borrower agrees if such Borrower’s joint and several liability hereunder, or if any Liens securing such joint and several liability, would, but for the application of this sentence, be unenforceable under applicable law, such joint and several liability and each such Lien shall be valid and enforceable to the maximum extent that would not cause such joint and several liability or such Lien to be unenforceable under applicable law, and such joint and several liability and such Lien shall be deemed to have been automatically amended accordingly at all relevant times.

Upon the occurrence and during the continuance of any Event of Default, Agent and the Lenders may proceed directly and at once, without notice, against a Borrower to collect and recover the full amount, or any portion of the obligations, without first proceeding against any other Borrower or any other Person, or against any security or collateral for the obligations. Each Borrower consents and agrees that neither Agent nor any Lender shall be under any obligation to marshal any assets in favor of such Borrower or against or in payment of any or all of the obligations.

Borrowers are obligated to repay the obligations as joint and several obligors under this Agreement. To the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the obligations constituting Loans made to another Borrower hereunder or other obligations incurred directly and primarily by any other Borrower (an “Accommodation Payment”), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and, be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower’s “Allocable Amount” (as defined below) and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the “Allocable Amount” of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (i) rendering such Borrower “insolvent” within the meaning of Section 101(31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”) or any other Debtor Relief Law, (ii) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the United States Bankruptcy Code, Section 4 of the UFTA or any other Debtor Relief Law, or (iii) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the United States Bankruptcy Code or Section 4 of the UFTA, Section 5 of the UFCA or any other Debtor Relief Law. All rights and claims of contribution, indemnification and reimbursement under this Section shall be subordinate in right of payment to the prior payment in full of the obligations. The provisions of this Section shall, to the extent expressly inconsistent with any provision in any Loan Document, supersede such inconsistent provision.

Each of the Borrowers hereby appoints Borrowing Agent as its as its agent for all purposes relevant to this Agreement, including the requesting of Loans, the giving and receipt of notices and execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all of the Borrowers acting singly, shall be valid and effective if given or taken only by Borrowing Agent, whether or not any of the other Borrowers joins therein.

The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. Neither Agent nor any Lender shall incur liability to Borrowers as a result thereof. To induce Agent and the Lenders to do so and in consideration thereof, each Borrower hereby indemnifies Agent and the Lenders and holds Agent and the Lenders harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Agent or any Lender on any request or instruction from Borrowing Agent or any other action taken by Agent or any Lender with respect to this Section except due to willful misconduct or gross negligence of the Agent or any Lender.

SECTION 11.20    EXCLUDED SWAP OBLIGATIONS; KEEPWELL.

(a)         NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN ANY OTHER LOAN DOCUMENT, ANY EXCLUDED SWAP OBLIGATIONS SHALL BE EXCLUDED FROM (X) THE DEFINITION OF “SECURED DEBT”, “DEBT” OR “OTHER DEBT” (OR ANY EQUIVALENT DEFINITION) CONTAINED HEREIN OR IN ANY OTHER GUARANTY OF THE SECURED DEBT AND NO EXCLUDED SWAP OBLIGATIONS SHALL BE GUARANTEED PURSUANT TO ANY SUCH GUARANTEE AND (Y) THE DEFINITION OF “SECURED DEBT” OR “DEBT” (OR ANY EQUIVALENT DEFINITION) CONTAINED IN ANY LOAN DOCUMENT, AND NO LIEN GRANTED PURSUANT TO ANY LOAN DOCUMENT SHALL SECURE ANY EXCLUDED SWAP OBLIGATIONS.

(b)         Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 11.21 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 11.21, or otherwise under this Agreement, as it relates to such other Credit Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the payment in full of the Secured Debt, termination of the Commitments and expiration or cancellation of all Letters of Credit. Each Qualified ECP Guarantor intends that this Section 11.21 constitute, and this Section 11.21 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 11.21    ACKNOWLEDGMENT AND CONSENT TO BAIL-IN OF AFFECTED FINANCIAL INSTITUTIONS. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)         the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)         the effects of any Bail-in Action on any such liability, including, if applicable:

(i)         a reduction in full or in part or cancellation of any such liability;

(ii)      a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)     the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 11.22    JURY TRIAL WAIVER. CREDIT PARTIES, AGENT AND EACH OF THE LENDERS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG CREDIT PARTIES, AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY AGENT’S OR ANY LENDER’S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG CREDIT PARTIES, AGENT AND THE LENDERS, OR ANY THEREOF.

SECTION 11.23    CANADIAN ANTI-MONEY LAUNDERING LEGISLATION. Each Credit Party acknowledges that, pursuant to the Canadian Anti-Money Laundering & Anti-Terrorism Legislation and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Lenders may be required to obtain, verify and record information regarding the Credit Parties and their respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of the Credit Parties, and the transactions contemplated hereby. Each Credit Party shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or any prospective assignee or participant of the Lender, in order to comply with any applicable AML Legislation, whether now or hereafter in existence. If the Agent has ascertained the identity of any Credit Party or any authorized signatories of any Credit Party for the purposes of applicable AML Legislation, then the Agent, (i) shall be deemed to have done so as an agent for each Secured Creditor, and this Agreement shall constitute a "written agreement" in such regard between each Secured Creditor and the Agent within the meaning of the applicable AML Legislation; and (ii) shall provide to each Secured Creditor copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

SECTION 11.24    JUDGMENT CURRENCY. If for the purpose of obtaining judgment in any court it is necessary to convert an amount due hereunder in the currency in which it is due (the “Original Currency”) into another currency (the “Second Currency”), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, the Lender could purchase in the New York foreign exchange market, the Original Currency with the Second Currency on the date two (2) Business Days preceding that on which judgment is given. Each Borrower agrees that its obligation in respect of any Original Currency due from it hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date the Lender receives payment of any sum so adjudged to be due hereunder in the Second Currency, the Lender may, in accordance with normal banking procedures, purchase, in the New York foreign exchange market, the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased or could have been so purchased is less than the amount originally due in the Original Currency, each Borrower agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify the Lender against such loss. The term “rate of exchange” in this Section 11.24 means the spot rate at which the Lender, in accordance with normal practices, is able on the relevant date to purchase the Original Currency with the Second Currency, and includes any premium and costs of exchange payable in connection with such purchase.

SECTION 11.25    CERTAIN ERISA MATTERS. (a)          Each Lender (i) represents and warrants, as of the date such Person became a Lender party hereto, to, and (ii) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Credit Party, that at least one of the following is and will be true:

(i)         such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitment or this Agreement,

(ii)         the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitment and this Agreement,

(iii)         (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitment and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitment and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84‐14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitment and this Agreement, or

(iv)         such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.

(b)         In addition, unless either (1) subclause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Credit Party, that the Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 11.26    ACKNOWLEDGMENT REGARDING ANY SUPPORTED QFC. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the New York and/or of the United States or any other state of the United States):

(a)         In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

ARTICLE XII. GUARANTY

SECTION 12.1    GUARANTY. Each Credit Party (other than Excell Canada) hereby unconditionally guaranties the full and prompt payment and performance when due, whether by acceleration or otherwise, and at all times thereafter, of any and all present and future Secured Debt of any type or nature of any Credit Party to Agent and the Lenders arising under or related to this Agreement or any other Loan Document and/or any one or more of them, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, including interest on any of the foregoing whether accruing before or after any bankruptcy or insolvency case, proposal or proceeding involving any Credit Party or any other Person and, if interest on any portion of such obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, including such interest as would have accrued on any such portion of such obligations if such case or proceeding had not commenced, and further agrees to pay all expenses (including reasonable attorneys’ fees and legal expenses) paid or incurred by Agent in endeavoring to collect any of the foregoing, or any part thereof, and in enforcing the obligations of such Credit Party (collectively, the “Liabilities”).

Each Credit Party (other than Excell Canada) agrees that, in the event of the dissolution, bankruptcy or insolvency of any Credit Party, or the inability or failure of any Credit Party to pay debts as they become due, or an assignment by Borrowers for the benefit of creditors, or the commencement of any case or proceeding in respect of Borrowers under any Debtor Relief Laws, and if such event shall occur at a time when any of the Liabilities may not then be due and payable, such Credit Party will pay to Agent, for the benefit of the Lenders, forthwith the full amount which would be payable hereunder by such Credit Party if all Liabilities were then due and payable.

This Guaranty shall in all respects be a continuing, absolute and unconditional guaranty of payment and performance (and not of collection), and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of any Credit Party).

SECTION 12.2    GUARANTORS’ OBLIGATIONS UNCONDITIONAL. The covenants and agreements of each Credit Party set forth in this Guaranty of Payment shall be primary obligations of such Credit Party, and such obligations shall be continuing, absolute and unconditional, shall not be subject to any counterclaim, setoff, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense (other than full and strict compliance by Credit Party with its obligations hereunder), whether based upon any claim that any Credit Party or any other Person may have against Agent, any Lender or any other Person or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not Borrowers or other Company shall have any knowledge or notice thereof) including, without limitation:

(a)         Any amendment, modification, addition, deletion, supplement or renewal to or of or other change in the Liabilities or this Agreement or the other Loan Documents or any related instrument or agreement, or any other instrument or agreement applicable thereto or to any of the parties to such agreements, or to any Collateral, or any furnishing or acceptance of additional security for, guaranty of or right of offset with respect to, any of the Liabilities; or the failure of any security or the failure of Agent or any Lender to perfect or insure any interest in any Collateral;

(b)         Any failure, omission or delay on the part of any Credit Party, Agent or any Lender to conform or comply with any term of any instrument or agreement referred to in subsection (a) above;

(c)         Any waiver, consent, extension, indulgence, compromise, release or other action or inaction under or in respect of any instrument, agreement, guaranty, right of offset or security referred to in subsection (a) above or any obligation or liability of any Credit Party, Agent or any Lender, or any exercise or non-exercise by Agent or any Lender of any right, remedy, power or privilege under or in respect of any such instrument, agreement, guaranty, right of offset or security or any such obligation or liability;

(d)         Any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to any Credit Party, Agent, any Lender or any other Person or any of their respective properties or creditors, or any action taken by any trustee, receiver, interim receiver, receiver and manager, monitor or by any court in any such proceeding;

(e)         Any limitation on the liability or obligations of any Person under this Agreement and the other Loan Documents or any other related instrument or agreement, the Liabilities, any collateral security for the Liabilities, or any other guaranty of the Liabilities or any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of any of the foregoing, or any other agreement, instrument, guaranty or security referred to in subsection (a) above or any term of any thereof;

(f)         Any merger or consolidation of Borrowers or any other Credit Party into or with any Person or any sale, lease or transfer of any of the assets of Borrowers or any other Credit Party to any other Person;

(g)         Any change in the ownership of any of the equity interests of any Borrower or any other Credit Party or any entity change in Borrowers or any other Credit Party; or

(h)         Any other occurrence or circumstance whatsoever, whether similar or dissimilar to the foregoing and any other circumstance that might otherwise constitute a legal or equitable defense or discharge of the liabilities of any Credit Party or surety or that might otherwise limit recourse against any Credit Party.

The obligations of each Credit Party set forth herein constitute the full recourse obligations of such Credit Party, enforceable against it to the full extent of all its assets and properties.

Without limiting the provisions of Section 12.1 hereof, each Credit Party waives any and all notice of the creation, renewal, extension or accrual of any of the Liabilities and notice of or proof of reliance by Agent and the Lenders upon this Guaranty of Payment or acceptance of this Guaranty of Payment, and the Liabilities, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty of Payment. Each Credit Party unconditionally waives, to the extent permitted by law: (a) acceptance of this Guaranty of Payment and proof of reliance by Agent and the Lenders hereon; (b) notice of any of the matters referred to in the foregoing subsections (a) through (h) hereof, or any right to consent or assent to any thereof; (c) all notices that may be required by statute, rule or law or otherwise, now or hereafter in effect, to preserve intact any rights against any Credit Party, including without limitation, any demand, presentment, protest, proof or notice of nonpayment under this Agreement or any other Loan Document or any related instrument or agreement; (d) any right to the enforcement, assertion or exercise against any Credit Party of any right, power, privilege or remedy conferred in this Agreement, any other Loan Document or any related instrument or agreement or otherwise; (e) any requirement of diligence on the part of any Person; (f) any requirement of Agent or any Lender to take any action whatsoever, to exhaust any remedies or to mitigate the damages resulting from a default under this Agreement, any other Loan Document or any related instrument or agreement; (g) any notice of any sale, transfer or other disposition by any Person of any right under, title to or interest in this Agreement, any other Loan Document or any related instrument or agreement relating thereto or any Collateral for the Liabilities; and (h) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or that might otherwise limit recourse against a Credit Party.

Without limiting the foregoing, each Credit Party hereby absolutely, unconditionally and irrevocably waives and agrees not to assert or take advantage of any defense based upon an election of remedies by Agent or any Lender, including an election to proceed by non-judicial rather than judicial foreclosure, which destroys or impairs any right of subrogation of such Credit Party or the right of such Credit Party to proceed against any Person for reimbursement or both.

Each Credit Party agrees that this Guaranty of Payment shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Borrower or any other Credit Party is rescinded or must be otherwise restored by Agent or any Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

SECTION 12.3    SUBORDINATION.

(a)         Subordination to Senior Obligations.

(i)         Each Credit Party hereby covenants and agrees that, as provided herein, all indebtedness, intercompany charges and other sums owing and claims of any nature whatsoever owed to such Credit Party by any other Credit Party (“Intercompany Obligations”), the payment of the principal of and interest thereon and any lien or security interest therefor are hereby expressly made subordinate and subject in right of payment to this Agreement or the prior payment in full of: (A) all Secured Debt and all other obligations now or hereafter incurred by any of the Credit Parties under this Agreement or any of the other Loan Documents, (B) interest thereon (including, without limitation, any such interest accruing subsequent to the filing by or against any of the Credit Parties of any proceeding brought under any Debtor Relief Law, whether or not such interest is allowed as a claim pursuant to the provisions of such Debtor Relief Law), and (C) all fees, expenses, indemnities and other amounts now or hereafter payable pursuant to or in connection with this Agreement and all other Loan Documents (collectively the “Senior Obligations”), and any lien on any property or asset securing the Senior Obligations.

(ii)         No payment or prepayment of any Intercompany Obligations (whether of principal, interest or otherwise) shall be made by any Credit Party at any time prior to the indefeasible payment in full, in cash, of the Senior Obligations, provided that the Credit Parties may make payments (not prepayments) of Intercompany Obligations in the ordinary course of business to the extent that at the time of, and immediately after giving effect to, any such payment, no Default or Event of Default exists.

(b)         Payment Over of Proceeds Upon Bankruptcy. In the event of (i) any insolvency or bankruptcy case, proposal or proceeding, or any receivership, liquidation, reorganization, arrangement, compromise, stay of proceeding or other similar case or proceeding in connection therewith, relative to any Credit Party or to its creditors as such, or to its properties or assets, or (ii) any liquidation, dissolution or other winding-up of any Credit Party, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of any Credit Party, then and in any such event the holders of Senior Obligations shall be entitled to receive payment in full of all amounts due on or in respect of Senior Obligations, in cash or in any other manner acceptable to the holders of Senior Obligations, before any Credit Party is entitled to receive any payment or distribution of any kind or character on account of principal of or interest on any Intercompany Obligations of such Credit Party, and to that end the holders of Senior Obligations shall be entitled to receive, for application to the payment thereof, any payment or distribution of assets of such Credit Party of any kind or character including, without limitation, securities that are subordinated in right of payment to all Senior Obligations to substantially the same extent as, or to a greater extent than, as provided in this Guaranty of Payment, that may be payable or deliverable in respect of this Guaranty of Payment in any such case, proceeding, dissolution, liquidation or other winding-up or event referred to in clauses (i) through (iii) above.

(c)         Payments to be Held in Trust. In the event that a Credit Party shall receive any payment or distribution of assets of any Credit Party of any kind or character in respect of the Intercompany Obligations in contravention of the foregoing Subsection (b), then and in such event such payment or distribution shall be received and held by such Credit Party in trust for Agent, and shall be paid over and delivered forthwith to Agent, the trustee in bankruptcy, receiver, interim receiver, receiver and manager, monitor, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Credit Party in trust for the holders of the Senior Obligations, and for application to the payment of, all Senior Obligations remaining unpaid, to the extent necessary to pay all Senior Obligations in full, in cash or in any other manner acceptable to Agent, after giving effect to any concurrent payment or distribution to or for the Senior Obligations.

(d)         Legend. Each Credit Party hereby covenants to cause any instrument from time to time evidencing any Intercompany Obligations to have fixed upon it a legend which reads substantially as follows:

“This instrument is subject to the terms and conditions of that certain Credit and Security Agreement dated as of October 31, 2024, among the undersigned maker or maker(s), certain of their affiliates, the financial institutions which are now or which hereafter become a party thereto (each, a “Lender” and collectively, the “Lenders”), and KEYBANK NATIONAL ASSOCIATION, as agent for Lenders, which, among other things, contains provisions subordinating such maker’s or makers’ obligations to the holders of Senior Obligations (as defined in said Agreement), to which provisions the holder of this instrument, by acceptance hereof, agrees.”

(e)         No Disposition. No Credit Party will sell, assign, pledge, encumber or otherwise dispose of any of the Intercompany Obligations owed to it, provided that such Credit Party may forgive Intercompany Obligations or contribute Intercompany Obligations to a Credit Party.

SECTION 12.4    WAIVER OF SUBROGATION. Each Credit Party hereby irrevocably waives, solely for the benefit of Agent and the Lenders, until the indefeasible repayment in full of the Secured Debt, any claim or other rights which it may now or hereafter acquire that arise from the existence, payment, performance or enforcement of such Credit Party’s obligations under this Guaranty of Payment, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in any claim or remedy of Agent and the Lenders against any of the Credit Parties or any of their assets which Agent or any Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from any Credit Party, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Credit Party in violation of the preceding sentence and the Liabilities shall not have been indefeasibly paid in cash, such amount shall be deemed to have been paid to such Credit Party for the benefit of, and held in trust for, Agent and the Lenders, and shall forthwith be paid to Agent to be credited and applied pursuant to the terms of this Agreement. Each Credit Party acknowledges that it will receive substantial direct and indirect benefits form the financing arrangements contemplated by this Agreement and that the waiver set forth in this paragraph is knowingly made in contemplation of such benefits.

SECTION 12.5    FRAUDULENT TRANSFER LIMITATION. If, in any action to enforce this Guaranty of Payment or any proceeding to allow or adjudicate a claim under this Guaranty of Payment, a court of competent jurisdiction determines that enforcement of this Guaranty of Payment against any Credit Party for the full amount of the Secured Debt is not lawful under, and would be subject to avoidance under, Section 548 of the Bankruptcy Code or any applicable provision of comparable state, provincial or territorial law, the liability of such Credit Party shall be limited to the maximum amount lawful and not subject to avoidance under such law.

SECTION 12.6    CONTRIBUTION AMONG GUARANTORS. The Credit Parties desire to allocate among themselves in a fair and equitable manner, their rights of contribution from each other when any payment is made by one of the Credit Parties under this Guaranty of Payment. Accordingly, if any payment is made by a Credit Party under this Guaranty of Payment (a “Funding Guarantor”) that exceeds its Fair Share, the Funding Guarantor shall be entitled to a contribution from each other Credit Party in the amount of such other Credit Party’s Fair Share Shortfall, so that all such contributions shall cause each Credit Party’s Aggregate Payments to equal its Fair Share. For these purposes:

(a)         “Fair Share” means, with respect to a Credit Party as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount of such Credit Party to (y) the aggregate Adjusted Maximum Amounts of all Credit Parties, multiplied by (ii) the aggregate amount paid on or before such date by all Funding Guarantors under this Guaranty of Payment.

(b)         “Fair Share Shortfall” means with respect to a Credit Party as of any date of determination, the excess, if any, of the Fair Share of such Credit Party over the Aggregate Payments of such Credit Party.

(c)         “Adjusted Maximum Amount” means with respect to a Credit Party as of any date of determination, the maximum aggregate amount of the liability of such Credit Party under this Guaranty of Payment, limited to the extent required under Section 12.5 (except that, for purposes solely of this calculation, any assets or liabilities arising by virtue of any rights to or obligations of contribution under this Section 12.6 shall not be counted as assets or liabilities of such Credit Party).

(d)         “Aggregate Payments” means, with respect to a Credit Party as of any date of determination, the aggregate net amount of all payments made on or before such date by such Credit Party under this Guaranty of Payment (including, without limitation, under this Section 12.6).

The amounts payable as contributions hereunder shall be determined by the Funding Guarantor as of the date on which the related payment or distribution is made by the Funding Guarantor, and such determination shall be binding on the other Credit Parties absent manifest or demonstrable error. The allocation and right of contribution among the Credit Parties set forth in this Section 12.6 shall not be construed to limit in any way the liability of any Credit Party under this Guaranty.

SECTION 12.7    FUTURE GUARANTORS. Any other Person who may hereafter become a Subsidiary of any Credit Party (other than any Foreign Person) may and shall become bound by the terms and conditions hereof by executing and delivering a joinder and assumption agreement in accordance with the terms of Section 5.22 hereof.

SECTION 12.8    JOINT AND SEVERAL OBLIGATION. This Guaranty of Payment and all liabilities of each Credit Party hereunder shall be the joint and several obligation of each Credit Party and may be freely enforced against each Credit Party, for the full amount of the Liabilities (subject to Section 12.5), without regard to whether enforcement is sought or available against any other Credit Party.

SECTION 12.9    NO WAIVER. No delay in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise of any right or remedy shall preclude other or further exercise thereof, or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Guaranty of Payment be binding upon Agent and the Lenders except as expressly set forth in a writing duly signed and delivered on their behalf.

[The remainder of this page is intentionally left blank.]

Each of the parties has signed this Agreement as of the day and year first above written.

BORROWERS:

Address:	2000 Technology Parkway	ULTRALIFE CORPORATION
Newark, New York 14513
Attention: Philip A. Fain,
CFO and Treasurer
		By:	/s/ Michael E. Manna
With a copy to:			Michael E. Manna
President and Chief Executive Officer
2000 Technology Parkway
Newark, New York 14513
Attention: Paul D. Underberg,
General Counsel

And with a copy to:

Brian J. Bocketti, Esq.
Lippes Mathias Wexler Friedman LLP
50 Fountain Plaza, Suite 1700
Buffalo, New York 14202

Address:	2000 Technology Parkway		SOUTHWEST ELECTRONIC ENERGY
	Newark, New York 14513		CORPORATION - AN ULTRALIFE
	Attention: Philip A. Fain,		COMPANY
	CFO and Treasurer		CLB, INC.
EXCELL BATTERY CORPORATION USA

		By:	/s/ Michael E. Manna
Michael E. Manna
President

Address:	2000 Technology Parkway		ELECTROCHEM SOLUTIONS, INC
Newark, New York 14513
Attention: Philip A. Fain,
CFO and Treasurer
		By:	/s/ Michael E. Manna
Michael E. Manna
Chairman

Signature Page to
Credit and Security Agreement

GUARANTORS:

Address:	2000 Technology Parkway	EXCELL BATTERY CANADA ULC
Newark, New York 14513
Attention: Philip A. Fain,
CFO and Treasurer
		By:	/s/ Michael E. Manna
Michael E. Manna
President and Director

Address:	2000 Technology Parkway	ULTRALIFE EXCELL HOLDING CORP.
	Newark, New York 14513	ULTRALIFE CANADA HOLDING CORP.
Attention: Philip A. Fain,
	CFO and Treasurer	By:	/s/ Michael E. Manna
Michael E. Manna
President

Signature Page to
Credit and Security Agreement

AGENT AND A LENDER:

Address:	127 Public Square	KEYBANK NATIONAL ASSOCIATION,
	Cleveland, Ohio 44114	as Agent and as a Lender
Attention: Peter Leonard
		By:	/s/ Peter Leonard
Peter Leonard
Senior Vice President

Signature Page to
Credit and Security Agreement

LENDERS:

Address:	One Post Office Square, 32nd Floor	M&T BANK
	Boston, MA 02109	as a Lender
Attn: Kanako Murphy
		By:	/s/ Lisa Shaw
Lisa Shaw
Vice President

Signature Page to
Credit and Security Agreement

LENDERS:

Address:	1501 Pittsford Victor Road	COMMUNITY BANK, NATIONAL
	Victor, New York 14564	ASSOCIATION
	Attn: Daniel Kennell	as a Lender

		By:	/s/ Daniel Kennell
Daniel Kennell
VP, Commercial Banking Officer

Signature Page to
Credit and Security Agreement

SCHEDULE 1

LENDING INSTITUTIONS	REVOLVING CREDIT COMMITMENT PERCENTAGE	REVOLVING CREDIT COMMITMENT	TERM LOAN COMMITMENT PERCENTAGE	TERM LOAN COMMITMENT	MAXIMUM AMOUNT
KeyBank National Association	47.0588235%	$14,117,647.06	47.0588235%	$25,882,352.94	$40,000,000
M&T Bank	29.4117647%	$8,823,529.41	29.4117647%	$16,176,470.59	$25,000,000
Community Bank, National Association	23.5294118%	$7,058,823.53	23.5294118%	$12,941,176.47	$20,000,000

Total Commitment Amount	100%	$30,000,000	100%	$55,000,000	$85,000,000

Schedule 1

SCHEDULE 2.2

EXISTING LETTERS OF CREDIT

Standby Letter of Credit, L/C No. S327826000, issued by KeyBank National Association, for Excell Battery Canada ULC as applicant, in the amount of up to $36,491.02, in favor of Royal Bank of Canada, with an expiry date of December 16, 2024.

Schedule 2.2

EXHIBIT A

REVOLVING CREDIT NOTE

$	[_______], 20[__]

FOR VALUE RECEIVED, the undersigned, ULTRALIFE CORPORATION, a Delaware corporation (“Ultralife”), SOUTHWEST ELECTRONIC ENERGY CORPORATION - AN ULTRALIFE COMPANY, a Texas corporation (“Southwest”), CLB, INC., a Texas corporation (“CLB”), EXCELL BATTERY CORPORATION USA, a Texas corporation (“Excell USA”), ELECTROCHEM SOLUTIONS, INC., a Massachusetts corporation (“Electrochem”), and each other Person which may be added as a “Borrower” hereto, subsequent to the date hereof (collectively, together with Ultralife, Southwest, CLB, Excell USA and Electrochem, the “Borrowers”, and each individually, a “Borrower”), jointly and severally promise to pay, on DEMAND, to the order of _________ (“Lender”) at the office of KEYBANK NATIONAL ASSOCIATION, as Agent, 726 Exchange Street, Suite 900, Buffalo, NY 14210, the principal sum of

_____________________AND 00/100	DOLLARS

or the aggregate unpaid principal amount of all Revolving Loans made by Lender to Borrowers pursuant to Section 2.1A of the Credit Agreement, whichever is less, in lawful money of the United States of America. As used herein, “Credit Agreement” means the Credit and Security Agreement dated as of even date herewith, among Borrowers, certain other Credit Parties from time to time party thereto, the lenders named therein and KeyBank National Association, as Agent, as the same may from time to time be amended, restated or otherwise modified. Capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

Borrowers also promise to pay interest on the unpaid principal amount of each Revolving Loan from time to time outstanding, from the date of such Revolving Loan until the payment in full thereof, at the rates per annum which shall be determined in accordance with the provisions of Section 2.1A of the Credit Agreement. Such interest shall be payable on each date provided for in such Section 2.1A; provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

The portions of the principal sum hereof from time to time representing Revolving Loans, and payments of principal of any thereof, shall be shown on the records of Lender by such method as Lender may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrowers’ obligations under this Revolving Credit Note (this “Note”).

If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or demand or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum equal to the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds. In the event of a failure to pay interest or principal, when the same becomes due after giving effect to any applicable grace or cure period, Lender may collect and Borrowers agree to pay a late charge of an amount equal to the greater of $50 or 5% of the amount of such late payment.

This Note is one of the Revolving Credit Notes referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder to declare this Note due, and other terms and conditions upon which this Note is issued.

Except as expressly provided in the Credit Agreement, each Borrower expressly waives presentment, demand, protest and notice of any kind.

EACH OF THE UNDERSIGNED WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWERS, AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS NOTE, THE CREDIT AND SECURITY AGREEMENT OR ANY OTHER NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY AGENT’S OR ANY LENDER’S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWERS, AGENT AND THE LENDERS, OR ANY THEREOF.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the undersigned have executed this Revolving Credit Note as of the date and year first written above.

ULTRALIFE CORPORATION

By:	/s/ Michael E. Manna
Michael E. Manna
President and Chief Executive Officer

SOUTHWEST ELECTRONIC ENERGY
CORPORATION - AN ULTRALIFE
COMPANY
CLB, INC.
EXCELL BATTERY CORPORATION USA

By:	/s/ Michael E. Manna
Michael E. Manna
President

ELECTROCHEM SOLUTIONS, INC

By:	/s/ Michael E. Manna
Name:	Michael E. Manna
Title:	Chairman

EXHIBIT B

NOTICE OF LOAN

[Date]_______________________, 20____

KeyBank National Association

726 Exchange Street, Suite 900

Buffalo, NY 14210

Attention:_______________

Ladies and Gentlemen:

The undersigned, ULTRALIFE CORPORATION, refers to the Credit and Security Agreement, dated as of October 31, 2024 (as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the undersigned, certain other Credit Parties (as defined in the Credit Agreement) from time to time party thereto, the Lenders (as defined in the Credit Agreement), and KEYBANK NATIONAL ASSOCIATION, as Agent, and hereby gives you notice, pursuant to Section 2.1A of the Credit Agreement that the undersigned hereby requests [a Loan (the “Proposed Loan”)][an interest change with respect to a portion of a Term Loan (the “Term Loan Interest Change”)], and in connection therewith sets forth below the information relating to the [Proposed Loan][Term Loan Interest Change] as required by Section 2.1A of the Credit Agreement:

(a)	The Proposed Loan is a Revolving Loan.

(b)	The Business Day of the Proposed Loan is __________, 20__.

(c)	The amount of the Proposed Loan is $_______________.

(d)	The [Proposed Loan][Term Loan Interest Change] is to be a Base Rate Loan ____ / Term SOFR Loan ___/ Daily Simple SOFR Loan ____. (Check one.)

(e)	If the [Proposed Loan][Term Loan Interest Change] is a Term SOFR Loan, the Interest Period requested is one month ___, three months ___, six months ____. (Check one.)

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the [Proposed Loan][Term Loan Interest Change]:

(i)         the representations and warranties contained in each Loan Document are correct in all material respects to the extent not otherwise qualified by a materiality concept, before and after giving effect to the [Proposed Loan][Term Loan Interest Change] and the application of the proceeds therefrom, as though made on and as of such date (except to the extent any representation or warranty is stated to relate solely to an earlier date);

B-1

(ii)         no event has occurred and is continuing, or would result from such [Proposed Loan][Term Loan Interest Change], or the application of proceeds therefrom, that constitutes a Default or Event of Default; and

(iii)         the conditions set forth in Section 2.1 and Article IV of the Credit Agreement have been satisfied.

Very truly yours,

ULTRALIFE CORPORATION

By:
Print Name:
Title:

B-2

EXHIBIT C

COMPLIANCE CERTIFICATE

For Fiscal Quarter ended __________________

THE UNDERSIGNED HEREBY CERTIFY THAT:

(1)         We are the duly elected President and Chief Financial Officer of ULTRALIFE CORPORATION, a Delaware corporation (together with its successors and assigns, the “Borrowing Agent”), which is delivering this Compliance Certificate on its own behalf and on behalf of each other Person which has been added a “Borrower” to the Credit Agreement (collectively, “Borrowers”, and each individually, a “Borrower”), in its capacity as Borrowing Agent for the Borrowers under the Credit Agreement (as hereinafter defined);

(2)         We are familiar with the terms of that certain Credit and Security Agreement, dated as of October 31, 2024, among the undersigned, certain other Credit Parties (as defined in the Credit Agreement) from time to time party thereto, the Lenders (as defined in the Credit Agreement), and KEYBANK NATIONAL ASSOCIATION, as Agent (as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”, the terms defined therein and not otherwise defined in this Certificate being used herein as therein defined), and the terms of the other Loan Documents, and we have made, or have caused to be made under our supervision, a review in reasonable detail of the transactions and condition of Borrowers and its Subsidiaries during the accounting period covered by the attached financial statements;

(3)         The review described in paragraph (2) above did not disclose, and we have no knowledge of, the existence of any condition or event that constitutes or constituted a Default or Event of Default, at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate;

(4)         The representations and warranties made by Borrowers contained in each Loan Document are true and correct in all material respects to the extent not otherwise qualified by a materiality concept as though made on and as of the date hereof (except to the extent any representation or warranty is stated to relate solely to an earlier date); and

(5)         Set forth on Attachment I hereto are calculations of (a) the financial covenants set forth in Sections 5.7 of the Credit Agreement, which calculations show compliance with the terms thereof; and (b) the pricing level set forth in the definition of Applicable Margins, including a calculation of the Total Leverage Ratio specified therein.

C-1

IN WITNESS WHEREOF, we have signed this certificate the _______ day of ____________________, 20____.

ULTRALIFE CORPORATION

By:
Title:

And by:
Title:

C-2

EXHIBIT D

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between _________________________ (the “Assignor”) and ___________________________ (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in that certain Credit and Security Agreement (as more fully described below and as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The standard terms and conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other Loan Documents or Related Writings or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
and is an Affiliate/Approved Fund of [identify Lender]

3.	Borrowers(s):

4.	Agent: [_____________], as the administrative agent under the Credit Agreement

5.	Credit Agreement:	[The [amount] Credit Agreement dated as of ___________ among [name of Borrowers(s)], the Lenders parties thereto, KeyBank National Association, as Agent, and the other agents parties thereto]

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans [to 9 decimals]
	$	$	%
	$	$	%
	$	$	%

[7.	Trade Date:	__________________] [USE ONLY IF THE ASSIGNOR AND THE ASSIGNEE INTEND THAT THE MINIMUM ASSIGNMENT AMOUNT IS TO BE DETERMINED AS OF THE TRADE DATE]

Effective Date: _______ __, 20___		[TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

By:
Title:

ASSIGNEE

By:
Title:

[Consented to and – add if Agent consent

required] Accepted:

[_________________], as Agent

By:

Title:

[Consented to:] [ADD ONLY IF CONSENT

REQUIRED PURSUANT TO CREDIT

AGREEMENT]

BORROWERS:

[_________________]

By:

Title:

[_________________]

By:

Title:

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.         Representations and Warranties.

1.1         Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or Related Writing, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of its Subsidiaries of Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2         Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.3 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender; and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and (v) if it is a Foreign Person, attached to the Assignment and Assumption is any documentation required to be delivered by it (or by any Foreign Person that is a Participant) pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.         Payments. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued [to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date or prior to, on or after the Effective Date. The Assignor and Assignee shall make all appropriate adjustments in payment or with respect to the making of this assignment directly between themselves.] [CHOOSE OPTION BASED ON AGENT’S SYSTEM]

3.         General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT E

BORROWING BASE CERTIFICATE

See attached.

E-1

EXHIBIT F

TERM NOTE

$	[_________], 20[__]

FOR VALUE RECEIVED, the undersigned, ULTRALIFE CORPORATION, a Delaware corporation (“Ultralife”), SOUTHWEST ELECTRONIC ENERGY CORPORATION - AN ULTRALIFE COMPANY, a Texas corporation (“Southwest”), CLB, INC., a Texas corporation (“CLB”), EXCELL BATTERY CORPORATION USA, a Texas corporation (“Excell USA”), ELECTROCHEM SOLUTIONS, INC., a Massachusetts corporation (“Electrochem”), and each other Person which may be added as a “Borrower” hereto, subsequent to the date hereof (collectively, together with Ultralife, Southwest, CLB, Excell USA and Electrochem, the “Borrowers”, and each individually, a “Borrower”), jointly and severally promise to pay to the order of ___________ (“Lender”) at the office of KEYBANK NATIONAL ASSOCIATION, as Agent, 726 Exchange Street, Suite 900, Buffalo, NY 14210, the principal sum of

______________________AND 00/100	DOLLARS

in lawful money of the United States of America at such times, in such amounts and in such manner as provided in Section 2.1B of the Credit Agreement or such earlier time as a prepayment is required pursuant to the Credit Agreement. As used herein, “Credit Agreement” means the Credit and Security Agreement dated as of even date herewith, among Borrowers, certain other Credit Parties from time to time party thereto, the lenders named therein and KeyBank National Association, as Agent, as the same may from time to time be amended, restated or otherwise modified. Capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

Borrowers also promise to pay interest on the unpaid principal amount of the Term Loan from time to time outstanding, from the date of the Term Loan until the payment in full thereof, at the rates per annum which shall be determined in accordance with the provisions of Section 2.1B of the Credit Agreement. Such interest shall be payable on each date provided for in such Section 2.1B; provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

The portions of the principal sum hereof from time to time representing the Term Loan, and payments of principal of either thereof, shall be shown on the records of Lender by such method as Lender may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrowers’ obligations under this Note.

If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum equal to the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds. In the event of a failure to pay interest or principal, when the same becomes due after giving effect to any applicable grace or cure period, Lender may collect and Borrowers agree to pay a late charge of an amount equal to the greater of $50 or 5% of the amount of such late payment.

This Note is one of the Term Notes referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

Except as expressly provided in the Credit Agreement, each Borrower expressly waives presentment, demand, protest and notice of any kind.

EACH OF THE UNDERSIGNED WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWERS, AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS NOTE, THE CREDIT AND SECURITY AGREEMENT OR ANY OTHER NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY AGENT’S OR ANY LENDER’S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWERS, AGENT AND THE LENDERS, OR ANY THEREOF.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the undersigned have executed this Term Note as of the date and year first written above.

ULTRALIFE CORPORATION By: Michael E. Manna President and Chief Executive Officer

SOUTHWEST ELECTRONIC ENERGY CORPORATION - AN ULTRALIFE COMPANY CLB, INC. EXCELL BATTERY CORPORATION USA By: Michael E. Manna President

ELECTROCHEM SOLUTIONS, INC By: Name: Title:

EXHIBIT G

FORM OF

SWING LINE NOTE

$________	[________], 20[__]

FOR VALUE RECEIVED, the undersigned, ULTRALIFE CORPORATION, a Delaware corporation (“Ultralife”), SOUTHWEST ELECTRONIC ENERGY CORPORATION - AN ULTRALIFE COMPANY, a Texas corporation (“Southwest”), CLB, INC., a Texas corporation (“CLB”), EXCELL BATTERY CORPORATION USA, a Texas corporation (“Excell USA”), ELECTROCHEM SOLUTIONS, INC., a Massachusetts corporation (“Electrochem”), and each other Person which may be added as a “Borrower” hereto, subsequent to the date hereof (collectively, together with Ultralife, Southwest, CLB, Excell USA and Electrochem, the “Borrowers”, and each individually, a “Borrower”), promise to pay to the order of KEYBANK NATIONAL ASSOCIATION, or its registered assigns (the “Swing Line Lender”) at the main office of KEYBANK NATIONAL ASSOCIATION, as the Agent, as hereinafter defined, 127 Public Square, Cleveland, Ohio 44114‑1306 the principal sum of

[_______________________________ AND 00/100]	DOLLARS

or the aggregate unpaid principal amount of all Swing Loans, as defined in the Credit Agreement (as hereinafter defined), made by the Swing Line Lender to the Borrowers pursuant to Section 2.1A(3) of the Credit Agreement, whichever is less, in lawful money of the United States on the earlier of the last day of the applicable Commitment Period, as defined in the Credit Agreement, or, with respect to each Swing Loan, the Swing Loan Maturity Date applicable thereto.

As used herein, “Credit Agreement” means the Credit and Security Agreement dated as of October 31, 2024, among the Borrowers, the Guarantors party thereto, the Lenders, as defined therein, and KeyBank National Association, as the administrative agent for the Lenders (the “Agent”), as amended and as the same may from time to time be further amended, restated or otherwise modified. Each capitalized term used herein that is defined in the Credit Agreement and not otherwise defined herein shall have the meaning ascribed to it in the Credit Agreement.

The Borrowers also promise to pay interest on the unpaid principal amount of each Swing Loan from time to time outstanding, from the date of such Swing Loan until the payment in full thereof, at the rates per annum that shall be determined in accordance with the provisions of Section 2.1A(3) of the Credit Agreement. Such interest shall be payable on each date provided for in such 2.1A(3); provided that interest on any principal portion that is not paid when due shall be payable on demand.

The principal sum hereof from time to time, and the payments of principal and interest thereon, shall be shown on the records of the Swing Line Lender by such method as the Swing Line Lender may generally employ; provided that failure to make any such entry shall in no way detract from the obligations of the Borrowers under this Note or the Credit Agreement.

If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, pursuant to the terms of the Credit Agreement, until paid, at a rate per annum equal to the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds.

This Note is the Swing Line Note referred to in the Credit Agreement and is entitled to the benefits thereof. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

Except as expressly provided in the Credit Agreement, the Borrowers expressly waive presentment, demand, protest and notice of any kind. This Note shall be governed by and construed in accordance with the laws of the State of New York.

JURY TRIAL WAIVER. THE BORROWERS, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE BORROWERS, THE AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THE CREDIT AGREEMENT, THIS NOTE OR ANY OTHER NOTE OR INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

ULTRALIFE CORPORATION By: Michael E. Manna President and Chief Executive Officer

SOUTHWEST ELECTRONIC ENERGY CORPORATION - AN ULTRALIFE COMPANY CLB, INC. EXCELL BATTERY CORPORATION USA By: Michael E. Manna President

ELECTROCHEM SOLUTIONS, INC By: Name: Title:

EXHIBIT H-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit and Security Agreement, dated as of October 31, 2024 (the “Credit Agreement”), among ULTRALIFE CORPORATION, a Delaware corporation (“Ultralife”), SOUTHWEST ELECTRONIC ENERGY CORPORATION - AN ULTRALIFE COMPANY, a Texas corporation (“Southwest”), CLB, INC., a Texas corporation (“CLB”), EXCELL BATTERY CORPORATION USA, a Texas corporation (“Excell USA”), ELECTROCHEM SOLUTIONS, INC., a Massachusetts corporation (“Electrochem”), each other Person which may be added as a “Borrower” hereto, subsequent to the date hereof (collectively, together with Ultralife, Southwest, CLB, Excell USA and Electrochem, the “Borrowers”, and each individually, a “Borrower”), the Guarantors party thereto, the Lenders, as defined therein, and KEYBANK NATIONAL ASSOCIATION, as the agent for the Lenders (the “Agent”).

Pursuant to the provisions of Section 3.2 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent (10%) shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrowing Agent with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowing Agent and the Agent, and (ii) the undersigned shall have at all times furnished the Borrowing Agent and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:

Date: ________ __, 20[  ]

EXHIBIT H-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit and Security Agreement, dated as of October 31, 2024 (the “Credit Agreement”), among ULTRALIFE CORPORATION, a Delaware corporation (“Ultralife”), SOUTHWEST ELECTRONIC ENERGY CORPORATION - AN ULTRALIFE COMPANY, a Texas corporation (“Southwest”), CLB, INC., a Texas corporation (“CLB”), EXCELL BATTERY CORPORATION USA, a Texas corporation (“Excell USA”), ELECTROCHEM SOLUTIONS, INC., a Massachusetts corporation (“Electrochem”), each other Person which may be added as a “Borrower” hereto, subsequent to the date hereof (collectively, together with Ultralife, Southwest, CLB, Excell USA and Electrochem, the “Borrowers”, and each individually, a “Borrower”), the Guarantors party thereto, the Lenders, as defined therein, and KEYBANK NATIONAL ASSOCIATION, as the agent for the Lenders (the “Agent”).

Pursuant to the provisions of Section 3.2 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent (10%) shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (d) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT H-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit and Security Agreement, dated as of October 31, 2024 (the “Credit Agreement”), among ULTRALIFE CORPORATION, a Delaware corporation (“Ultralife”), SOUTHWEST ELECTRONIC ENERGY CORPORATION - AN ULTRALIFE COMPANY, a Texas corporation (“Southwest”), CLB, INC., a Texas corporation (“CLB”), EXCELL BATTERY CORPORATION USA, a Texas corporation (“Excell USA”), ELECTROCHEM SOLUTIONS, INC., a Massachusetts corporation (“Electrochem”), each other Person which may be added as a “Borrower” hereto, subsequent to the date hereof (collectively, together with Ultralife, Southwest, CLB, Excell USA and Electrochem, the “Borrowers”, and each individually, a “Borrower”), the Guarantors party thereto, the Lenders, as defined therein, and KEYBANK NATIONAL ASSOCIATION, as the for the Lenders (the “Agent”).

Pursuant to the provisions of Section 3.2 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent (10%) shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (A) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (B) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT H-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit and Security Agreement, dated as of October 31, 2024 (the “Credit Agreement”), among ULTRALIFE CORPORATION, a Delaware corporation (“Ultralife”), SOUTHWEST ELECTRONIC ENERGY CORPORATION - AN ULTRALIFE COMPANY, a Texas corporation (“Southwest”), CLB, INC., a Texas corporation (“CLB”), EXCELL BATTERY CORPORATION USA, a Texas corporation (“Excell USA”), ELECTROCHEM SOLUTIONS, INC., a Massachusetts corporation (“Electrochem”), each other Person which may be added as a “Borrower” hereto, subsequent to the date hereof (collectively, together with Ultralife, Southwest, CLB, Excell USA and Electrochem, the “Borrowers”, and each individually, a “Borrower”), the Guarantors party thereto, the Lenders, as defined therein, and KeyBank National Association, as the administrative agent for the Lenders (the “Agent”).

Pursuant to the provisions of Section 3.2 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent (10%) shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrowing Agent with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (A) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowing Agent and the Agent, and (B) the undersigned shall have at all times furnished the Borrowing Agent and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:

Date: ________ __, 20[ ]